Exhibit 10.2
EXECUTION VERSION

Published CUSIP Number:

SECOND LIEN
CREDIT AGREEMENT
dated as of August 9, 2017

among
BABCOCK & WILCOX ENTERPRISES, INC.,
as the Borrower,
LIGHTSHIP CAPITAL LLC,
as Administrative Agent,

and
LIGHTSHIP CAPITAL LLC
as Lender
and
The Other Lenders
party hereto from time to time

Section    Page
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS1
1.01Defined Terms    1
1.02Other Interpretive Provisions    29
1.03Accounting Terms    30
1.04Rounding    31
1.05[Reserved].    31
1.06[Reserved]    31
1.07Times of Day; Rates    31
ARTICLE II. THE COMMITMENTS AND BORROWINGS31
2.01The Loans    31
2.02Borrowings of Loans    32
2.03[Reserved]    32
2.04[Reserved]    32
2.05Prepayments    32
2.06Termination or Reduction of Commitments    35
2.07Repayment of Loans    35
2.08Interest    35
2.09[Reserved]    36
2.10Computation of Interest and Fees    36
2.11Evidence of Debt    36
2.12Payments Generally; Administrative Agent’s Clawback    37
2.13Sharing of Payments by Lenders    38
2.14[Reserved]    39
2.15[Reserved]    39
2.16[Reserved]    39
2.17Prepayment Premium.    39
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY39
3.01Taxes    39

i

TABLE OF CONTENTS (continued)
Section    Page

ARTICLE IV. CONDITIONS PRECEDENT43
4.01Conditions to Closing Date    43
4.02Conditions to Funding of Delayed Draw Loan    46
ARTICLE V. REPRESENTATIONS AND WARRANTIES47
5.01Corporate Existence, Compliance with Law    47
5.02Corporate Power; Authorization; Enforceable Obligations    47
5.03Ownership of Borrower; Subsidiaries    48
5.04Financial Statements    49
5.05Material Adverse Change    49
5.06Solvency    49
5.07Litigation    50
5.08Taxes    50
5.09Full Disclosure    50
5.10Margin Regulations    50
5.11No Burdensome Restrictions; No Defaults    50
5.12Investment Company Act    50
5.13Use of Proceeds    51
5.14Insurance    51
5.15Labor Matters    51
5.16ERISA    51
5.17Environmental Matters    52
5.18Intellectual Property    53
5.19Title; Real Property    53
5.20Security Instruments    54
5.21OFAC    54
5.22Anti-Corruption Laws    55
5.23EEA Financial Institutions    55
5.24Budget    55
ARTICLE VI. AFFIRMATIVE COVENANTS55
6.01Financial Statements    55

TABLE OF CONTENTS (continued)
Section    Page

6.02Collateral Reporting Requirements    57
6.03Default and Certain Other Notices    57
6.04Litigation    58
6.05Labor Relations    58
6.06Tax Returns    58
6.07Insurance    58
6.08ERISA Matters    58
6.09Environmental Matters    59
6.10Patriot Act Information    59
6.11Other Information    60
6.12Preservation of Corporate Existence, Etc    60
6.13Compliance with Laws, Etc    60
6.14Conduct of Business    60
6.15Payment of Taxes, Etc    60
6.16Maintenance of Insurance    60
6.17Access    61
6.18Keeping of Books    61
6.19Maintenance of Properties, Etc    61
6.20Application of Proceeds    61
6.21Environmental    61
6.22Additional Collateral and Guaranties    63
6.23Real Property    64
6.24Further Assurances    64
6.25Anti-Corruption Laws; Sanctions    65
6.26[Reserved].    65
6.27Post Closing    65
ARTICLE VII. NEGATIVE COVENANTS66
7.01Indebtedness    66
7.02Liens    68
7.03Investments    69

TABLE OF CONTENTS (continued)
Section    Page

7.04Asset Sales    71
7.05Restricted Payments    72
7.06Fundamental Changes    72
7.07Change in Nature of Business    73
7.08Transactions with Affiliates    73
7.09Burdensome Agreements    74
7.10[Reserved].    74
7.11Fiscal Year    74
7.12Use of Proceeds    74
7.13Sale Leasebacks    74
7.14No Speculative Transactions    74
7.15Anti-Corruption Laws    75
7.16Financial Covenants    75
7.17Sanctions    76
7.18Anti-Layering.    76
7.20Additional Charges.    76
7.21Capital Expenditures    77
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES77
8.01Events of Default    77
8.02Remedies Upon Event of Default    78
8.03Application of Funds    79
ARTICLE IX. ADMINISTRATIVE AGENT79
9.01Appointment and Authority    79
9.02Rights as a Lender    80
9.03Exculpatory Provisions    80
9.04Reliance by Administrative Agent    81
9.05Delegation of Duties    82
9.06Resignation of Administrative Agent    82
9.07Non-Reliance on Administrative Agent and Other Lenders    83
9.08[Reserved].    83

TABLE OF CONTENTS (continued)
Section    Page

9.09Administrative Agent May File Proofs of Claim    83
9.10Collateral and Guaranty Matters    84
9.11[Reserved].    85
9.12Intercreditor Agreements.    85
ARTICLE X. MISCELLANEOUS85
10.01Amendments, Etc    85
10.02Notices; Effectiveness; Electronic Communication    87
10.03No Waiver; Cumulative Remedies; Enforcement    89
10.04Expenses; Indemnity; Damage Waiver    89
10.05Payments Set Aside    91
10.06Successors and Assigns    92
10.07Treatment of Certain Information; Confidentiality    95
10.08[Reserved].    96
10.09Interest Rate Limitation    96
10.10Counterparts; Integration; Effectiveness    96
10.11Survival of Representations and Warranties    96
10.12Severability    96
10.13Replacement of Lenders    97
10.14Governing Law; Jurisdiction; Etc    97
10.15Waiver of Jury Trial    98
10.16No Advisory or Fiduciary Responsibility    99
10.17Electronic Execution of Assignments and Certain Other Documents    99
10.18Judgment Currency    99
10.19Acknowledgement and Consent to Bail-In of EEA Financial Institutions    100

SIGNATURES S-1

v

SCHEDULES

1.01(a)	Affiliate Agreements

1.01(b)	Initial Guarantors

2.01	Lenders and Commitments

4.01(a)(iii)	Mortgaged Properties

4.01(a)(viii)	Local Counsel Opinions
5.02    Consents
5.03    Ownership of Subsidiaries
5.04    Supplement to Financial Statements
5.07    Litigation
5.19(b)    Real Property
6.27    Post-Closing
7.01    Existing Indebtedness
7.02    Existing Liens
7.03    Existing Investments
7.20    Additional Charges
10.02    Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A    Committed Loan Notice
B    [Reserved]
C-1    Initial A Loan Note
C-2    Initial B Loan Note
C-3    Delayed Draw Note
D    Compliance Certificate
E-1    Assignment and Assumption
E-2    Administrative Questionnaire
F    Guaranty
G    Collateral Agreement
H-1    Form of U.S. Tax Compliance Certificate
H-2    Form of U.S. Tax Compliance Certificate
H-3    Form of U.S. Tax Compliance Certificate
H-4    Form of U.S. Tax Compliance Certificate
I    Perfection Certificate
J    Intercreditor Agreement

SECOND LIEN
CREDIT AGREEMENT
This SECOND LIEN CREDIT AGREEMENT is entered into as of August 9, 2017, among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation, as the borrower hereunder (the “Borrower”), LIGHTSHIP CAPITAL LLC, (the “Initial Lender”), each lender from time to time party hereto (collectively with the Initial Lender, the “Lenders” and each individually, a “Lender”), and LIGHTSHIP CAPITAL LLC, as Administrative Agent.
Pursuant to that certain Amendment No. 3 to Credit Agreement, dated as of August 9, 2017 (the “Third Amendment”) among the Borrower, the lenders party thereto and Bank of America, N.A., as First Lien Agent (defined below), the Borrower, the lenders party thereto and the First Lien Agent have agreed, subject to the terms and conditions set forth therein, to amend that certain Credit Agreement, dated as of May 11, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original First Lien Credit Agreement”, and the Original First Lien Credit Agreement, as amended by the Third Amendment and as further amended from time to time to the extent permitted hereunder and under the Intercreditor Agreement, the “First Lien Credit Agreement”), among the Borrower, the lenders from time to time party thereto (collectively, together with their successors and permitted assigns, the “First Lien Lenders”), the First Lien Agent, and Bank of America, N.A., as Swing Line Lender and an L/C Issuer.
The Borrower has requested that the Lenders provide to the Borrower (i)(A) Initial A Loans (defined below) on the Closing Date in an aggregate principal amount of $55,000,000, (B) Initial B Loans (defined below) on the Closing Date in an aggregate principal amount of $120,883,635.46 and (ii) a delayed draw term loan facility (the “Delayed Draw Facility”) in an aggregate principal amount equal to the Delayed Draw Commitment, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Acquired Entity” means a Person to be acquired, or whose assets are to be acquired, in an Acquisition.
“Acquisition” means, by way of any single transaction or a series of related transactions, the acquisition of all or substantially all of (a) the assets of an Acquired Entity, (b) the assets constituting what is known to the Borrower to be all or substantially all of the business of a division, branch or other unit operation of an Acquired Entity, or (c) the Stock and Stock Equivalents (other than director’s qualifying shares and the like, as may be required by applicable Requirements of Law) of, an Acquired Entity.
“Administrative Agent” means Lightship Capital LLC, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Affiliate Agreements” means, collectively, the agreements listed on Schedule 1.01(a) hereto.
“Agreement” means this Credit Agreement.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010, each as amended.
“Applicable Rate” means, (i) with respect to Initial Loans, a percentage per annum equal to 10.00% and (ii) with respect to the Delayed Draw Loan, a percentage per annum equal to 12.00%.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Asset Sale” has the meaning specified in Section 7.04.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Borrower” has the meaning specified in the introductory paragraphs hereto.
“Borrower Materials” has the meaning specified in Section 6.01.
“Borrower’s Accountants” means Deloitte & Touche LLP or another firm of independent nationally recognized public accountants.
“Borrowing” means Loans of the same Class made on the same date.
“Budget” means a 13-week cash flow budget of the Borrower and its Subsidiaries, on a consolidated and segment-level basis, delivered to the First Lien Agent by the Borrower on the Closing Date, as may be updated pursuant to Section 6.29.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Requirements of Law of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located.
“Capital Expenditures” means, with respect to any Person for any period, the amount of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed but excluding, without duplication, any expenditures for replacements and substitutions for fixed assets, capital assets or equipment to the extent made with the proceeds of insurance to repair or replace any such assets or equipment that were lost, damaged or destroyed from a casualty or condemnation event.
“Capital Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.
“Capital Lease Obligations” means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.

“Captive Insurance Subsidiaries” means, collectively or individually as of any date of determination, those regulated Subsidiaries of the Borrower primarily engaged in the business of providing insurance and insurance-related services to the Borrower, its other Subsidiaries and certain other Persons.
“Cash Equivalents” means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers’ acceptances of (i) any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or any branch or agency of any of the foregoing, in each case if such bank has a minimum rating at the time of investment of A-3 by S&P or P-3 by Moody’s, or (ii) any Lender or any branch or agency of any Lender, (c) commercial paper, (d) municipal issued debt securities, including notes and bonds, (e) (i) shares of any money market fund that has net assets of not less than $500,000,000 and satisfies the requirements of rule 2a-7 under the Investment Company Act of 1940 and (ii) shares of any offshore money market fund that has net assets of not less than $500,000,000 and a $1 net asset mandate, (f) fully collateralized repurchase agreements, (g) demand deposit accounts and (h) obligations issued or guaranteed by the government or by a governmental agency of Canada, Japan, Australia, Switzerland or a country belonging to the European Union; provided, however, that (i) all obligations of the type specified in clauses (c) or (d) above shall have a minimum rating of A-1 or AAA by S&P or P-1 or Aaa by Moody’s, in each case at the time of acquisition thereof, (ii) the country credit rating of any country issuing or guaranteeing (or whose governmental agency issues or guarantees) any obligation of the type specified in clause (h) above shall be AA or higher by S&P or an equivalent rating or higher by another generally recognized rating agency providing country credit ratings and (iii) the maturities of all obligations of the type described in clause (b) or (h) above shall not exceed one year from the date of acquisition thereof.
“Cash Interest Expense” means, with respect to any Person for any period, the Interest Expense of such Person for such period less, to the extent included in the calculation of Interest Expense of such Person for such period, (a) the amount of debt discount and debt issuance costs amortized, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Financial Covenant Debt and (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (i) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (ii) underwriters in the course of their distribution of Voting Stock in an underwritten registered public offering provided such underwriters shall not hold such Stock for longer than five (5) Business Days) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 30% of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis; or
(b)    during any period of twelve consecutive calendar months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial A Loans, Initial B Loans or the Delayed Draw Loan and, when used in reference to any Commitment, refers to whether such Commitment is an Initial A Loan Commitment, an Initial B Loan Commitment or a Delayed Draw Commitment.
“Closing Date” means the first date that all of the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means, collectively, the Pledged Interests and all other personal and real property of the Borrower, any Guarantor or any other Person in which the Administrative Agent or any Secured Party is granted a Lien under any Security Instrument as security for all or any portion of the Obligations or any other obligation arising under any Loan Document.
“Collateral Agreement” means the Pledge and Security Agreement dated as of the Closing Date by the Borrower and the Guarantors to the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit G.
“Commitment” means, with respect to each Lender, the Initial Loan Commitment and the Delayed Draw Commitment of such Lender.
“Committed Loan Notice” means a notice of a Borrowing pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system, as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Consolidated Tangible Assets” means, as of any date of determination, the difference of (a) the consolidated total assets of the Borrower and its Subsidiaries as of such date, determined in accordance with GAAP, minus (b) all Intangible Assets of the Borrower and its Subsidiaries on a consolidated basis as of such date.
“Consortium” means any joint venture, consortium or other similar arrangement that is not a separate legal entity entered into by the Borrower or any of its Subsidiaries and one or more third parties, provided that no Loan Party shall, whether pursuant to the Constituent Documents of such joint venture or otherwise, be under any Contractual Obligation to make Investments or incur Guaranty Obligations after the Closing Date, or, if later, at the time of, or at any time after, the initial formation of such joint venture, consortium or similar arrangement that would be in violation of any provision of this Agreement.
“Constituent Documents” means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person and (b) the bylaws, partnership agreement or operating agreement (or the equivalent governing documents) of such Person.
“Consultant” means a consultant of recognized national standing acceptable to the First Lien Agent.
“Contaminant” means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum derived substance or waste, asbestos and polychlorinated biphenyls.
“Contractual Obligation” of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding the Loan Documents) to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agreement” means a deposit account control agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Loan Party or Loan Parties holding the deposit account or deposit accounts subject to such deposit account control agreement, the Administrative Agent, the First Lien Agent and the depositary bank of such deposit account(s).
“Customary Permitted Liens” means, with respect to any Person, any of the following Liens:

(a)    Liens with respect to the payment of taxes, assessments or governmental charges in each case that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP and, in the case of Mortgaged Property, there is no material risk of forfeiture of such property;
(b)    Liens of landlords arising by statute or lease contracts entered into in the ordinary course, inchoate, statutory or construction liens and liens of suppliers, mechanics, carriers, materialmen, warehousemen, producers, operators or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;
(c)    liens, pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security benefits, taxes, assessments, statutory obligations or other similar charges or to secure the performance of bids, tenders, sales, leases, contracts (other than for the repayment of borrowed money) or in connection with surety, appeal, customs or performance bonds or other similar instruments;
(d)    encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of Real Property not materially detracting from the value of such Real Property and not materially interfering with the ordinary conduct of the business conducted at such Real Property;
(e)    encumbrances arising under leases or subleases of Real Property that do not, individually or in the aggregate, materially detract from the value of such Real Property or materially interfere with the ordinary conduct of the business conducted at such Real Property;
(f)    financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business;
(g)    liens, pledges or deposits relating to escrows established in connection with the purchase or sale of property otherwise permitted hereunder and the amounts secured thereby shall not exceed the aggregate consideration in connection with such purchase or sale (whether established for an adjustment in purchase price or liabilities, to secure indemnities, or otherwise);
(h)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Borrower or a Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness; and

(i)    options, put and call arrangements, rights of first refusal and similar rights (i) relating to Investments in Subsidiaries, Joint Ventures and Consortiums or (ii) provided for in contracts or agreements entered into in the ordinary course of business.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Requirements of Law of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means when used with respect to (i) any Obligations arising under any Initial Loan, a percentage per annum equal to 12.00%, (ii) any Obligations arising under the Delayed Draw Loan, a percentage per annum equal to 14.00% and (iii) any other Obligations arising under any Loan Document, an interest rate equal to 14.00%.
“Delayed Draw Availability Period” has the meaning specified in Section 2.01(b).
“Delayed Draw Commitment” means as to each Lender, its obligation hereunder to make a Delayed Draw Loan to the Borrower after the Closing Date, in an aggregate principal amount not to exceed the amount listed opposite such Lender’s name on Schedule 2.01 hereto under the heading “Delayed Draw Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Lenders’ Delayed Draw Commitments on the Closing Date is $20,000,000.
“Delayed Draw Commitment Expiration Date” means the earliest to occur of (i) June 30, 2020, (ii) the date on which the Delayed Draw Commitment has been fully drawn and (iii) the date on which all undrawn Delayed Draw Commitments are terminated in accordance with Section 2.06(b).
“Delayed Draw Escrow Account” shall have the meaning specified in Section 6.31.
“Delayed Draw Escrow Agent” shall have the meaning specified in Section 6.31.
“Delayed Draw Escrow Agreement” shall have the meaning specified in Section 6.31.
“Delayed Draw Facility” has the meaning specified in the Recitals.
“Delayed Draw Funding Date” has the meaning specified in Section 2.02(b)(iii).
“Delayed Draw Loan” has the meaning specified in Section 2.01(b).
“Delayed Draw Note” means a promissory note made by the Borrower in favor of a Lender evidencing the Delayed Draw Loan made by such Lender, substantially in the form of Exhibit C-3.
“Designated Jurisdiction” means any country or region subject to comprehensive sanctions administered by the United States or European Union, which currently includes Cuba, Iran, North Korea, Sudan and the Crimea region of Ukraine.

“Disqualified Stock” means with respect to any Person, any Stock that, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness of such Person, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.
“Disregarded Entity” means any Person that is disregarded as an entity separate from its owner for U.S. federal income tax purposes.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“EBITDA” means, for any period,
(a)    Consolidated Net Income for such period;
plus
(b)    the sum of, in each case to the extent deducted in the calculation of (or, in the case of clause (vii), otherwise reducing) such Consolidated Net Income but without duplication,
(i)    any provision for income taxes,
(ii)    Interest Expense,
(iii)    depreciation expense,
(iv)    amortization of intangibles or financing or acquisition costs,
(v)    any aggregate net loss from the sale, exchange or other disposition of business units by the Borrower or its Subsidiaries,
(vi)    all other non-cash charges (including impairment of intangible assets and goodwill) and non-cash losses for such period (excluding any non-cash item to the extent it represents an accrual of, or reserve for, cash disbursements for any period ending prior to the Maturity Date);
(vii)    the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced by the Borrower and its Subsidiaries in connection with the Vølund Projects in an aggregate amount not to exceed (x) for any period that includes the fiscal quarter ended December 31, 2016, $98,100,000 and (y) for any period that includes the fiscal quarter ended June 30, 2017, $115,200,000;
(viii)    commencing with the Fiscal Quarter ending September 30, 2017, realized and unrealized foreign exchange losses of the Borrower and its Subsidiaries resulting from the impact of foreign currency changes on the valuation of assets and liabilities;

(ix)    fees and expenses incurred in connection with the Third Amendment, but solely to the extent disclosed in writing to and approved by the First Lien Agent in its reasonable discretion; and
(x)    with respect to the period commencing on July 1, 2017 through September 30, 2018, non-recurring charges incurred by the Borrower or its Subsidiaries in respect of business restructurings, provided that the aggregate amount added back to Consolidated Net Income pursuant to this clause (x) for any four consecutive Fiscal Quarter period shall not exceed $4,000,000 provided, that, to the extent that all or any portion of the income or gains of any Person is deducted pursuant to any of clauses (c)(iv) and (v) below for a given period, any amounts set forth in any of the preceding clauses (b)(i) through (b)(x) that are attributable to such Person shall not be included for purposes of this clause (b) for such period, minus
(c)    the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication,
(i)    any credit for income tax,
(ii)    non-cash interest income,
(iii)    any other non-cash gains or other items which have been added in determining Consolidated Net Income (other than any such gain or other item that has been deducted in determining EBITDA for a prior period),
(iv)    the income of any Subsidiary or Joint Venture to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by such Subsidiary or Joint Venture, as applicable, of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary or Joint Venture, as applicable,
(v)    the income of any Person (other than a Subsidiary) in which any other Person (other than the Borrower or a Wholly-Owned Subsidiary or any director holding qualifying shares in accordance with applicable law) has an interest, except to the extent of the amount of dividends or other distributions or transfers or loans actually paid to the Borrower or a Wholly-Owned Subsidiary by such Person during such period,
(vi)    any aggregate net gains from the sale, exchange or other disposition of business units by the Borrower or any of its Subsidiaries out of the ordinary course of business, and
(vii)    commencing with the Fiscal Quarter ending September 30, 2017, realized and unrealized foreign exchange gains of the Borrower and its Subsidiaries resulting from the impact of foreign currency changes on the valuation of assets and liabilities.
For any period of measurement that includes any Permitted Acquisition or any sale, exchange or disposition of any Subsidiary or business unit of the Borrower or any Subsidiary, EBITDA (and the relevant elements thereof) shall be computed on a pro forma basis for each such transaction as if it occurred on the first day of the period of measurement thereof, so long as the Borrower provides to the Administrative Agent reconciliations and other detailed information relating to adjustments to the relevant financial statements (including copies of financial statements of the acquired Person or assets in any Permitted Acquisition) used in computing EBITDA (and the relevant elements thereof) sufficient to demonstrate such pro forma calculations in reasonable detail.
Notwithstanding the foregoing, no such pro forma adjustment will be required on account of income in an amount not to exceed $3,000,000 in connection with the Borrower’s disposition of its indirect interest in the Stock or Stock Equivalents of Babcock & Wilcox Beijing Co., Ltd.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Eligible Line of Business” means the businesses and activities engaged in by the Borrower and its Subsidiaries on the Closing Date, any other businesses or activities reasonably related or incidental thereto and any other businesses that, when taken together with the existing businesses of the Borrower and its Subsidiaries, are immaterial with respect to the assets and liabilities of the Borrower and its Subsidiaries, taken as a whole.
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates or was sponsored, maintained or contributed to by, or required to be contributed to by, the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates with respect to liabilities for which the Borrower, any such Subsidiary, any such Guarantor or any of their respective ERISA Affiliates could be liable under the Code or ERISA.
“Environmental Laws” means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.); the Hazardous Material

Transportation Act, as amended (49 U.S.C. § 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. § 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6901 et seq.); the Toxic Substance Control Act, as amended (15 U.S.C. § 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. § 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. § 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. § 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. § 300f et seq.); and each of their state and local counterparts or equivalents.
“Environmental Liabilities and Costs” means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute and arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.
“Environmental Lien” means any Lien in favor of any Governmental Authority pursuant to any Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower, any of its Subsidiaries or any Guarantor within the meaning of Section 414(b), (c), (m) or (o) of the Code. Any former ERISA Affiliate of the Borrower, any of its Subsidiaries or any Guarantor shall continue to be considered an ERISA Affiliate of the Borrower, such Subsidiary or such Guarantor within the meaning of this definition solely with respect to the period such entity was an ERISA Affiliate of the Borrower, such Subsidiary or such Guarantor and with respect to liabilities arising after such period for which the Borrower, such Subsidiary or such Guarantor could be liable under the Code or ERISA.
“ERISA Event” means (a) a reportable event described in Section 4043(b) or 4043(c) of ERISA with respect to a Title IV Plan for which notice has not been waived, (b) the withdrawal of the Borrower, any of its Subsidiaries, any Guarantor or any ERISA Affiliate from a Title IV Plan subject to Section 4063 or Section 4064 of ERISA during a plan year in which any such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or the termination of any such Title IV Plan resulting, in either case, in a material liability to any such entity, (c) the “complete or partial withdrawal” (within the meaning of Sections 4203 and 4205 of ERISA) of the Borrower, any of its Subsidiaries, any Guarantor or any ERISA Affiliate from any Multiemployer Plan where the Withdrawal Liability is reasonably expected to exceed $1,000,000 (individually or in the aggregate), (d) notice of reorganization, insolvency, intent to terminate or termination of a Multiemployer Plan is received by the Borrower, any of its Subsidiaries, any Guarantor or any ERISA Affiliate, (e) the filing of a notice of intent to terminate a Title IV Plan under Section 4041(c) of ERISA or the treatment of a plan amendment as a termination under Section 4041(e) of ERISA, where such termination constitutes a “distress termination” under Section 4041(c) of ERISA, (f) the institution of proceedings to terminate a Title IV Plan by the PBGC, (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan or to meet the minimum funding standard of Sections 430 and 431 of the Code (in either case, whether or not waived), (h) the imposition of a Lien with respect to any employee pension plan under the provisions of the Code that relate to such plans or ERISA on the Borrower, any of its Subsidiaries, any Guarantor or any ERISA Affiliate, (i) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, (j) any Multiemployer Plan entering endangered status for purposes of Section 305 of ERISA, (k) the imposition of liability on the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, (l) the occurrence of an act or omission which would reasonably be expected to give rise to the imposition on the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any “employee pension plan” (within the meaning of Section 3(2) of ERISA), (m) receipt from the IRS of notice of the failure of any employee pension plan that is intended to be qualified under Section 401(a) of the Code so to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any such employee pension plan to qualify for exemption from taxation under Section 501(a) of the Code or (n) the occurrence of any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code involving the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Deposit Account” means (a) any deposit account that is used solely for payment of taxes, payroll, bonuses, other compensation and related expenses, in each case, for employees or former employees, (b) fiduciary or trust accounts, (c) zero-balance accounts, so long as the balance in such account is zero at the end of each Business Day and (d) any other deposit account with an average daily balance on deposit not exceeding $100,000 individually or $500,000 in the aggregate for all such accounts excluded pursuant to this clause (d).
“Excluded Domestic Subsidiary” means any direct or indirect Subsidiary of a Loan Party that is directly or indirectly owned (in whole or in part) by any Foreign Subsidiary of a Loan Party.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment or otherwise under a Loan Document pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(b), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party; provided that, for any determination of Fair Market Value in connection with an Asset Sale to be made pursuant to Section 7.04(i) in which the Fair Market Value of the properties disposed of in such Asset Sale exceeds $30,000,000, the Borrower shall provide evidence reasonably satisfactory to the Administrative Agent with respect to the calculation of such Fair Market Value.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements that implement or modify the foregoing (together with any Requirement of Law implementing such agreements).
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
“Financial Covenant Debt” of any Person means, without duplication, Indebtedness of the type specified in clauses (a), (b), (c), (d), (e), (f), (g) and (h) of the definition of “Indebtedness”. For the avoidance of doubt, the term “Financial Covenant Debt” shall not include (a) reimbursement or other obligations with respect to unmatured or undrawn, as applicable, Performance Guarantees and (b) Indebtedness of the Borrower or any Subsidiary of the Borrower that is owed to the Borrower or any Subsidiary of the Borrower.
“First Lien Agent” means Bank of America, N.A., in its capacity as administrative agent and collateral agent under the First Lien Credit Documents, or any successor administrative agent and/or collateral agent (or other representative), as the case may be, under the First Lien Credit Documents.
“First Lien Credit Agreement” has the meaning specified in the introductory paragraphs hereto.
“First Lien Credit Documents” means the First Lien Credit Agreement, the Intercreditor Agreement and the other “Loan Documents” (as defined in the First Lien Credit Agreement).
“First Lien Lenders” has the meaning specified in the introductory paragraphs hereto.

“First-Tier Foreign Subsidiary” mean a Foreign Subsidiary all or any portion of whose Stock is owned directly by the Borrower or a Domestic Subsidiary that is a Guarantor.
“Fiscal Quarter” means the fiscal quarter of the Borrower ending on March 31, June 30, September 30 or December 31 of the applicable calendar year, as applicable.
“Fiscal Year” means the fiscal year of the Borrower, which is the same as the calendar year.
“Flood Requirement Standards” means, with respect to any parcel of owned Real Property to be subject to a Mortgage, (a) the delivery to the Administrative Agent of a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each such parcel of owned real property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party relating to such parcel of owned Real Property), (b) maintenance, if available, of fully paid flood hazard insurance on all such owned Real Property that is located in a special flood hazard area from such providers and on such terms and in such amounts as required by Flood Disaster Protection Act, The National Flood Insurance Reform Act of 1994 or as otherwise reasonably required by the Administrative Agent and (c) delivery to the Administrative Agent of evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.
“Foreign Subsidiary Reorganization” means the transfer (whether by Asset Sale, dividend, distribution, contribution, merger or otherwise), in a series of transactions, of the Stock and Stock Equivalents of certain Foreign Subsidiaries and Investments owned, directly or indirectly, by the Borrower among the Borrower and its Subsidiaries; provided that:
(a)    both before and after giving effect thereto, no Default shall have occurred and be continuing;
(b)    all of the Stock and Stock Equivalents of such Foreign Subsidiaries and Investments owned, directly or indirectly, by the Borrower on the Closing Date shall be owned, directly or indirectly, by the Borrower upon the completion thereof (other than any such Stock, Stock Equivalents or Investments that are retired or replaced);
(c)    any Stock, Stock Equivalents or Investments issued or made in connection therewith, to the extent replacing Stock, Stock Equivalents or Investments previously owned, directly or indirectly, by the Borrower on the Closing Date shall be owned, directly or indirectly, by the Borrower upon the completion thereof;
(d)    after giving effect thereto, the Borrower shall be in compliance with Section 6.22 (including, without limitation, by pledging any Pledged Interests issued by any First Tier Foreign Subsidiary owned by any Loan Party)

(e)    in connection therewith, no assets owned by any Loan Party that is a party to the Collateral Agreement, other than Stock and Stock Equivalents of Foreign Subsidiaries, shall be transferred to any Person that is not a Loan Party that is a party to the Collateral Agreement; provided that the foregoing shall not prohibit Investments otherwise permitted by a provision of Section 7.03 other than Section 7.03(k).
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantors” means, collectively, each Wholly-Owned Domestic Subsidiary of the Borrower listed on Schedule 1.01(b) hereto, and each other Person that is or becomes a party to the Guaranty (including by execution of a Joinder Agreement pursuant to Section 6.22), but expressly excludes all Captive Insurance Subsidiaries and all Excluded Domestic Subsidiaries.
“Guaranty” means the Guaranty Agreement dated as of the Closing Date made by the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit F, and any Joinder Agreement with respect thereto.
“Guaranty Obligation” means, as applied to any Person, without duplication, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose of such Person in incurring such liability is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co‑making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take‑or‑pay or similar payments, regardless of non‑performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if (and only if) in the case of any agreement described under clause (b)(i), (ii), (iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance to the obligee of Indebtedness of any other Person that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported or, if such amount is not stated or otherwise determinable, the maximum reasonable anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. For the avoidance of doubt, the term “Guaranty Obligation” shall not include reimbursement or other obligations with respect to unmatured or undrawn, as applicable, Performance Guarantees.
“Immaterial Subsidiary” means any Subsidiary of the Borrower that, together with its Subsidiaries, (a) contributed less than $1,000,000 to the EBITDA of the Borrower and its Subsidiaries during the most recently-ended four-quarter period of the Borrower (taken as a single period) and (b) as of any date of determination has assets with an aggregate net book value of $1,000,000 or less.
“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by promissory notes, bonds, debentures or similar instruments, (c) all matured reimbursement obligations with respect to letters of credit, bankers’ acceptances, surety bonds, performance bonds, bank guarantees, and other similar obligations, (d) all other obligations with respect to letters of credit, bankers’ acceptances, surety bonds, performance bonds, bank guarantees and other similar obligations, whether or not matured, other than unmatured or undrawn, as applicable, obligations with respect to Performance Guarantees, (e) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business that are not overdue by more than ninety days or are being disputed in good faith, (f) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement (other than operating leases) with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (g) all Capital Lease Obligations of such Person, (h) all Guaranty Obligations of such Person, (i) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (j) net payments that such Person would have to make in the event of an early termination as determined on the date Indebtedness of such Person is being determined in respect of Swap Contracts of such Person and (k) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, but limited to the value of the property owned by such Person securing such Indebtedness. For the avoidance of doubt, the term “Indebtedness” shall not include reimbursement or other obligations with respect to unmatured or undrawn, as applicable, Performance Guarantees.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Initial A Loans” means the loans made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.01(a)(ii)(A).
“Initial A Loan Commitment” means, as to each Lender, the aggregate amount of its Initial A Loans to the Borrower on the Closing Date, in an aggregate principal amount not to exceed the amount listed opposite such Lender’s name on Schedule 2.01 hereto under the heading “Initial A Loan Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Lenders’ Initial A Loan Commitments on the Closing Date (immediately prior to the incurrence of the Initial A Loans on the Closing Date) is $55,000,000.
“Initial A Loan Note” means a promissory note made by the Borrower in favor of a Lender evidencing the Initial A Loan made by such Lender, substantially in the form of Exhibit C-1.
“Initial B Loan” means the loans made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.01(a)(ii)(B).
“Initial B Loan Commitment” means, as to each Lender, the aggregate amount of its Initial B Loans to the Borrower on the Closing Date, in an aggregate principal amount not to exceed the amount listed opposite such Lender’s name on Schedule 2.01 hereto under the heading “Initial B Loan Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Lenders’ Initial B Loan Commitments on the Closing Date (immediately prior to the incurrence of the Initial B Loans on the Closing Date) is $120,883,635.46.
“Initial B Loan Note” means a promissory note made by the Borrower in favor of a Lender evidencing the Initial B Loan made by such Lender, substantially in the form of Exhibit C-2.
“Initial Loans” has the meaning given to such term in the Recitals hereto.
“Initial Loan Commitment” means, as to each Lender, the aggregate amount of its respective Initial A Loan Commitment plus its respective Initial B Loan Commitment. The aggregate amount of the Lenders’ Initial Loan Commitments on the Closing Date (immediately prior to the incurrence of the Initial Loans on such date) is $175,883,635.46.
“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises and licenses.
“Intellectual Property Security Agreement” has the meaning given to such term in the Collateral Agreement.

“Intercompany Subordinated Debt Payment” means any payment or prepayment, whether required or optional, of principal, interest or other charges on or with respect to any Subordinated Debt of the Borrower or any Subsidiary of the Borrower, so long as (a) such Subordinated Debt is owed to the Borrower or a Subsidiary of the Borrower and (b) no Event of Default under Sections 8.01(a), (b) or (f) shall have occurred and be continuing.
“Intercreditor Agreement” shall mean that certain Subordination and Intercreditor Agreement, substantially in the form of Exhibit J, dated as of the Closing Date (as amended, supplemented or otherwise modified in accordance with the terms thereof), among the Administrative Agent (and its permitted successor and assigns), the Loan Parties, the First Lien Agent (and its permitted successor and assigns) and each additional representative party thereto from time to time.
“Interest Coverage Ratio” means, with respect to the Borrower and its Subsidiaries as of any day, the ratio of (a) EBITDA for the Borrower and its Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered to (b) the Cash Interest Expense of the Borrower and its Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered.
“Interest Expense” means, for any Person for any period, total interest expense of such Person and its Subsidiaries for such period, as determined on a consolidated basis in conformity with GAAP and including, in any event (without duplication for any period or any amount included in any prior period), (a) net costs under Interest Rate Contracts for such period, (b) any commitment fee (including, in the case of the Borrower or any of its Subsidiaries, the commitment fees payable under the First Lien Credit Agreement) accrued, accreted or paid by such Person during such period, (c) any fees and other obligations (other than reimbursement obligations) with respect to letters of credit (including, in respect of the Borrower or any of its Subsidiaries, any “Letter of Credit Fee” as defined in the First Lien Credit Agreement) and bankers’ acceptances (whether or not matured) accrued, accreted or paid by such Person for such period, (d) any fronting fee with respect to each “Letter of Credit” issued under the First Lien Credit Agreement and (e) any facility fee (including, in the case of the Borrower or any of its Subsidiaries, the facility fees payable under the First Lien Credit Agreement) accrued, accreted or paid by such Person during such period. For purposes of the foregoing, interest expense shall (i) be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to interest rate Swap Contracts, (ii) exclude interest expense accrued, accreted or paid by the Borrower or any Subsidiary of the Borrower to the Borrower or any Subsidiary of the Borrower and (iii) exclude credits to interest expense resulting from capitalization of interest related to amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in conformity with GAAP. Notwithstanding the foregoing, “Interest Expense” shall not include any interest expense related to the ARPA litigation, as described in the Borrower’s Form 10-Q for the Fiscal Quarter ended June 30, 2017.
“Interest Payment Date” means the last Business Day of each March, June, September and December and the Maturity Date.
“Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

“Investment” means, as to any Person, (a) any purchase or similar acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or substantially all of the assets of a business conducted by any other Person, or all or substantially all of the assets constituting what is known to the Borrower to be the business of a division, branch or other unit operation of any other Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business) or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business and (d) any Guaranty Obligation incurred by such Person in respect of Indebtedness of any other Person. For the avoidance of doubt, the term “Investment” shall not include reimbursement or other obligations with respect to unmatured or undrawn, as applicable, Performance Guarantees.
“Inventory” has the meaning specified in the Collateral Agreement.
“IRS” means the United States Internal Revenue Service.
“Joinder Agreement” means a joinder agreement, in form and substance satisfactory to the Administrative Agent, with respect to the Guaranty or any Security Instrument.
“Joint Venture” means any Person (a) in which the Borrower, directly or indirectly, owns any Stock and Stock Equivalents of such Person and (b) that is not a Subsidiary of the Borrower, provided that (i) the Administrative Agent, on behalf of the Secured Parties, has a valid, perfected, second priority security interest in the Stock and Stock Equivalents in such joint venture owned directly by any Loan Party except where (x) the Constituent Documents of such joint venture prohibit such a security interest to be granted to the Administrative Agent or (y) such joint venture has incurred Non-Recourse Indebtedness the terms of which either (A) require security interests in such Stock and Stock Equivalents to be granted to secure such Non-Recourse Indebtedness or (B) prohibit such a security interest to be granted to the Administrative Agent, and (ii) no Loan Party shall, whether pursuant to the Constituent Documents of such joint venture or otherwise, be under any Contractual Obligation to make Investments or incur Guaranty Obligations after the Closing Date, or, if later, at the time of, or at any time after, the initial formation of such joint venture, that would be in violation of any provision of this Agreement.
“Landlord Lien Waiver” means a lien waiver signed by a landlord in such form as is reasonably satisfactory to the Administrative Agent.
“Lender” has the meaning specified in the introductory paragraphs hereto.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Leverage Ratio” means, with respect to the Borrower and its Subsidiaries as of any day, the ratio of (a) Financial Covenant Debt of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of such day to (b) EBITDA for the Borrower and its Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, collateral assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any effective financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.
“Liquidity” means at any time the sum of (a) unrestricted cash and Cash Equivalents of the Borrower and the other Loan Parties, subject to a Control Agreement in favor of the Administrative Agent (excluding any “Cash Collateral” as defined in the First Lien Credit Agreement), provided that such cash shall not be required to be subject to a Control Agreement prior to the expiration of the period granted to establish such accounts by the Administrative Agent on Schedule 6.27 hereto, (b) unrestricted cash and Cash Equivalents of the non-Loan Parties in an amount not to exceed $50,000,000 and (c) (i) after the Closing Date and during the Relief Period, the “Relief Period Sublimit” (as defined in the First Lien Credit Agreement) less the aggregate outstanding principal amount of “Revolving Credit Loans” as defined in, and outstanding under, the First Lien Credit Agreement and (ii) other than during the Relief Period, the “Revolving Credit Facility”, less “Total Outstandings”, in each case, as defined in the First Lien Credit Agreement.
“Loans” means the Initial Loans and the Delayed Draw Loan.
“Loan Documents” means this Agreement, each Note, the Guaranty, the Delayed Draw Escrow Agreement, each Security Instrument, each Joinder Agreement, each Committed Loan Notice, the Intercreditor Agreement and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of the Administrative Agent or any Lender in connection with the Loans made and transactions contemplated by this Agreement.
“Loan Parties” means, collectively, the Borrower, each Guarantor and any other Person (other than a Lender) providing Collateral pursuant to any Security Instrument.
“Make-Whole Premium” means an amount equal to the sum of (i) 5.0% of the principal amount of all outstanding Loans plus (ii) the present value on the applicable Calculation Date of all required remaining scheduled interest payments due on the Loans on such Calculation Date through the first anniversary of the Closing Date (excluding accrued but unpaid interest to, but excluding the Calculation Date) computed using a discounted rate equal to the Treasury Rate as of such Calculation date plus 50 basis points.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Intellectual Property” has the meaning specified in the Collateral Agreement.
“Material Real Property” means, any parcel of real property located in the United States and owned by any Loan Party that has a Fair Market Value in excess of $1,000,000; provided that the Administrative Agent may agree in its sole discretion to exclude from this definition any parcel of real property (and/or the buildings and contents therein) that is located in a special flood hazard area as designated by any federal Governmental Authority.
“Material Subsidiary” means, as of any date of determination, any Subsidiary of the Borrower that (a) has assets that represent more than 10% of the consolidated GAAP value of the assets of the Borrower and its Subsidiaries, inclusive of the subject Subsidiary, as of such date or (b) contributed more than 10% of the EBITDA of the Borrower and its Subsidiaries, inclusive of the subject Subsidiary, during the most recently-ended four-quarter period of the Borrower (taken as a single period), or (c) with respect to any new Person acquired or created by the Borrower, (i) would have contributed more than 10% of the EBITDA of the Borrower and its Subsidiaries, inclusive of the subject Subsidiary, on a pro forma basis as of the last day of the most recently ended four-quarter period of the Borrower (taken as a single period) or (ii) held more than 10% of the consolidated GAAP value of the assets of the Borrower and its Subsidiaries, inclusive of the subject Subsidiary, as of such date, or (d) owns, directly or indirectly, Stock or Stock Equivalents in one or more other Subsidiaries of the Borrower that, when aggregated with such Subsidiary, (i) contributed more than 10% of the EBITDA of the Borrower and its Subsidiaries, inclusive of the subject Subsidiary, during the most recently ended four-quarter period of the Borrower (taken as single period) or (ii) held more than 10% of the consolidated GAAP value of the assets of the Borrower and its Subsidiaries, inclusive of the subject Subsidiary, as of such date.
“Maturity Date” means December 30, 2020.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgagee Policies” has the meaning specified in Section 4.01(a)(iv)(B).
“Mortgaged Properties” mean, initially, (a) each parcel of Real Property and the improvements thereto specified on Schedule 4.01(a)(iii) (except to the extent the Administrative Agent agrees, as provided in such definition, to exclude any such parcel (and/or the buildings and contents therein) from the definition of Material Real Property) and (b) shall include each other parcel of Material Real Property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 6.23.
“Mortgages” mean the fee or leasehold mortgages or deeds of trust, assignments of leases and rents and other security documents (including any such document delivered in connection with the Original First Lien Credit Agreement and remaining in place in connection with this Agreement) granting a Lien on any Mortgaged Property to secure the Obligations, each in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries, any Guarantor or any ERISA Affiliate has any obligation or liability, contingent or otherwise.
“Net Cash Proceeds” means:
(a)    with respect to any Asset Sale by, or Recovery Event of, the Borrower or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection with such transaction and (C) Taxes actually paid or withheld or reasonably expected to be paid or withheld within the twenty-four month period following the date of the relevant transaction (and Tax distributions or payments under a Tax sharing agreement with respect thereto) in connection with such Asset Sale or Recovery Event (including any Taxes paid or withheld or reasonably expected to be paid or withheld within the twenty-four month period following the date of the relevant transaction as a result of any gain recognized in connection therewith or any repatriation of the resulting cash or Cash Equivalents to the United States); provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Asset Sale or Recovery Event, the aggregate amount of such excess shall constitute Net Cash Proceeds; and
(b)    with respect to the incurrence or issuance of any Indebtedness by the Borrower or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses and Taxes incurred by the Borrower or such Subsidiary in connection therewith.
“Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or a Subsidiary in connection with an Asset Sale less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Non-Cash Consideration.
“Non-Loan Parties” means, collectively, the Subsidiaries that are not Loan Parties.
“Non-Recourse Indebtedness” means Indebtedness of a Joint Venture or Subsidiary of the Borrower (in each case that is not a Loan Party) (a) that, if it is incurred by a Subsidiary of the Borrower, is on terms and conditions reasonably satisfactory to the Administrative Agent, (b) that is not, in whole or in part, Indebtedness of any Loan Party (and for which no Loan Party has created, maintained or assumed any Guaranty Obligation) and for which no holder thereof has or could have upon the occurrence of any contingency, any recourse against any Loan Party or the assets thereof (other than (i) the Stock or Stock Equivalents issued by the Joint Venture or Subsidiary that is primarily obligated on such Indebtedness that are owned by a Loan Party and (ii) a requirement that a Loan Party make an Investment of equity in such Joint Venture in connection with the terms of such Indebtedness), (c) owing to an unaffiliated third-party (which for the avoidance of doubt does not include the Borrower, any Subsidiary thereof, any other Loan

Party, any Joint Venture (or owner of any interest therein) and any Affiliate of any of them) and (d) the source of repayment for which is expressly limited to (i) the assets or cash flows of such Subsidiary or Joint Venture and (ii) the Stock and Stock Equivalents of such Subsidiary or Joint Venture securing such Indebtedness in compliance with the provisions of clause (b) above.
“Note” means an Initial A Loan Note, an Initial B Loan Note or a Delayed Draw Note.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.13).
“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Performance Guarantee” of any Person means (a) any letter of credit, bankers acceptance, surety bond, performance bond, bank guarantee or other similar obligation issued for the account of such Person to support only trade payables or nonfinancial performance obligations of such Person, (b) any letter of credit, bankers acceptance, surety bond, performance bond, bank guarantee or other similar obligation issued for the account of such Person to support any letter of credit, bankers acceptance, surety bond, performance bond, bank guarantee or other similar obligation issued for the account of a Subsidiary, a Joint Venture or a Consortium of such Person to support only trade payables or non-financial performance obligations of such Subsidiary, Joint Venture or Consortium, and (c) any parent company guarantee or other direct or indirect liability, contingent or otherwise, of such Person with respect to trade payables or non-financial performance obligations of a Subsidiary, a Joint Venture or a Consortium of such Person, if the purpose of such Person in incurring such liability is to provide assurance to the obligee that such contractual obligation will be performed, or that any agreement relating thereto will be complied with.
“Permit” means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under any applicable Requirements of Law.
“Permitted Acquisition” means, the Acquisition of an Acquired Entity; provided that:
(a)    such Acquisition was approved by the board of directors of such Acquired Entity;
(b)    the Acquired Entity shall be in an Eligible Line of Business;
(c)    the Borrower and its Subsidiaries shall comply with Sections 6.22 and 6.23, as applicable, within the time periods set forth in such Sections;
(d)    at the time of such transaction:
(i)    both before and after giving effect thereto, no Default shall have occurred and be continuing;
(ii)    the Borrower would be in compliance with the Leverage Ratio set forth in Section 7.16(b) for the applicable measurement period as of the last day of the most recently completed four Fiscal Quarter period ended prior to such transaction for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered, after giving pro forma effect to such transaction and to any other event occurring after such period as to which pro forma recalculation is appropriate as if such transaction had occurred as of the first day of such period (assuming, for purposes of pro forma compliance with Section 7.16(b), that the maximum Leverage Ratio permitted at the time by such Section was in fact 0.25 to 1.00 more restrictive than the Leverage Ratio actually provided for in such Section at such time); and
(iii)    if the purchase price for such Acquisition is in excess of $50,000,000, the Borrower shall have delivered (prior to or simultaneously with the closing of such Acquisition) a certificate of a Responsible Officer, certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance reasonably satisfactory to the Administrative Agent; and
(e)    if (i) the Borrower is a party to such transaction, it shall be a surviving entity thereof and shall continue as the Borrower hereunder, and (ii) if any party to any such transaction is a Guarantor, the surviving entity of such transaction shall either be a Guarantor or become a Guarantor pursuant to Section 6.22.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Platform” has the meaning specified in Section 6.01.

“Pledged Interests” means (a) the Stock and Stock Equivalents of each of the existing or hereafter organized or acquired direct Domestic Subsidiaries of a Loan Party; and (b) 65% of the Voting Stock (or if the relevant Person shall own less than 65% of such Voting Stock, then 100% of the Voting Stock owned by such Person) and 100% of the nonvoting Stock and Stock Equivalents of each existing or hereafter organized or acquired First-Tier Foreign Subsidiary; provided that Pledged Interests shall not include any Stock or Stock Equivalents in (i) any Captive Insurance Subsidiary, (ii) any Joint Venture to the extent that the Constituent Documents of such Joint Venture prohibit such a security interest to be granted to the Administrative Agent, or (iii) any Subsidiary that is not a Loan Party or any Joint Venture to the extent that such Joint Venture or Subsidiary has incurred Non-Recourse Indebtedness the terms of which either (A) require security interests in such Stock and Stock Equivalents to be granted to secure such Non-Recourse Indebtedness or (B) prohibit such a security interest to be granted to the Administrative Agent; provided, further, that the Pledged Interests (x) shall not include, in the aggregate, more than 65% of the “stock entitled to vote” (within the meaning of Treasury Regulation Section 1.956-2(c)(2)) of any Foreign Subsidiary of any Person (taking into account any stock of such Foreign Subsidiary that may be deemed to be pledged for U.S. federal income tax purposes as a result of a pledge of Stock or Stock Equivalents in a Disregarded Entity), (y) shall not include any Stock or Stock Equivalents of a Foreign Subsidiary owned by any Person other than the Borrower or a Guarantor, and (z) shall not include any Stock or Stock Equivalents of any Excluded Domestic Subsidiary.
“Prepayment Event” means:
(a)    (i) any Asset Sale (other than an Asset Sale permitted by any of Section 7.04(a), (b), (c), (e), (f), (g), (h), (j), (k) or (l)), (ii) any sale and leaseback transaction (whether or not permitted by Section 7.13) resulting in aggregate Net Cash Proceeds in excess of $3,000,000 for any single transaction or a series of related transactions or (iii) any Recovery Event; or
(b)    the incurrence by the Borrower or any of its Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 7.01.
“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Loans of such Lender at such time and the denominator of which is the amount of the Loans at such time; provided that when used with respect to Commitments, Loans and interest under any facility, “Pro Rata Share,” shall mean, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and Loans of such Lender at such time and the denominator of which is the amount of the aggregate Commitments and Loans of all Lenders at such time.
“Projections” means those financial projections prepared by management of the Borrower consisting of balance sheets, income statements and cashflow statements of the Borrower and its Subsidiaries delivered to the First Lien Agent by the Borrower on the Closing Date.
“Public Lender” has the meaning specified in Section 6.01.
“Purchase Price” means the portion of the proceeds of the Initial A Loans in an aggregate amount equal to $50,883,635.46 used on the Closing Date by the Borrower to purchase the Purchased Shares.

“Purchased Shares” means 4,834,822 shares of the common stock of the Borrower, representing all of the Stock or Stock Equivalents of Borrower held by the Initial Lender immediately prior to the Closing Date, and purchased by the Borrower pursuant to that certain Stock Purchase Agreement dated August 9, 2017, between the Borrower and the Initial Lender.
“Rabbi Trust” means a “rabbi trust” or other similar arrangement established by the Borrower or any of its Subsidiaries to hold assets in connection with an employee benefit plan or arrangement.
“Real Property” means all Mortgaged Property and all other real property owned or leased from time to time by any Loan Party or any of its Subsidiaries.
“Recipient” means the Administrative Agent or any Lender.
“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any taking or condemnation proceeding relating to any asset of the Borrower or any Subsidiary resulting in aggregate Net Cash Proceeds in excess of $3,000,000 for any single transaction or a series of related transactions.
“Register” has the meaning specified in Section 10.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property and, in each case, in violation of Environmental Law.
“Relief Period” means the period commencing on the Closing Date and terminating on the Relief Period Termination Date. For the avoidance of doubt, only one Relief Period may occur during the term of this Agreement, and no Relief Period may be in effect after the first date on which the Relief Period Termination Date occurs.
“Relief Period Termination Date” means the date, which may be no earlier than the date of delivery of the Compliance Certificate for the fiscal quarter of the Borrower ending December 31, 2018, on which the Borrower has made a written request for the termination of the Relief Period, and has attached thereto a certification (including reasonably detailed calculations with respect thereto) demonstrating that (a) the Senior Leverage Ratio (calculated as of the last day of the most recent Fiscal Quarter ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered) is not greater than 2.25 to 1.00 and (b) the Interest Coverage Ratio (calculated as of the last day of the most recent Fiscal Quarter ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered) is not less than 4.00 to 1.00.
“Remedial Action” means all actions required by any applicable Requirement of Law to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b)

prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post remedial monitoring and care.
“Renewable Contracts Funding Costs” means cash amounts in excess of $100,000,000 paid by the Borrower or its Subsidiaries under renewable contracts relating to the Vølund Projects.
“Request for Credit Extension” means with respect to a Borrowing a Committed Loan Notice.
“Required Lenders” means at any time, Lenders having Loans and undrawn Delayed Draw Commitments representing more than 50.0% of the aggregate principal amount of all outstanding Loans and undrawn Delayed Draw Commitments at such time.
“Requirement of Law” means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or controller of a Loan Party and, solely for purposes of notices given for Borrowings of Loans, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent (which such notice shall include a specimen signature and incumbency confirmation reasonably satisfactory to the Administrative Agent). Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents (other than Disqualified Stock) or a dividend or distribution payable solely to the Borrower or one or more Guarantors, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding other than one payable solely to the Borrower or one or more Guarantors and (c) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Indebtedness) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt of the Borrower or any other Loan Party, other than any Intercompany Subordinated Debt Payment or any required payment, prepayment, redemption, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Subordinated Debt.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
“Same Day Funds” means with respect to disbursements and payments in Dollars, immediately available funds.

“Sanction(s)” means any sanction or trade embargo imposed, administered or enforced at the time of determination by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority exercising jurisdiction over the Borrower or its Subsidiaries from time to time, the violation of which constitutes a violation of the law of the United States or, as to any Subsidiary that is organized under the laws of any non-United States jurisdiction, the law of that jurisdiction.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Parties” means, collectively, the Administrative Agent and the Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Instruments.
“Security” means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, promissory note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.
“Security Instruments” means, collectively, the Collateral Agreement, the Mortgages, each Intellectual Property Security Agreement, and all other agreements (including Joinder Agreements, Control Agreements, supplements, collateral assignments and similar agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower, any Subsidiary or other Person (other than a Lender) shall grant or convey to the Administrative Agent (for the benefit of the Secured Parties) a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations or any other obligation under any Loan Document.
“Senior Leverage Ratio” means, with respect to the Borrower and its Subsidiaries as of any day, the ratio of (a) Financial Covenant Debt (other than the Indebtedness incurred hereunder) of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of such day to (b) EBITDA for the Borrower and its Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered.
“Solvent” means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities are expected to mature and does not have unreasonably small capital for its then current business activities. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Stock” means shares of capital stock (whether denominated as common stock or preferred stock), partnership or membership interests, equity participations or other equivalents (regardless of how designated)

of or in a corporation, partnership, limited liability company or similar business entity, whether voting or non‑voting.
“Stock Equivalents” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.
“Subordinated Debt” means Indebtedness of the Borrower or any of its Subsidiaries that is, by its terms, expressly subordinated to the prior payment of any of the Obligations pursuant to subordination terms and conditions reasonably satisfactory to the Administrative Agent. The terms of any Subordinated Debt may permit Intercompany Subordinated Debt Payments.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided that any reference herein or in any other Loan Document to a “Subsidiary” of the Borrower shall exclude any Person whose financial statements are not consolidated with the financial statements of the Borrower in accordance with GAAP. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Tax Affiliate” means, with respect to any Person, (a) any Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated U.S. federal income tax returns or consolidated, combined, unitary or similar tax returns for state, local or foreign tax purposes.
“Tax Return” has the meaning specified in Section 5.08.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Title IV Plan” means an “employee pension benefit plan” (as defined by Section 3(2) of ERISA), other than a Multiemployer Plan, covered by Title IV of ERISA or Section 412 of the Code, and to which the Borrower, any of its Subsidiaries, any Guarantor or any ERISA Affiliate has any obligation or liability (contingent or otherwise).
“Total Outstandings” means the aggregate Outstanding Amount of all Loans.
“Treasury Rate” means, as of any Calculation Date, the yield to maturity as of such Calculation Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Calculation Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Calculation Date to the first anniversary of the Closing Date, based on the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year.
“UCC” has the meaning specified in the Collateral Agreement.
“United States” and “U.S.” mean the United States of America.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(III).
“Vølund Projects” means projects related to the manufacture, construction, maintenance and operation of renewable energy plants in the United Kingdom, Denmark, Sweden and other Scandinavian countries by Babcock & Wilcox Vølund A/S, an indirect Subsidiary of the Borrower, and/or one or more Subsidiaries or affiliates of Babcock & Wilcox Vølund A/S.
“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or similar controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).
“Wholly-Owned” means, in respect of any Subsidiary of any Person, a circumstance where all of the Stock of such Subsidiary (other than director’s qualifying shares, and the like, as may be required by applicable law) is owned by such Person, either directly or indirectly through one or more Wholly-Owned Subsidiaries thereof.
“Withdrawal Liability” means, with respect to the Borrower, any of its Subsidiaries or any Guarantor, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Constituent Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements for the Fiscal Year ended December 31, 2016, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases (including leases entered into or renewed after the Closing Date) shall be classified and accounted for (and the interest component thereof calculated) on a basis consistent with that reflected in the audited financial statements for the Fiscal Year ended December 31, 2016 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
1.04    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    [Reserved].
1.06    [Reserved].
1.07    Times of Day; Rates.
(a)    Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
(b)    The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.
ARTICLE II.
THE COMMITMENTS AND BORROWINGS
2.01    The Loans.
(a)    Subject to the terms and conditions set forth in Section 4.01 hereof, each Initial Lender severally agrees to make to the Borrower on the Closing Date (i) Loans (the “Initial A Loans”) denominated in Dollars in an aggregate principal amount not to exceed the amount listed opposite such Lender’s name on Schedule 2.01 hereto under the heading “Initial A Loan Commitment” and (ii) Loans (the “Initial B Loans”) denominated in Dollars in an aggregate principal amount not to exceed the amount listed opposite such Lender’s name on Schedule 2.01 hereto under the heading “Initial B Loan Commitment”. Amounts borrowed under Section 2.01(a) and repaid or prepaid may not be reborrowed.
(b)    Upon the satisfaction or waiver of the conditions precedent specified in Section 4.02, and, if applicable, the Delayed Draw Escrow Agreement, each Lender with a Delayed Draw Commitment severally agrees to make a loan (the “Delayed Draw Loan”) to the Borrower, and the Borrower hereby directs each Lender to pay to the Delayed Draw Escrow Agent, in Dollars, an aggregate principal amount equal to the amount listed opposite such Lender’s name on Schedule 2.01 hereto under the heading “Delayed Draw Commitment”. The Borrower may only make one Borrowing under the Delayed Draw Commitment, which shall be advanced on any Business Day during the period from the Business Day immediately following the Closing Date until the Delayed Draw Commitment Expiration Date (the “Delayed Draw Availability Period”). Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. The Borrowing of the Delayed Draw Loan shall be in an aggregate principal amount equal to the full undrawn portion of the Delayed Draw Commitment. Upon the Borrowing of the Delayed Draw Loan, the Delayed Draw Commitment of each Lender shall be permanently reduced by the amount so funded by such Lender, and upon the Delayed Draw Commitment Expiration Date the Delayed Draw Commitments of all Lenders shall be reduced to zero.
2.02    Borrowings of Loans.
(a)    Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by a Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than (i) the Closing Date, in respect of the Initial Loans and (ii) 1:00 p.m. ten (10) Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) prior to the requested date of the Borrowing of the Delayed Draw Loan.
(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the Loans. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than (i) 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice so long as such Committed Loan Notice was received prior to the Business Day specified for such Borrowing in such Committed Loan Notice:
(i)    In respect of the Initial Loans to be borrowed on the Closing Date, upon satisfaction of the applicable conditions set forth in Section 4.01, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(ii)    In respect of the Delayed Draw Loan, upon the satisfaction or waiver of the conditions set forth in Section 4.02 and, if applicable, the Delayed Draw Escrow Agreement, the Administrative Agent shall make the proceeds of the Delayed Draw Loan available to the Delayed Draw Escrow Agent on the Business Day specified in the applicable Committed Loan Notice (the “Delayed Draw Funding Date”) by causing an amount of Same Day Funds in Dollars to be deposited in the Delayed Draw Escrow Account. From time to time following the Delayed Draw Funding Date, subject to the terms and conditions, if any, contained in the Delayed Draw Escrow Agreement, the Borrower may withdraw amounts from the Delayed Draw Escrow Account from time to time only for the purposes specified in Section 5.13.
2.03    [Reserved].
2.04    [Reserved].
2.05    Prepayments.
(a)    Optional.
(i)    The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium (except as set forth in Section 2.17) or penalty; provided that (i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days prior to any date of prepayment the Loans; and (ii) any prepayment of the Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Each prepayment made pursuant to this Section 2.05(a) shall be applied (i) first to the outstanding principal amount of the Initial B Loans as of such date and (ii) thereafter, pro rata to the outstanding principal of the Initial A Loans and the Delayed Draw Loan (if any), as of such date and payment shall be made to the appropriate Lenders in accordance with their respective Pro Rata Share as of such date.
(ii) Notwithstanding anything to the contrary, no prepayment of Loans shall be made pursuant to this Section 2.05(a), if such prepayment is prohibited by the Intercreditor Agreement.
(b)    Mandatory.
(i)    Subject to Subsection 2.05(b)(vi), in the event, and on each occasion, that any Net Cash Proceeds are received by or on behalf of the Borrower or any of its Subsidiaries in respect of any Prepayment Event, the Borrower shall, within five (5) Business Days after such Net Cash Proceeds are received (or, in the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event”, on or before the next succeeding Business Day following the occurrence of such Prepayment Event), prepay the Loans in an aggregate amount equal to 100% of the amount of such Net Cash Proceeds (such mandatory prepayments to be applied as set forth in clause (ii) below); provided that, in the case of any event described in clause (a) of the definition of the term “Prepayment Event”, so long as no Default shall have occurred and be continuing and notice of the intent to utilize the reinvestment provisions of this proviso is provided to the Administrative Agent prior to the date such prepayment would otherwise be required to be made, if the Borrower and/or any of its Subsidiaries invests (or commits to invest) the Net Cash Proceeds from such event (or a portion thereof) within 365 days after receipt of such Net Cash Proceeds in assets used or useful in the business of the Borrower and its Subsidiaries, then no prepayment shall be required pursuant to this paragraph in respect of such Net Cash Proceeds from such Prepayment Event (or the applicable portion of such Net Cash Proceeds, if applicable, with any balance required to be utilized to prepay the Loans in accordance with this provision) except to the extent of any such Net Cash Proceeds therefrom that have not been so invested (or committed to be invested) by the end of such 365-day period (or if committed to be so invested within such 365-day period, have not been so invested within 18 months after the date of receipt of such Net Cash Proceeds), at which time a prepayment shall be required in an amount equal to such Net Cash Proceeds that have not been so invested.
(ii)    Unless otherwise agreed to by the Lenders (including pursuant to the Intercreditor Agreement), each prepayment of the Loans pursuant to Section 2.05(b)(i) shall be applied ratably (1) first to the outstanding principal amount of the Initial B Loans as of such date, (2) second, pro rata to the outstanding principal of the Initial A Loans and the Delayed Draw Loan (if any), as of such date and payment shall be made to the appropriate Lenders in accordance with their respective Pro Rata Share as of such date, and (3) thereafter the amount, if any, remaining after the repayment in full of the Loans may be retained by the Borrower for use in the ordinary course of its business.
(iii)    The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Loans required to be made pursuant this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrower. Except as provided in Section 2.17, each mandatory prepayment of Loans shall be without premium or penalty. The Administrative Agent will promptly notify each Lender of the contents of the Borrower’s prepayment notice and of such Lender’s Pro Rata Share of the prepayment. Each Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Loans required to be made pursuant to clause (b)(i) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m., New York time, two (2) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Loans. Any Declined Proceeds remaining shall be retained by the Borrower (or the applicable Restricted Subsidiary) and may be applied by the Borrower or such Restricted Subsidiary in any manner not prohibited by this Agreement.
(iv)    All prepayments under this Section 2.05 shall be accompanied by all accrued and unpaid interest thereon.
(v)    Notwithstanding anything to the contrary contained in any other provision of this Section 2.05(b), to the extent any mandatory prepayment required pursuant to Section 2.05(b)(i) (without giving effect to this Section 2.05(b)(v)) is attributable to a Prepayment Event by a Foreign Subsidiary of the Borrower or an Excluded Domestic Subsidiary, no such prepayment (or a portion thereof) shall be required to be made if either (A) such prepayment (or portion thereof, or dividend or distribution to facilitate such prepayment) shall, at the time it is required to be made, be prohibited by applicable Requirement of Law (including by reason of financial assistance, corporate benefit, restrictions on upstreaming or transfer of cash intra group and the fiduciary and statutory duties of the directors of relevant Subsidiaries), provided that the Borrower and its Subsidiaries shall make commercially reasonable efforts with respect to such Requirement of Law to permit such prepayment (or portion thereof, or dividend or distribution to facilitate such prepayment) in accordance therewith (it being understood that such efforts shall not require (x) any expenditure in excess of a nominal amount of funds or (y) modifications to the organizational or tax structure of the Borrower and its Subsidiaries to permit such prepayment (or portion thereof, or dividend or distribution to facilitate such prepayment)), or (B) a Restricted Payment or other distribution is reasonably necessary (notwithstanding the Loan Parties’ commercially reasonable efforts to make such mandatory prepayment without making such Restricted Payment or other distribution) in connection with such prepayment (or portion thereof) and the Borrower determines in good faith that the Borrower or any Subsidiary would incur a material liability in respect of Taxes (including any withholding tax) in connection with making such Restricted Payment or other distribution (outside of any taxes applicable to such Prepayment Event that both (x) are deducted in calculating the Net Cash Proceeds thereof and (y) would be incurred even if no such Restricted Payment or other distribution were made). Notwithstanding anything in the preceding sentence to the contrary, in the event the limitations or restrictions described therein cease to apply to any prepayment (or portion thereof, or dividend or distribution to facilitate such prepayment) required under Section 2.05(b)(i), the Borrower shall make such prepayment in an amount equal to the lesser of (x) the amount of such prepayment previously required to have been made without having given effect to such limitations or restrictions and (y) the amount of cash and Cash Equivalents on hand at such time, in each case, less the amount by which the Net Cash Proceeds from the Prepayment Event were previously used for the permanent repayment of Indebtedness (including any reductions in commitments related thereto).
(vi)    Notwithstanding anything to the contrary, no prepayment of Loans shall be required pursuant to this Section 2.05(b), (x) if such prepayment is prohibited by the Intercreditor Agreement or (y) prior to the “Discharge of First Priority Obligations” (as defined in the Intercreditor Agreement) if such amounts are applied to prepay the “First Priority Obligations” (as defined in the Intercreditor Agreement), as required by the First Lien Credit Agreement.
2.06    Termination or Reduction of Commitments.
(a)    The Initial Loan Commitment of each Lender on the Closing Date shall be automatically and permanently reduced to $0 upon the making of such Lender’s Initial Loans to the Borrower pursuant to Section 2.01(a)(ii).
(b)    The Borrower shall have the right at any time and from time to time, upon three (3) Business Days’ prior written notice to the Administrative Agent, (or such shorter period of time agreed to by the Administrative Agent in its sole discretion), to terminate the Delayed Draw Commitments in whole or in part, without premium or penalty. Any partial termination of the Delayed Draw Commitments shall be (i) in an amount not less than $1,000,000 and (ii) allocated ratably among the Lenders with a Delayed Draw Commitment at such time. Any termination of the Delayed Draw Commitments pursuant to this Section 2.06(b) shall be permanent, and the Delayed Draw Commitments so terminated may not be reinstated.

2.07    Repayment of Loans.
The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Loans made to the Borrower outstanding on such date.
2.08    Interest.
(a)    The Initial Loans (other than the Redemption Amount) shall bear upfront interest in an amount equal to 2.00% of the aggregate principal amount thereof, such upfront interest to be due and payable on the Closing Date.
(b)    The Delayed Draw Loan shall bear upfront interest in an amount equal to 1.50% of the aggregate principal amount thereof, such upfront interest to be due and payable on the Delayed Draw Funding Date.
(c)    The Delayed Draw Commitments shall bear upfront interest in an amount equal to 0.50% of the aggregate undrawn principal amount thereof, such upfront interest to be due and payable on the Closing Date.
(d)    Subject to the provisions of subsection (d) below, each Initial Loan and the Delayed Draw Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date (which, for the avoidance of doubt, for the Delayed Draw Loan shall be the Delayed Draw Funding Date) at a rate per annum equal to the Applicable Rate.
(e)    (f)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law.
(i)    If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at the Default Rate to the fullest extent permitted by applicable Requirements of Law.
(ii)    Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses 2.08(b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at the Default Rate to the fullest extent permitted by applicable Requirements of Law.
(iii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(g)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09     [Reserved].
2.10    Computation of Interest and Fees.
(a)    All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11    Evidence of Debt.
(a)    Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. Subject to Section 10.06(c), the accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Promptly after the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent), in the case of its Initial Loans, an Initial A Loan Note or Initial B Loan Note, as applicable, and in the case of the Delayed Draw Loan, a Delayed Draw Note, which Notes shall evidence such Lender’s Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Class thereof (if applicable), amount and maturity of its Loans and payments with respect thereto.
2.12    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrower shall be made free and clear and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)    (i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the Applicable Rate. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Insufficient Funds. Subject to the application of Section 8.03 by its terms, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal Borrowings then due to such parties.
2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) from the other Lenders participations in the Loans or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
2.14    [Reserved].
2.15    [Reserved].
2.16    [Reserved].

2.17    Prepayment Premium.
Each (i) prepayment of the Loans pursuant to Section 2.05(a) or Section 2.05(b)(i) or (ii) acceleration following the occurrence and during the continuance of an Event of Default (the date of such prepayment or acceleration, the “Calculation Date”) that occurs (A) on or prior to the first anniversary of the Closing Date, shall be subject to payment of the Make-Whole Premium; (B) on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, shall be accompanied by a prepayment premium equal to 3.00% of the principal amount of the Loans so prepaid or accelerated, (c) on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date, shall be accompanied by a prepayment premium equal to 2.00% of the principal amount of the Loans so prepaid or accelerated and (d) on or after the third anniversary of the Closing Date, shall be made at par. The Borrower acknowledges that the Lenders shall suffer damages on account of the early payment of the Loans and that the prepayment premiums specified in this Section 2.17 are reasonable calculations of the lost profits of the Lenders holding the Loans in view of the difficulties and impracticality of determining actual damages resulting from prepayment.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    For purposes of this Section 3.01, and the term “Requirements of Law” includes FATCA.
(b)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirements of Law (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (f) below.
(ii)    If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment made hereunder or under any other Loan Document, then (A) the Administrative Agent shall withhold or make such deductions as are determined in the good faith discretion of the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (f) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction for Indemnified Taxes been made.

(iii)    If any Loan Party or the Administrative Agent shall be required by any applicable Requirements of Law other than the Code to withhold or deduct any Taxes from any payment made hereunder or under any other Loan Document, then (A) such Loan Party or the Administrative Agent, as required by such Requirements of Law as determined in the good faith discretion of such Loan Party or the Administrative Agent (as applicable), shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (f) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Requirements of Law, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Requirements of Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction for Indemnified Taxes been made.
(c)    Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Tax Indemnifications. (i) Each of the Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (setting forth in reasonable detail the basis and calculation of such payment or liability) delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Loan Parties are not indemnifying any Person for Excluded Taxes, except to the extent provided in the immediately succeeding sentence. Each of the Loan Parties shall jointly and severally indemnify the Administrative Agent, within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(d)(ii) below. Upon making such payment to the Administrative Agent, the Borrower shall be subrogated to the rights of the Administrative Agent pursuant to Section 3.01(d)(ii) below against the applicable defaulting Lender (other than the right of set off pursuant to the last sentence of Section 3.01(d)(ii)).
(i)    Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(e)    Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Requirements of Law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(f)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), and the Administrative Agent shall deliver to the Borrower on or prior to the date it becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), properly completed and executed copies of IRS Form W-9 certifying that such Lender (or the Administrative Agent, as applicable) is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, properly completed and executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    Properly completed and executed copies of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is neither a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, nor a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, properly completed and executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and executed copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Requirements of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments of all of the Lenders and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE IV.
CONDITIONS PRECEDENT
4.01    Conditions to Closing Date. The effectiveness of this Agreement (including the implementation of the Delayed Draw Commitments) and the obligation of each Lender to make its Initial Loans on the Closing Date are each subject to the satisfaction (or waiver) of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following on or prior to the Closing Date), each of which shall be originals, telecopies or electronic images (e.g., “pdf” or “tif”) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower (to the extent applicable), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:
(i)    a Committed Loan Notice in respect of the Initial Loans being borrowed on the Closing Date;
(ii)    executed counterparts of this Agreement;
(iii)    executed counterparts of the Guaranty;
(iv)    the Intercreditor Agreement, duly executed by each of the Loan Parties and the First Lien Agent;
(v)    the Third Amendment, duly executed by each of the Loan Parties, the First Lien Agent and the First Lien Lenders party thereto;
(vi)    executed counterparts of each Security Instrument to be entered into by any Loan Party on or prior to the Closing Date, duly executed by each Loan Party party thereto, together with:
(A)    certificates representing the certificated Pledged Interests pledged under the Collateral Agreement, and accompanied by undated stock or other transfer powers executed in blank, which delivery requirement may be satisfied by delivery to the Administrative Agent or to the First Lien Agent, as bailee for the Administrative Agent, in accordance with the Intercreditor Agreement,
(B)    proper financing statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Collateral Agreement, covering the Collateral described therein,
(C)    completed requests for information, dated on or before the Closing Date, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such financing statements, and

(D)    evidence of the completion of all other actions, recordings and filings of or with respect to the Security Instruments to be entered into on the Closing Date, that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby (including receipt of duly executed payoff letters and UCC-3 termination statements, if any), and
(E)    such Intellectual Property Security Agreements as the Administrative Agent may deem necessary or desirable in order to perfect, or provide notice of, the Liens created under the Collateral Agreement in intellectual property Collateral, in form appropriate for filing with the United States Patent and Trademark Office or the United States Copyright Office;
(vii)    an Initial A Loan Note and/or an Initial B Loan Note, as applicable, executed by the Borrower in favor of each Lender requesting Notes;
(viii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of the Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and each other Loan Document to which such Loan Party is, or is to be, a party;
(ix)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing in its jurisdiction of organization;
(x)    a favorable opinion of (A) Jones Day, counsel to the Borrower and (B) each local counsel to the Loan Parties listed on Schedule 4.01(a)(viii) for the jurisdictions indicated on such schedule, in each case addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and addressing such matters concerning this Agreement, the Loan Parties and the Loan Documents to be executed on the Closing Date as the Administrative Agent may reasonably request;
(xi)    a certificate of a Responsible Officer of the Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against each Loan Party of each of the Loan Documents to which such Loan Party is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(xii)    a certificate of the chief financial officer or treasurer of the Borrower certifying that as of the Closing Date (A) all of the representations and warranties in this Agreement are true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date), (B) no Default shall exist, or would result from the occurrence of the Closing Date and the

Borrowing of the Loans hereunder and (C) that since December 31, 2016, there have not occurred any facts, circumstances, changes, developments or events which, individually or in the aggregate, have constituted or would reasonably be expected to result in, a Material Adverse Effect;
(xiii)    a solvency certificate, executed by a Responsible Officer of the Borrower in form and substance reasonably acceptable to the Administrative Agent;
(xiv)    such documentation and other information with respect to the Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has reasonably been requested by the Administrative Agent and the Lenders;
(xv)    audited financial statements for the fiscal years ended December 31, 2014, December 31, 2015 and December 31, 2016 and any unaudited quarterly financial statements of the Borrower and its Subsidiaries for any fiscal quarter ending after December 31, 2016 and at least 45 days prior to the Closing Date;
(xvi)    evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance or other appropriate documentation, naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, under all insurance policies (including flood insurance policies) maintained with respect to the assets and properties of the Loan Parties that constitute Collateral;
(xvii)    a perfection certificate, substantially in the form of Exhibit I; and
(xviii)    a list setting forth each of the Borrower’s subsidiaries that are CFCs for which the “applicable earnings”, of a CFC (the “Reference CFC”) and the “applicable earnings” of any other CFC through which the Borrower holds the shares of the Reference CFC are, in the aggregate, less than $5,000,000. For the purposes of this clause (b)(vi), the term “applicable earnings” has the same meaning as in section 956(b)(1) of the Internal Revenue Code and the term “CFC” means any direct or indirect subsidiary of Company that is treated as a ‘controlled foreign corporation’ within the meaning of section 957(a) of the Internal Revenue Code.
(b)    All fees and expenses required to be paid hereunder to the Administrative Agent and the Lenders shall have been paid, or shall be paid substantially concurrently with the Borrowing of the Loans on the Closing Date. Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two (2) Business Days prior to the Closing Date (with reasonable and customary supporting documentation), plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02    Conditions to Funding of Delayed Draw Loan. The obligation of each Lender to make a Delayed Draw Loan on the Delayed Draw Funding Date is subject to the satisfaction (or waiver) of the following conditions precedent:
(a)    The representations and warranties made by any Loan Party contained herein or in any other Loan Document shall be true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date),
(b)    No Default or Event of Default shall exist or would result from such proposed Borrowing of Delayed Draw Loan or the application of the proceeds thereof,
(c)    The Administrative Agent shall have received the Committed Loan Notice required by Section 2.02(a), and
(d)    The Borrower shall have delivered to the Administrative Agent a certificate, signed by the chief financial officer or treasurer of the Borrower, demonstrating that cash payments made by the Borrower or its Subsidiaries in respect of the renewable contracts relating to the Vølund Projects have exceeded $100,000,000.
The request for the Borrowing of the Delayed Draw Loan hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in this Section 4.02.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
To induce the Lenders and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants each of the following to the Lenders and the Administrative Agent, on and as of the Closing Date and the making of the Loans on the Closing Date or on any other date required by any Loan Document (with references in this Article V (other than Sections 5.03, 5.04 and 5.05) to “Subsidiaries” to exclude Captive Insurance Subsidiaries):

5.01    Corporate Existence, Compliance with Law. Each of the Borrower and the Borrower’s Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect, (c) has all requisite corporate or other organizational power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals, filings or notices that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure of which to obtain or make would not, in the aggregate, have a Material Adverse Effect.
5.02    Corporate Power; Authorization; Enforceable Obligations.
(a)    The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:
(i)    are within such Loan Party’s corporate, limited liability company, partnership or other organizational powers;
(ii)    have been duly authorized by all necessary corporate, limited liability company or partnership action, including the consent of shareholders, partners and members where required;
(iii)    do not and will not (A) contravene such Loan Party’s or any of its Subsidiaries’ respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Loan Party (including Regulations T, U and X of the FRB), or any order or decree of any Governmental Authority or arbitrator applicable to such Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any lawful Contractual Obligation of such Loan Party or any of its Subsidiaries, other than in the case of this clause (C) any such conflict, breach, default, termination or acceleration that could not reasonably be expected to have a Material Adverse Effect, or (D) result in the creation or imposition of any Lien upon any property of such Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Security Instruments; and
(iv)    do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than (A) routine tax filings, of which the failure to so file will not result in any Loan Document being unenforceable against, or the performance of any Loan Document being impaired in any way with respect to, any Loan Party, (B) those listed on Schedule 5.02 or that have been or will be, prior to the Closing Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 4.01(a), and each of which on the Closing Date will be in full force and effect and, (C) with respect to the Collateral, filings required to perfect the Liens created by the Security Instruments.
(b)    This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party who is a party thereto. This Agreement is, and the other Loan Documents will be, when delivered, the legal, valid and binding obligation of each Loan Party who is a party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
5.03    Ownership of Borrower; Subsidiaries.
(a)    All of the outstanding capital stock of the Borrower is validly issued, fully paid and non-assessable.
(b)    Set forth on Schedule 5.03 is a complete and accurate list showing, as of the Closing Date, all Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of its organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Closing Date, the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower. Except as set forth on Schedule 5.03, as of the Closing Date no Stock of any Subsidiary of the Borrower is subject to any outstanding option, warrant, right of conversion or purchase of any similar right. Except as set forth on Schedule 5.03, as of the Closing Date all of the outstanding Stock of each Subsidiary of the Borrower owned (directly or indirectly) by the Borrower has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Borrower or a Subsidiary of the Borrower, free and clear of all Liens (other than (i) Liens permitted under Section 7.02 and (ii) the Lien in favor of the Secured Parties created pursuant to the Security Instruments), options, warrants, rights of conversion or purchase or any similar rights. Except as set forth on Schedule 5.03, as of the Closing Date neither the Borrower nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the First Lien Credit Documents and the Loan Documents and, with respect to any Subsidiary that is not a Wholly-Owned Subsidiary, the Constituent Documents of such Subsidiary. The Borrower does not own or hold, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by Section 7.03.
5.04    Financial Statements.
(a)    The interim unaudited financial statements for the Borrower and its Subsidiaries for the most-recently ended Fiscal Quarter, copies of which have been furnished to each Lender, fairly present in all material respects, subject to the absence of footnote disclosure and normal recurring year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.
(b)    The audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the Fiscal Year ended December 31, 2016, and the related statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, copies of which have been furnished to each Lender, (i) were prepared in conformity with GAAP and (ii) fairly present in all material respects, the consolidated financial condition of the Borrower and its Subsidiaries as at the date indicated and the consolidated results of their operations and cash flow for the period indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Borrower’s Accountants shall concur and that shall have been disclosed in the notes to the financial statements).
(c)    Except as set forth on Schedule 5.04, neither the Borrower nor any of its Subsidiaries has, as of the Closing Date, any material obligation, contingent liability or liability for taxes, long-term leases

(other than operating leases) or unusual forward or long-term commitment that is not reflected in the financial statements referred to in clause (b) above and not otherwise permitted by this Agreement.
(d)    The Projections have been prepared by the Borrower taking into consideration past operations of its business, and reflect projections for the period beginning approximately January 1, 2018 and ending approximately December 31, 2020 on a Fiscal Year by Fiscal Year basis. The Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes, as of the Closing Date, to be reasonable in light of current conditions and current facts known to the Borrower (other than any necessary adjustments due to fees payable in accordance herewith) and, as of the Closing Date, reflect the Borrower’s good faith estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein.
5.05    Material Adverse Change. Since December 31, 2016, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to result in a Material Adverse Effect.
5.06    Solvency. Both before and after giving effect to (a) the Initial Loans to be made or extended on the Closing Date or such other date as Loans requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, (c) the consummation of the transactions contemplated hereby and (d) the payment and accrual of all transaction costs in connection with the foregoing, the Loan Parties, taken as a whole, are Solvent.
5.07    Litigation. Except as set forth on Schedule 5.07, there are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings against the Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Schedule 5.07 lists all litigation pending against any Loan Party as of the Closing Date that, if adversely determined, could be reasonably expected to have a Material Adverse Effect.
5.08    Taxes. All federal income and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by the Borrower or any of its Subsidiaries have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all material taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Subsidiary in conformity with GAAP. The Borrower and each of its Subsidiaries have withheld and timely paid to the respective Governmental Authorities all material amounts required to be withheld.
5.09    Full Disclosure. Any information prepared or furnished by or on behalf of any Loan Party and delivered to the Lenders in writing in connection with this Agreement or the consummation of the transactions contemplated hereunder or thereunder (in each case, taken as a whole) does not, as of the time of delivery of such information, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading; provided that to the extent any such information was based upon, or constituted, a forecast or projection, such Loan Party represents only, in respect of such projection or forecast, that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information.
5.10    Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the FRB), and no proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the FRB.
5.11    No Burdensome Restrictions; No Defaults.
(a)    Neither the Borrower nor any of its Subsidiaries (i) is a party to any Contractual Obligation (x) the compliance with which could reasonably be expected to have a Material Adverse Effect or (y) the performance of which by any party thereof would result in the creation of a Lien (other than a Lien permitted under Section 7.02) on the property or assets of any party thereof or (ii) is subject to any charter restriction that could reasonably be expected to have a Material Adverse Effect.
(b)    Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it, other than, in either case, those defaults that would not reasonably be expected to have a Material Adverse Effect.
(c)    No Default has occurred and is continuing.
5.12    Investment Company Act. None of the Borrower or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.13    Use of Proceeds.
(a)    The proceeds of the Initial A Loans are being used by the Borrower on the Closing Date only to (i) prepay the Borrower’s loans outstanding under the First Lien Credit Agreement on the Closing Date and (ii) pay the Purchase Price for the Purchased Shares;
(b)    The proceeds of the Initial B Loans are being used by the Borrower on the Closing Date only to (i) prepay the Borrower’s loans outstanding under the First Lien Credit Agreement on the Closing Date and (ii) pay fees and expenses in connection with this Agreement and the related transactions; and
(c)    The proceeds of the Delayed Draw Loan shall be used only for Renewable Contracts Funding Costs.
5.14    Insurance. All policies of insurance of any kind or nature currently maintained by the Borrower or any of its Subsidiaries, including policies of fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person.

5.15    Labor Matters.
(a)    There are no strikes, work stoppages, slowdowns or lockouts pending or, to the Borrower’s knowledge, threatened against or involving the Borrower, any of its Subsidiaries or any Guarantor, other than those that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(b)    There are no unfair labor practices, grievances or complaints pending, or, to the Borrower’s knowledge, threatened, against or involving the Borrower, any of its Subsidiaries or any Guarantor, nor, to the Borrower’s knowledge, are there any unfair labor practices, arbitrations or grievances threatened involving the Borrower, any of its Subsidiaries or any Guarantor, other than those that if resolved adversely to the Borrower, such Subsidiary or such Guarantor, as applicable, would not reasonably be expected to have a Material Adverse Effect.
5.16    ERISA.
(a)    Each Employee Benefit Plan that is intended to qualify under Section 401 of the Code (i) (x) has received a favorable determination letter, or is subject to a favorable opinion letter, from the IRS indicating that such Employee Benefit Plan is so qualified and any trust created under any Employee Benefit Plan is exempt from tax under the provisions of Section 501 of the Code, (y) is substantially similar to an “employee benefit plan” as defined in Section 3(3) of ERISA that is, or was, sponsored, maintained, or contributed to by a former ERISA Affiliate that received such a favorable determination letter or opinion letter prior to the Spinoff, or (z) is the subject of an application for such a favorable determination letter or opinion letter that is currently being processed by the IRS, and (ii) to the knowledge of the Borrower, nothing has occurred subsequent to the issuance of such determination or opinion letter, as applicable, which would cause such Employee Benefit Plan to lose its qualified status or that would cause such trust to become subject to tax, except where such failures could not reasonably be expected to have a Material Adverse Effect.
(b)    The Borrower, each of its Subsidiaries, each Guarantor and each of their respective ERISA Affiliates is in material compliance with all applicable provisions and requirements of ERISA, the Code and applicable Employee Benefit Plan provisions with respect to each Employee Benefit Plan except for non-compliances that would not reasonably be expected to have a Material Adverse Effect.
(c)    There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Employee Benefit Plan that could reasonably be expected to have a Material Adverse Effect.
(d)    There has been no, nor is there reasonably expected to occur, any ERISA Event other than those that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(e)    Except (i) to the extent required under Section 4980B of the Code or similar state laws, and (ii) with respect to which the aggregate liability, calculated on a FAS 106 basis as of December 31, 2016, does not exceed $10,000,000, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) to any retired or former employees, consultants or directors (or their dependents) of the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates.

(f)    With respect to each retirement savings scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by the Borrower or any of its Subsidiaries, that is not subject to United States law (a “Foreign Plan”), except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:
(i)    Any employer contributions required by law or the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or if applicable, accrued, in accordance with normal accounting practices of the jurisdiction in which such plan is maintained;
(ii)    The Fair Market Value of the assets of each funded Foreign Plan that is required to be funded, or the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles of the jurisdiction in which such plan is maintained; and
(iii)    Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.
5.17    Environmental Matters.
(a)    The operations of the Borrower and each of its Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(b)    None of the Borrower or any of its Subsidiaries or any Real Property currently or, to the knowledge of the Borrower, previously owned, operated or leased by or for the Borrower or any of its Subsidiaries is subject to any pending or, to the knowledge of the Borrower, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those orders, agreements, notices, proceedings or investigations that, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(c)    To the knowledge of the Borrower, there are no facts, circumstances or conditions arising out of or relating to the operations or ownership of the Borrower or of Real Property owned, operated or leased by the Borrower or any of its Subsidiaries that are not specifically included in the financial information furnished to the Lenders other than those that, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
5.18    Intellectual Property. Except where the failure to do so would not, taken as a whole, reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries own or license or otherwise have the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights (including all “Intellectual Property” as defined in the Collateral Agreement) that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto. Except where the failure to do so would not, taken as a whole, reasonably be expected to have a Material Adverse Effect, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened.
5.19    Title; Real Property.
(a)    Each of the Borrower and its Subsidiaries has valid and indefeasible title to, or valid leasehold interests in, all of its material properties and assets (including Real Property) and good title to, or valid leasehold interests in, all material personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent financial statements delivered by the Borrower hereunder, and none of such properties and assets is subject to any Lien, except Liens permitted under Section 7.02. The Borrower and its Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower’s and its Subsidiaries’ right, title and interest in and to all such property, other than those that would not reasonably be expected to result in a Material Adverse Effect.
(b)    Set forth on Schedule 5.19(b) is a complete and accurate list, as of the Closing Date, of all (i) owned Real Property located in the United States with a reasonably estimated Fair Market Value in excess of $3,000,000 showing, as of the Closing Date, the street address, county (or other relevant jurisdiction or state) and the record owner thereof and (ii) leased Real Property located in the United States with annual lease payments in excess of $1,000,000 showing, as of the Closing Date, the street address and county (or other relevant jurisdiction or state) thereof.
(c)    No portion of any Real Property has suffered any material damage by fire or other casualty loss that has not heretofore been completely repaired and restored to its original condition other than those that would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no portion of any Mortgaged Property is located in a special flood hazard area as designated by any federal Governmental Authority other than those for which flood insurance has been provided in accordance with Section 6.27.
(d)    Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Loan Party has obtained and holds all Permits required in respect of all Real Property and for any other property otherwise operated by or on behalf of, or for the benefit of, such person and for the operation of each of its businesses as presently conducted and as proposed to be conducted, (ii) all such Permits are in full force and effect, and each Loan Party has performed and observed all requirements of such Permits, (iii) no event has occurred that allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (iv) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to any Loan Party, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such person, (v) each Loan Party reasonably believes that each of its Permits will be timely renewed and complied with, without material expense, and that any additional Permits that may be required of such Person will be timely obtained and complied with, without material expense and (vi) the Borrower has no knowledge or reason to believe that any Governmental Authority is considering limiting, suspending, revoking or renewing on materially burdensome terms any such Permit.
(e)    None of the Borrower or any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property or any part thereof, except those that would not reasonably be expected to have a Material Adverse Effect.
(f)    Each of the Loan Parties, and, to the knowledge of the Borrower, each other party thereto, has complied with all obligations under all leases of Real Property to which it is a party other than those the failure with which to comply would not reasonably be expected to have a Material Adverse Effect and all such leases are legal, valid, binding and in full force and effect and are enforceable in accordance with their terms other than those the failure of which to so comply with the foregoing would not reasonably be expected to have a Material Adverse Effect. No landlord Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any lease payment under any lease of Real Property other than those that would not reasonably be expected to have a Material Adverse Effect.
(g)    There are no pending or, to the knowledge of the Borrower, proposed special or other assessments for public improvements or otherwise affecting any material portion of the owned Real Property, nor are there any contemplated improvements to such owned Real Property that may result in such special or other assessments, other than those that would not reasonably be expected to have a Material Adverse Effect.
5.20    Security Instruments. The provisions of the Security Instruments, from and after the Closing Date, are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable second priority Lien (subject to Liens permitted by Section 7.02) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed on or prior to the Closing Date and filings and other actions contemplated hereby and by the Security Instruments, no filing or other action in the United States will be necessary to perfect or protect such Liens.
5.21    OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any director, officer, employee or agent thereof, is or is owned or controlled by an individual or entity that is (i) listed on the List of Specially Designated Nationals and Blocked Persons or Sectoral Sanctions Identifications List maintained by OFAC, (ii) otherwise the subject of any Sanctions or a Person who, under any Sanctions, the Administrative Agent, any Lender is prohibited from transacting business with or (iii) in violation of any applicable Requirement of Law relating to Sanctions. No Loan, nor the proceeds from any Loan, has or have been used, directly by the Borrower or any of its Subsidiaries, or, to the knowledge of the Borrower, by any recipient of those funds from the Borrower or any Subsidiary, to lend, contribute, provide or make available by any Loan Party or any Subsidiary to fund any activity or business in any Designated Jurisdiction if that activity or business would violate any Sanctions, or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that, in each case, would result in any violation by any Lender, the Arranger or the Administrative Agent of Sanctions.

5.22    Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their businesses in all material respects in compliance with applicable Anti-Corruption Laws and have instituted and maintained policies and procedures intended to promote and achieve compliance with such laws.
5.01    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
5.02    Budget. The Budget has been prepared in good faith based upon assumptions of the Borrower reasonable at the time made.
ARTICLE VI.
AFFIRMATIVE COVENANTS
The Borrower agrees with the Lenders and the Administrative Agent to each of the following, from and after the Closing Date and thereafter as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Required Lenders otherwise consent in writing (provided that those provisions under this Article VI with which Subsidiaries of the Borrower are required to comply shall exclude from such compliance any Captive Insurance Subsidiary):
6.01    Financial Statements. The Borrower shall furnish to the Administrative Agent each of the following:
(a)    Quarterly Reports. Within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year (unless such period is extended pursuant to SEC guidelines), consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year, in each case certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).
(b)    Annual Reports. Within ninety (90) days after the end of each Fiscal Year (unless such period is extended pursuant to SEC guidelines), consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and related statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit or as to the Borrower being a going concern by the Borrower’s Accountants, together with the report of such accounting firm stating that (i) such financial statements fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Borrower’s Accountants shall concur and that shall have been disclosed in the notes to the financial statements) and (ii) the examination by the Borrower’s Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

(c)    Compliance Certificate. Together with each delivery of any financial statement pursuant to clause (a) or (b) above, a Compliance Certificate (i) showing in reasonable detail the calculations used in determining the Leverage Ratio and demonstrating compliance with each of the other financial covenants contained in Section 7.16, and (ii) stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, stating the nature thereof and the action which the Borrower has taken or proposes to take with respect thereto.
(d)    Monthly Reports. Within 15 days after the end of each calendar month, commencing with the calendar month ending October 31, 2017, (i) a consolidated balance sheet and profit and loss statement and (ii) segment-level profit and loss statements, in each case, relating to the most recently ended calendar month and with commentary by management on financial and operational performance.
The Borrower hereby acknowledges that (i) the Administrative Agent may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that the Borrower intends to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat the Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
Documents required to be delivered pursuant to Section 6.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

6.02    Collateral Reporting Requirements. The Borrower shall furnish to the Administrative Agent each of the following:
(a)    Updated Corporate Chart. If requested by the Administrative Agent, together with each delivery of any financial statement pursuant to Section 6.01(b), a corporate organizational chart or other equivalent list, current as of the date of delivery, in form and substance reasonably acceptable to the Administrative Agent and certified as true, correct and complete by a Responsible Officer of the Borrower, setting forth, for each of the Loan Parties, all Persons subject to Section 6.22, all Subsidiaries of any of them and any joint venture (including Joint Ventures) entered into by any of the foregoing, (i) its full legal name, (ii) its jurisdiction of organization and organizational number (if any) and (iii) the number of shares of each class of its Stock authorized (if applicable), the number outstanding as of the date of delivery, and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower.
(b)    Additional Information. From time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all as the Administrative Agent may reasonably request, and in reasonable detail.
(c)    Additional Filings. At any time and from time to time, upon the reasonable written request of the Administrative Agent, and at the sole expense of the Loan Parties, duly executed, delivered and recorded instruments and documents for the purpose of obtaining or preserving the full benefits of this Agreement, each Security Instrument and each other Loan Document and of the rights and powers herein and therein granted (and each Loan Party shall take such further action as the Administrative Agent may reasonably request for such purpose, including the filing of any financing or continuation statement under the UCC or other similar Requirement of Law in effect in any domestic jurisdiction with respect to the security interest created by the Collateral Agreement but excluding (i) the execution and delivery of any Control Agreements with respect to deposit accounts or securities accounts, other than any Excluded Deposit Account, (ii) any filings to perfect Liens on intellectual property, other than any such filings under the UCC or with the U.S. Patent and Trademark Office or U.S. Copyright Office and (iii) any filings or actions in any jurisdiction outside the United States.
The reporting requirements set forth in this Section 6.02 are in addition to, and shall not modify and are not in replacement of, any rights and other obligation set forth in any Loan Document (including notice and reporting requirements) and satisfaction of the reporting obligations in this Section 6.02 shall not, by itself, operate as an update of any Schedule or any schedule of any other Loan Document and shall not cure, or otherwise affect in any way, any Default, including any failure of any representation or warranty of any Loan Document to be correct in any respect when made.
6.03    Default and Certain Other Notices. Promptly and in any event within five (5) Business Days after a Responsible Officer of the Borrower obtains actual knowledge thereof, the Borrower shall give the Administrative Agent notice:
(a)    of the occurrence of any Default or Event of Default;
(b)    [reserved]; and
(c)    of the issuance of a notice of proposed debarment or notice of proposed suspension by a Governmental Authority or Governmental Authorities.

Each notice pursuant to this Section 6.03 (other than Section 6.03(b)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein, the anticipated effect thereof, and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. Any notice pursuant to this Section 6.03, if given by telephone, shall be promptly confirmed in writing on the next Business Day.
6.04    Litigation. Promptly after a Responsible Officer of the Borrower obtains actual knowledge of the commencement thereof, the Borrower shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, regarding the Borrower, any of its Subsidiaries or any Joint Venture that (i) seeks injunctive or similar relief that, in the reasonable judgment of the Borrower, if adversely determined, would reasonably be expected to result in a Material Adverse Effect or (ii) in the reasonable judgment of the Borrower would expose the Borrower, such Subsidiary or such Joint Venture to liability in an amount aggregating $20,000,000 (in excess of insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) or more or that, if adversely determined, would reasonably be expected to have a Material Adverse Effect.
6.05    Labor Relations. Promptly after a Responsible Officer of the Borrower has actual knowledge of the same, the Borrower shall give the Administrative Agent written notice of (a) any material labor dispute to which the Borrower, any of its Subsidiaries, any Guarantors or any Joint Venture is a party, including any strikes, lockouts or other material disputes relating to any of such Person’s plants and other facilities, provided that such dispute, strike or lockout involves a work stoppage exceeding 30 days, (b) any material Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such Person affecting 300 or more employees of the Borrower and its Subsidiaries and (c) any material union organization activity with respect to employees of the Borrower or any of its Subsidiaries not covered by a collective bargaining agreement as of the Closing Date.
6.06    Tax Returns. Upon the reasonable request of any Lender, through the Administrative Agent, the Borrower shall provide copies of all federal, state, local and foreign tax returns and reports filed by the Borrower, any of its Subsidiaries or any Joint Venture in respect of taxes measured by income (excluding sales, use and like taxes).
6.07    Insurance. As soon as is practicable and in any event within 90 days after the end of each Fiscal Year, the Borrower shall furnish the Administrative Agent with a report on the standard “Acord” form (or other form acceptable to the Administrative Agent) outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage.
6.08    ERISA Matters. The Borrower shall furnish the Administrative Agent each of the following:
(a)    promptly and in any event within thirty (30) days after a Responsible Officer of the Borrower knows, or has reason to know, that any ERISA Event has occurred that, alone or together with any other ERISA Event, would reasonably be expected to result in liability of the Borrower, any Subsidiary, any Guarantor and/or any ERISA Affiliate in an aggregate amount exceeding $20,000,000, written notice describing the nature thereof, what action the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto, including copies of any notices or correspondence with any Governmental Authority and, when known by such Responsible Officer, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect to such event;
(b)    simultaneously with the date that the Borrower, any of its Subsidiaries or any ERISA Affiliate files with the PBGC a notice of intent to terminate any Title IV Plan, if, at the time of such filing, such termination would reasonably be expected to require additional contributions of the Borrower, any Subsidiary, any Guarantor and/or any ERISA Affiliate in an aggregate amount exceeding $20,000,000 in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice; and
(c)    promptly, copies of (i) each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates with the IRS with respect to each Title IV Plan, which is requested by the Administrative Agent; (ii) all notices received by the Borrower, any of its Subsidiaries, any Guarantor or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event that would reasonably be expected to result in liability of the Borrower, any Subsidiary, any Guarantor and/or any ERISA Affiliate in an aggregate amount exceeding $20,000,000; and (iii) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request.
Notwithstanding the foregoing, promptly, and in any event within sixty (60) days after a Multiemployer Plan is certified to be in “endangered” or “critical” status within the meaning of Code Section 432 or Section 305 of ERISA, notice of such Multiemployer Plan’s status and a copy of such Multiemployer Plan’s most recent funding improvement plan or rehabilitation plan, as required to be adopted under ERISA.
6.09    Environmental Matters. The Borrower shall provide the Administrative Agent promptly, and in any event within ten (10) Business Days after any Responsible Officer of the Borrower obtains actual knowledge of any of the following, written notice of each of the following:
(a)    that any Loan Party is or may be liable to any Person as a result of a Release or threatened Release that would reasonably be expected to subject such Loan Party to Environmental Liabilities and Costs of $20,000,000 or more;
(b)    the receipt by any Loan Party of notification that any material real or personal property of such Loan Party is or is reasonably likely to be subject to any Environmental Lien;
(c)    the receipt by any Loan Party of any notice of violation of or potential liability under, or knowledge by a Responsible Officer of the Borrower that there exists a condition that would reasonably be expected to result in a violation of or liability under, any Environmental Law, except for violations and liabilities the consequence of which, in the aggregate, would not be reasonably likely to subject the Loan Parties collectively to Environmental Liabilities and Costs of $20,000,000 or more; and
(d)    promptly following reasonable written request by any Lender, through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Section 6.09.

6.10    Patriot Act Information. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Loan Party in accordance with the Patriot Act. The Borrower shall promptly, following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.
6.11    Other Information. The Borrower shall provide the Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrower, any of its Subsidiaries or any Joint Venture as the Administrative Agent or such Lender, through the Administrative Agent, may from time to time reasonably request. The Administrative Agent shall provide copies of any written information provided to it pursuant to Sections 6.01 through 6.10 above to any Lender requesting the same.
6.12    Preservation of Corporate Existence, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its legal existence, rights (charter and statutory) and franchises, except as permitted by Sections 7.03, 7.04 and 7.06 and except if, in the reasonable business judgment of the Borrower, it is in the business interest of the Borrower or such Subsidiary not to preserve and maintain such rights (charter and statutory) and franchises, and such failure to preserve the same would not reasonably be expected to have a Material Adverse Effect and would not reasonably be expected to materially affect the interests of the Secured Parties under the Loan Documents or the rights and interests of any of them in the Collateral.
6.13    Compliance with Laws, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not reasonably be expected to have a Material Adverse Effect.
6.14    Conduct of Business. The Borrower shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course (except for non-material changes in the nature or conduct of its business as carried on as of the Closing Date) and (b) use its reasonable efforts, in the ordinary course, to preserve its business and the goodwill and business of the customers, suppliers and others having business relations with the Borrower or any of its Subsidiaries, except where the failure to comply with the covenants in each of clauses (a) and (b) above would not reasonably be expected to have a Material Adverse Effect.
6.15    Payment of Taxes, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge (or cause to be paid and discharged) before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies made, assessed, filed or otherwise imposed on or against any of them, except where (a) contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP or (b) the failure to so pay and discharge would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.16    Maintenance of Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as, in the reasonable determination of the Borrower, is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates and (b) cause all property and general liability insurance to name the Administrative Agent on behalf of the Secured Parties as additional insured (with respect to liability policies), loss payee (with respect to property policies) or lender’s loss payee (with respect to property policies), as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days’ written notice thereof to the Administrative Agent.
6.17    Access. The Borrower shall from time to time during normal business hours permit the Administrative Agent and the Lenders, or any agents or representatives thereof, within five (5) Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries, (b) visit the properties of the Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with any of their respective officers or directors; provided that the Borrower will not be required to permit any examination or visit as set forth in clauses (a) and (b) above with respect to each of the Administrative Agent and the Lenders (or any agents or representatives thereof) (i) within the twelve-month period following the date of the most recent examination or visit by any Lender or the Administrative Agent (or any agents or representatives thereof), as applicable, unless an Event of Default has occurred and is continuing and (ii) unless such visit is coordinated through the Administrative Agent.
6.18    Keeping of Books. The Borrower shall, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of the financial transactions and assets and business of the Borrower and each such Subsidiary.
6.19    Maintenance of Properties, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve (a) in good working order and condition (ordinary wear and tear excepted) all of its properties necessary in the conduct of its business, (b) all rights, permits, licenses, approvals and privileges (including all Permits) necessary in the conduct of its business and (c) all Material Intellectual Property, except where failure to so maintain and preserve the items set forth in clauses (a), (b) and (c) above would not reasonably be expected to have a Material Adverse Effect.
6.20    Application of Proceeds. The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 5.13.
6.21    Environmental.
(a)    The Borrower shall, and shall cause each of its Subsidiaries to, exercise reasonable due diligence in order to comply in all material respects with all Environmental Laws.
(b)    The Borrower agrees that the Administrative Agent may, from time to time, retain, at the expense of the Borrower, an independent professional consultant reasonably acceptable to the Borrower to review any report relating to Contaminants prepared by or for the Borrower and to conduct its own investigation (the scope of which investigation shall be reasonable based upon the circumstances) of any property currently owned, leased, operated or used by the Borrower or any of its Subsidiaries, if (x) a Default or an Event of Default shall have occurred and be continuing, or (y) the Administrative Agent reasonably believes (1) that an occurrence relating to such property is likely to give rise to any Environmental Liabilities and Costs or (2) that a violation of an Environmental Law on or around such property has occurred or is likely to occur, which could, in either such case, reasonably be expected to result in Environmental Liabilities and Costs in excess of $20,000,000, provided that, unless an Event of Default shall have occurred and be continuing, such consultant shall not drill on any property of the Borrower or any of its Subsidiaries without the Borrower’s prior written consent. Borrower shall use its reasonable efforts to obtain for the Administrative Agent and its agents, employees, consultants and contractors the right, upon reasonable notice to Borrower, to enter into or on to the facilities currently owned, leased, operated or used by Borrower or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any property shall be conducted, unless otherwise agreed to by Borrower and the Administrative Agent, during normal business hours and shall be conducted so as not to unreasonably interfere with the ongoing operations at any such property or to cause any damage or loss at such property. Borrower and the Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of the Administrative Agent pursuant to this subsection will be obtained and shall be used by the Administrative Agent and the Lenders for the purposes of the Lenders’ internal credit decisions, to monitor the Obligations and to protect the Liens created by the Loan Documents, and the Administrative Agent and the Lenders hereby acknowledge and agree any such report will be kept confidential by them to the extent permitted by law except as provided in the following sentence. The Administrative Agent agrees to deliver a copy of any such report to Borrower with the understanding that Borrower acknowledges and agrees that (i) it will indemnify and hold harmless the Administrative Agent and each Lender from any costs, losses or liabilities relating to Borrower’s use of or reliance on such report, (ii) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Borrower, neither the Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.
(c)    Promptly after a Responsible Officer of the Borrower obtains actual knowledge thereof, the Borrower shall advise the Administrative Agent in writing and in reasonable detail of (i) any Release or threatened Release of any Contaminants required to be reported by Borrower or its Subsidiaries, to any Governmental Authorities under any applicable Environmental Laws and which would reasonably be expected to have Environmental Liabilities and Costs in excess of $20,000,000, (ii) any and all written communications with respect to any pending or threatened claims under Environmental Law in each such case which, individually or in the aggregate, have a reasonable possibility of giving rise to Environmental Liabilities and Costs in excess of $20,000,000, (iii) any Remedial Action performed by Borrower or any other Person in response to (x) any Contaminants on, under or about any property, the existence of which has a reasonable possibility of resulting in Environmental Liabilities and Costs in excess of $20,000,000, or (y) any other Environmental Liabilities and Costs in excess of $20,000,000 that could result in Environmental Liabilities and Costs in excess of $20,000,000, (iv) discovery by Borrower or its Subsidiaries of any occurrence or condition on any material property that could cause Borrower’s or its Subsidiaries’ interest in any such property to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any applicable Environmental Laws or Environmental Liens, and (v) any written request for information from any Governmental Authority that fairly suggests such Governmental Authority is investigating whether Borrower or any of its Subsidiaries may be potentially responsible for a Release or threatened Release of Contaminants which has a reasonable possibility of giving rise to Environmental Liabilities and Costs in excess of $20,000,000.
(d)    Borrower shall promptly notify the Administrative Agent of (i) any proposed acquisition of Stock, assets, or property by Borrower or any of its Subsidiaries that would reasonably be expected to expose Borrower or any of its Subsidiaries to, or result in Environmental Liabilities and Costs in excess of $20,000,000 and (ii) any proposed action to be taken by Borrower or any of its Subsidiaries to commence manufacturing, industrial or other similar operations that would reasonably be expected to subject Borrower or any of its Subsidiaries to additional Environmental Laws, that are materially different from the Environmental Laws applicable to the operations of Borrower or any of its Subsidiaries as of the Closing Date.
(e)    Borrower shall, at its own expense, provide copies of such documents or information as the Administrative Agent may reasonably request in relation to any matters disclosed pursuant to this subsection.
(f)    To the extent required by Environmental Laws or Governmental Authorities under applicable Environmental Laws, Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary Remedial Action in connection with the presence, handling, storage, use, disposal, transportation or Release or threatened Release of any Contaminants on, under or affecting any property in order to comply in all material respects with all applicable Environmental Laws and Permits. In the event Borrower or any of its Subsidiaries undertakes any Remedial Action with respect to the presence, Release or threatened Release of any Contaminants on or affecting any property, Borrower or any of its Subsidiaries shall conduct and complete such Remedial Action in material compliance with all applicable Environmental Laws, and in material accordance with the applicable policies, orders and directives of all relevant Governmental Authorities except when, and only to the extent that, Borrower or any such Subsidiaries’ liability for such presence, handling, storage, use, disposal, transportation or Release or threatened Release of any Contaminants is being contested in good faith by Borrower or any of such Subsidiaries. In the event Borrower fails to take required actions to address such Release or threatened Release of Contaminants or to address a violation of or liability under Environmental Law, the Administrative Agent may, upon providing the Borrower with 5 Business Days’ prior written notice, enter the property and, at Borrower’s sole expense, perform whatever action the Administrative Agent reasonably deems prudent to rectify the situation.
6.22    Additional Collateral and Guaranties. Notify the Administrative Agent promptly after any Person (i) becomes a Wholly-Owned Domestic Subsidiary that is not an Immaterial Subsidiary (including a Wholly-Owned Domestic Subsidiary that ceases for any reason to satisfy the definition of “Immaterial Subsidiary” at any time) or (ii) becomes a First-Tier Foreign Subsidiary, and promptly thereafter (and in any event within 30 days, or such longer period of time permitted by the Administrative Agent in its sole discretion):
(a)    if such Person is a Wholly-Owned Domestic Subsidiary and is not a Captive Insurance Subsidiary or an Excluded Domestic Subsidiary:
(i)    cause such Wholly-Owned Domestic Subsidiary to become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other document as the Administrative Agent shall deem reasonably appropriate for such purpose; and

(ii)    cause such Person to deliver to the Administrative Agent documents of the types referred to in clauses (iv), (v) and (vii) of Section 4.01(a) and, at the request of the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)(i)), all in form, content and scope reasonably satisfactory to the Administrative Agent;
(iii)    cause such Person to deliver to the Administrative Agent for the benefit of the Secured Parties, Security Instruments (or supplements thereto), as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery to the Administrative Agent (or its agent, designee or bailee pursuant to the Intercreditor Agreement) of all certificated Pledged Interests in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(ii) and (iii)), securing payment of all the Obligations and constituting Liens on all such real and personal properties,
(iv)    take whatever action (including the filing of Uniform Commercial Code financing statements and the giving of notices) as may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Security Instruments (or supplements thereto) delivered pursuant to this Section 6.22, enforceable against all third parties in accordance with their terms (subject to Liens permitted by the Loan Documents), provided that no such actions shall be required in any jurisdiction outside the United States; and
(b)    if such Person is a First-Tier Foreign Subsidiary any of whose Stock is owned by a Loan Party (or a Person becoming a Loan Party pursuant to this Section), cause such Loan Party to deliver to the Administrative Agent (or its agent, designee or bailee pursuant to the Intercreditor Agreement) for the benefit of the Secured Parties all certificated Pledged Interests in and of such First-Tier Foreign Subsidiary, and any Security Instruments (or supplements thereto), as specified by and in form and substance reasonably satisfactory to the Administrative Agent, in each case securing payment of all the Obligations and constituting Liens on all such Pledged Interests.
6.23    Real Property. With respect to any fee interest in any Material Real Property that is acquired or any lease of domestic Real Property that is leased for more than $5,000,000 annually, in either case after the Closing Date by the Borrower or any other Loan Party, the Borrower or the applicable Loan Party shall promptly (and, in any event, within sixty (60) days following the date of such acquisition, unless such date is extended by the Administrative Agent in its sole discretion) (i) in the case of any Material Real Property, execute and deliver a second priority Mortgage (subject only to Liens permitted by this Agreement and such Mortgage) in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such Real Property and complying with the provisions herein and in the Security Instruments, (ii) in the case of any leased domestic Real Property that is leased for more than $5,000,000 annually, if requested by the Administrative Agent, execute and deliver a second priority Mortgage (subject only to Liens permitted by this Agreement and such Mortgage) in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such Real Property and complying with the provisions herein and in the Security Instruments, (iii) provide the Secured Parties with title insurance in an amount at least equal to the purchase price of such Real Property (or such other amount as the Administrative Agent shall reasonably specify) described in clauses (i) or (ii) above, and if applicable, flood insurance and lease estoppel certificates, all in accordance with the standards for deliveries contemplated on or prior to the Closing Date, as described in Section 4.01(a)(iv) hereof, (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, (v) if requested by the Administrative Agent, use commercially reasonable efforts to obtain Landlord Lien Waivers for each domestic Real Property leasehold interest on which a manufacturing facility or warehouse or other facility where Collateral is stored or held (but excluding any office lease that does not include manufacturing or warehouse facilities), provided that no such landlord Lien Waiver shall be required for any location at which Collateral is stored or located unless the aggregate value of Collateral stored or held at such location exceeds $5,000,000 and (vi) comply with the Flood Requirement Standards.
6.24    Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, the Borrower or the applicable Loan Party shall (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Instruments, (iii) subject to the terms of the Intercreditor Agreement, perfect and maintain the validity, effectiveness and priority of any of the Security Instruments and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party is or is to be a party, and cause each of its Subsidiaries that is required by this Agreement to be a Guarantor to do so. Notwithstanding anything to the contrary contained in this Section 6.24 or any Loan Document, no Loan Party shall be required to (i) make any filings to perfect Liens on intellectual property, other than any such filings under the UCC or with the U.S. Patent and Trademark Office or U.S. Copyright Office, or (ii) make any filings or take any actions in any jurisdiction outside the United States to create or perfect any Liens created by the Security Instruments.
6.25    Anti-Corruption Laws; Sanctions. The Borrower will, and will cause its Subsidiaries to, maintain in effect and enforce policies and procedures intended to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents (in their respective activities on behalf of the Borrower and its Subsidiaries) with applicable Anti-Corruption Laws and applicable Sanctions.
6.26    [Reserved].
6.27    Post Closing. Except as otherwise agreed by the Administrative Agent in its sole discretion, the Borrower shall, and shall cause each of the other Loan Parties to, deliver each of the documents, instruments and agreements and take each of the actions set forth on Schedule 6.27, if any, within the time periods set forth therein (or such longer time periods (including retroactively) as determined by the Administrative Agent in its sole discretion).

6.28    Consultant. Within 30 days after the Closing Date, solely during the Relief Period, the Borrower shall (a) retain a Consultant, which Consultant shall assist the Borrower in further developing its financial planning & analysis function, standardization of segment reporting and weekly cash flow forecasting, and shall not terminate or modify such engagement without the consent of the Administrative Agent, (b) cause the Consultant to be available to the Administrative Agent and the Administrative Agent’s advisors as commercially reasonable and (c) cause the Consultant to present a monthly written update to the Administrative Agent on progress achieved and answer any related questions of the Administrative Agent.
6.29    Variance and Cash Flow Reporting. Solely during the Relief Period, the Borrower shall deliver, each in form and substance satisfactory to the First Lien Agent, (a) prior to 5:00 p.m. (New York City time) on the third Business Day of each calendar week, a variance report showing all variances by line-item from the amounts set forth in the Budget, as most recently updated, with an explanation for each material line-item variance, and (b) prior to 5:00 p.m. (New York City time) on the tenth (10th) Business Day of each calendar month, an update to the Budget covering the 13-week period after the week’s end of the week in which such day occurs.
6.30    Information Updates. Solely during the Relief Period, the Borrower shall (a) (i) hold bi-weekly conference calls with the Administrative Agent and the Administrative Agent’s advisors and the Consultant and, (ii) commencing once the relevant delivery requirement is in effect, a monthly conference call with the Administrative Agent, the Administrative Agent’s advisors and the Consultant to discuss the financial statements furnished pursuant to Section 6.01(d), each segment’s performance and material contracts, including current margin expectations compared to original estimates, and (b) provide the Administrative Agent’s advisors upon request with commercially reasonable access to records, books of account and the properties of the Borrower and its Subsidiaries with no notice required and on an ongoing basis until the end of the Relief Period.
6.31    Delayed Draw Escrow Account. Prior to the earliest to occur of (i) 30 days after the Closing Date and (ii) the Borrowing of the Delayed Draw Loan pursuant to Section 2.01(b), the Borrower shall establish an escrow account (the “Delayed Draw Escrow Account”) pursuant to an escrow agreement (such agreement, which shall be on terms and conditions reasonably satisfactory to the Administrative Agent and the Borrower, the “Delayed Draw Escrow Agreement”) with an escrow agent (the “Delayed Draw Escrow Agent”) reasonably satisfactory to the Administrative Agent and the Borrower. For the avoidance of doubt, the Borrower acknowledges that it does not and shall not have any property interest in any funds on deposit in the Delayed Draw Escrow Account (and the Borrower affirmatively waives any such interest).
ARTICLE VII.
NEGATIVE COVENANTS
The Borrower agrees with the Lenders and the Administrative Agent to each of the following, from the Closing Date and thereafter as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Required Lenders otherwise consent in writing (provided that references herein to “Subsidiaries” shall exclude any Captive Insurance Subsidiary for all Sections under this Article VII except Sections 7.01 and 7.02):

7.01    Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following:
(a)    Indebtedness under the Loan Documents;
(b)    Indebtedness outstanding on the Closing Date and listed on Schedule 7.01;
(c)    Guaranty Obligations incurred by the Borrower or any Guarantor in respect of Indebtedness of the Borrower or any Guarantor that is permitted by this Section 7.01 (other than clause (g) below);
(d)    (i) Indebtedness in respect of Capital Lease Obligations and purchase money obligations for tangible property, (ii) Indebtedness in respect of sale and leaseback transactions permitted by Section 7.13 (giving effect to the proviso contained therein) and (iii) other secured Indebtedness (including secured Indebtedness incurred or assumed by the Borrower and its Subsidiaries in connection with a Permitted Acquisition); provided, however, that (A) the Liens securing such Indebtedness shall be within the limitations set forth in Sections 7.02(d), 7.02(e) or 7.02(k), (B) other than during the Relief Period the aggregate principal amount of all such Indebtedness permitted by this subsection (d) at any one time outstanding shall not exceed $120,000,000 and (C) during the Relief Period, (x) no amount may be outstanding or incurred under clause (d)(ii), (y) the aggregate principal amount of all such Indebtedness at any one time outstanding under clause (d)(i) shall not exceed $60,000,000 less any usage pursuant to clause (d)(iii) and (z) the aggregate principal amount of all such Indebtedness at any one time outstanding under clause (d)(iii) shall not exceed $12,000,000 (it being understood that at no time during the Relief Period shall the aggregate principal amount of all Indebtedness outstanding under this clause (d) exceed $60,000,000); and
(e)    renewals, extensions, refinancings and refundings of Indebtedness permitted by clause (b) or (d) above or this clause (e); provided, however, that any such renewal, extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of (plus reasonable fees, expenses and any premium incurred in connection with the renewal, extension, refinancing or refunding of such Indebtedness), and is on terms that in the aggregate are not materially less favorable to the Borrower or such Subsidiary than, including as to weighted average maturity, the Indebtedness being renewed, extended, refinanced or refunded;
(f)    Indebtedness arising from intercompany loans among the Borrower and its Subsidiaries; provided that (x) if any such Indebtedness owing to a Loan Party that is a party to the Collateral Agreement is evidenced by a promissory note, such note shall be subject to a second priority Lien in favor of the Administrative Agent pursuant to the Collateral Agreement, (y) all such Indebtedness owed by a Loan Party to a Subsidiary that is not a Loan Party shall be Subordinated Debt, and (z) any payment by any Guarantor under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to the Borrower or to any of its Subsidiaries for whose benefit such payment is made; provided, further, that, in each case, the Investment in the intercompany loan by the lender thereof is permitted under Section 7.03;
(g)    Non-Recourse Indebtedness;
(h)    Indebtedness under or in respect of Swap Contracts that are not speculative in nature;

(i)    unsecured Indebtedness of any Subsidiary (other than a Guarantor) in aggregate principal amount not to exceed $120,000,000 at any time outstanding;
(j)    Indebtedness in respect of any insurance premium financing for insurance being acquired by the Borrower or any Subsidiary under customary terms and conditions and not in connection with the borrowing of money;
(k)    [reserved];
(l)    Indebtedness in respect of matured or drawn Performance Guarantees in the nature of letters of credit, bankers acceptances, bank guarantees or other similar obligations, but only so long as such Indebtedness is reimbursed or extinguished within five (5) Business Days of being matured or drawn;
(m)    Indebtedness in respect of matured or drawn Performance Guarantees in the nature of surety bonds, performance bonds and other similar obligations, in each case that would appear as indebtedness on a consolidated balance sheet of the Borrower prepared in accordance with GAAP, in an aggregate amount not to exceed $180,000,000 at any time outstanding;
(n)    “Cash Collateralized Letters of Credit” (as defined in the First Lien Credit Agreement);
(o)    unsecured Indebtedness of any Loan Party so long as at the time of incurrence of such Indebtedness (i) no Default has occurred and is continuing or would result therefrom and (ii) the Borrower and its Subsidiaries are in pro forma compliance with the financial covenants set forth in Section 7.16 immediately before and after giving effect to the incurrence of such Indebtedness;
provided that during the Relief Period, the aggregate outstanding principal amount of all Indebtedness incurred pursuant to Sections 7.01(i) and (o) that is not Subordinated Debt shall not exceed $24,000,000 at any time; and
(p)    Indebtedness of the Loan Parties under the First Lien Credit Documents in an aggregate outstanding principal amount not to exceed the applicable “Maximum First Priority Principal Amount” (as defined in the Intercreditor Agreement).
7.02    Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, create or suffer to exist any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for the following:
(a)    Liens created pursuant to any Loan Document;
(b)    Liens existing on the Closing Date and listed on Schedule 7.02;
(c)    Customary Permitted Liens;
(d)    Liens granted by the Borrower or any Subsidiary of the Borrower under a Capital Lease and Liens to which any property is subject at the time, on or after the Closing Date, of the Borrower’s or such Subsidiary’s acquisition thereof in accordance with this Agreement, in each case securing Indebtedness permitted under Section 7.01(d) and limited to the property purchased (and proceeds thereof) with the proceeds subject to such Capital Lease or Indebtedness;
(e)    purchase money security interests in real property, improvements thereto or equipment (including any item of equipment purchased in connection with a particular construction project that the Borrower or a Subsidiary expects to sell to its customer with respect to such project and that, pending such sale, is classified as inventory) hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any of its Subsidiaries; provided, however, that (i) such security interests secure purchase money Indebtedness permitted under Section 7.01(d) and are limited to the property purchased with the proceeds of such purchase money Indebtedness (and proceeds thereof), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within ninety days of such acquisition or construction, and (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or Fair Market Value of such real property, improvements or equipment at the time of such acquisition or construction;
(f)    any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (b), (d) or (e) above, this clause (f) or clause (k) below, without any material change in the assets subject to such Lien;
(g)    Liens in favor of lessors securing operating leases permitted hereunder;
(h)    Liens securing Non-Recourse Indebtedness permitted under Section 7.01(g) on (i) the assets of the Subsidiary or Joint Venture financed by such Non-Recourse Indebtedness and (ii) the Stock of the Joint Venture or Subsidiary financed by such Non-Recourse Indebtedness;
(i)    Liens arising out of judgments or awards and not constituting an Event of Default under Section 8.01(g);
(j)    Liens encumbering inventory, work-in-process and related property in favor of customers or suppliers securing obligations and other liabilities to such customers or suppliers (other than Indebtedness) to the extent such Liens are granted in the ordinary course of business and are consistent with past business practices;
(k)    Liens not otherwise permitted hereunder securing Indebtedness permitted by Section 7.01(d)(ii) or (iii) and encumbering assets of (i) Foreign Subsidiaries or (ii) Domestic Subsidiaries that are not (and are not required to be) Guarantors, in each case that do not constitute Collateral;
(l)    Liens with respect to foreign exchange netting arrangements to the extent incurred in the ordinary course of business and consistent with past business practices; provided that the aggregate outstanding amount of all such obligations and liabilities secured by such Liens shall not exceed $12,000,000 at any time;
(m)    Liens securing insurance premium financing permitted under Section 7.01(j) under customary terms and conditions; provided that no such Lien may extend to or cover any property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

(n)    Liens not otherwise permitted by this Section securing obligations or other liabilities (other than Indebtedness for borrowed money) of the Borrower or its Subsidiaries; provided that the aggregate outstanding amount of all such obligations and liabilities secured by such Liens shall not exceed (i) after the Closing Date and during the Relief Period, $2,400,000 and (ii) outside of the Relief Period, $18,000,000 at any time;
(o)    Liens securing obligations incurred under Section 7.01(n);
(p)    Liens securing reimbursement obligations of any Foreign Subsidiary in respect of Performance Guarantees (including any obligation to make payments in connection with such performance, but excluding obligations for the payment of borrowed money) issued by a Person that is not the Borrower or an Affiliate of the Borrower; provided such Liens shall be limited to (i) any contract as to which such Performance Guarantee provides credit support, (ii) any accounts receivable arising out of such contract and (iii) the deposit account into which such accounts receivable are deposited (the property described in clauses (i) through (iii), collectively, the “Performance Guarantee Collateral”);
(q)    Liens on cash or Cash Equivalents securing (i) reimbursement obligations in respect of Performance Guarantees and other similar obligations (including any obligation to make payments in connection with such performance, but excluding obligations for the payment of borrowed money) and (ii) Swap Contracts that are not speculative in nature; provided that, in each case, the aggregate outstanding amount of all such obligations and liabilities secured by such Liens shall not exceed (x) at any time during the Relief Period, $30,000,000 or (y) at any time other than during the Relief Period, $240,000,000; and
(r)    Liens securing the “First Priority Obligations” (as defined in the Intercreditor Agreement); provided, that such Liens shall be subject to the Intercreditor Agreement.
7.03    Investments. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make or maintain any Investment except for the following:
(a)    Investments existing on the Closing Date and disclosed on Schedule 7.03, and any refinancings of such Investments to the extent constituting Indebtedness otherwise permitted under Section 7.01(b), provided such refinancing complies with the provisions of Section 7.01(e);
(b)    Investments held by the Borrower or such Subsidiary in the form of cash or Cash Equivalents;
(c)    Investments in accounts, contract rights and chattel paper (each as defined in the UCC), notes receivable and similar items arising or acquired from the sale of Inventory in the ordinary course of business consistent with the past practice of the Borrower and its Subsidiaries;
(d)    Investments received in settlement of amounts due to the Borrower or any Subsidiary of the Borrower effected in the ordinary course of business;
(e)    Investments by the Borrower in any Wholly-Owned Subsidiary and Investments of any Wholly-Owned Subsidiary in the Borrower or in another Wholly-Owned Subsidiary;
(f)    loans or advances to employees of the Borrower or any of its Subsidiaries (or guaranties of loans and advances made by a third party to employees of the Borrower or any of its Subsidiaries) in the ordinary course of business; provided, that the aggregate principal amount of all such loans and advances and guaranties of loans and advances shall not exceed $1,200,000 at any time;
(g)    Investments constituting Guaranty Obligations permitted by Section 7.01;
(h)    Investments in connection with a Permitted Acquisition; provided, that at any time during the Relief Period, no Investments in connection with a Permitted Acquisition shall be permitted;
(i)    Investments in Rabbi Trusts in an aggregate amount not to exceed $18,000,000 (plus income and capital growth with respect thereto);
(j)    Investments in the nature of, and arising directly as a result of, consideration received in connection with an Asset Sale made in compliance with Section 7.04;
(k)    Investments made in connection with the Foreign Subsidiary Reorganization; and
(l)    other Investments not constituting Acquisitions by the Borrower or any Subsidiary made after the Closing Date; provided that the aggregate outstanding amount of all Investments made pursuant to this clause (l) (i) at a time (other than during the Relief Period) when the Senior Leverage Ratio (after giving pro forma effect to such Investments and any Indebtedness incurred in connection therewith) was greater than or equal to 2.00 to 1.00 shall not exceed 12.5% of the consolidated total assets of the Borrower and its Subsidiaries, as determined in accordance with GAAP as of the last day of the immediately preceding Fiscal Year and (ii) at any time during the Relief Period shall not exceed $0.00; provided further that upon request by the Administrative Agent at any time the Leverage Ratio is greater than or equal to 2.00 to 1.00, the Borrower shall deliver to the Administrative Agent a schedule of all then-outstanding Investments made pursuant to this clause (l) at a time when the Leverage Ratio was less than 2.00 to 1.00.
For purposes of covenant compliance, the amount of any Investment shall be the original cost of such Investment, minus the amount of any portion of such Investment repaid to the investor as a dividend, repayment of loan or advance, release or discharge of a guarantee or other obligation or other transfer of property or return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment or interest earned on such Investment.
7.04    Asset Sales. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of any of their respective assets or any interest therein (including the sale or factoring at maturity of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of their respective assets or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Stock or Stock Equivalent (any such disposition being an “Asset Sale”) except for the following:
(a)    the sale or disposition of inventory in the ordinary course of business;
(b)    transfers resulting from any taking or condemnation of any property of the Borrower or any of its Subsidiaries (or, as long as no Default exists or would result therefrom, deed in lieu thereof);

(c)    as long as no Default exists or would result therefrom, the sale or disposition of equipment that the Borrower reasonably determines is no longer useful in its or its Subsidiaries’ business, has become obsolete, damaged or surplus or is replaced in the ordinary course of business;
(d)    as long as no Default exists or would result therefrom, the sale or disposition of assets (including the issuance or sale of Stock or Stock Equivalents) of any Subsidiary that either (i) is not a Wholly-Owned Subsidiary or (ii) is an Immaterial Subsidiary that, in each case, both at the time of such sale and as of the Closing Date (or if later, the time of formation or acquisition of such Subsidiary), do not constitute, in the aggregate, all or substantially all of the assets (or the Stock or Stock Equivalents) of such Subsidiary;
(e)    as long as no Default exists or would result therefrom, the lease or sublease of Real Property not constituting a sale and leaseback, to the extent not otherwise prohibited by this Agreement or the Mortgages;
(f)    as long as no Default exists or would result therefrom, non-exclusive assignments and licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business;
(g)    as long as no Default exists or would result therefrom, discounts, adjustments, settlements and compromises of Accounts and contract claims in the ordinary course of business;
(h)    any Asset Sale (i) to the Borrower or any Guarantor or (ii) by any Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party;
(i)    as long as no Default exists or would result therefrom, any other Asset Sale for Fair Market Value and where either (A) at least 75% of the consideration received therefor is cash or Cash Equivalents or (B) the Non-Cash Consideration from such Asset Sale and all other Asset Sales made in reliance upon this subclause (B) during any Fiscal Year does not exceed $12,000,000; provided, however, that with respect to any such Asset Sale in accordance with this clause (i), the aggregate consideration received for the sale of all assets sold in accordance with this clause (i) during any Fiscal Year, including such Asset Sale, shall not exceed 6.0% of Consolidated Tangible Assets as of the last day of the immediately preceding Fiscal Year;
(j)    any single transaction or series of related transactions so long as neither such single transaction nor such series of related transactions involves assets having a Fair Market Value of more than $3,600,000;
(k)    Asset Sales permitted by Section 7.13, Investments permitted by Section 7.03 and Restricted Payments permitted by Section 7.05; and
(l)    the Foreign Subsidiary Reorganization.
7.05    Restricted Payments. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay or make any sum for any Restricted Payment except for:
(a)    Restricted Payments by the Borrower to any Guarantor;
(b)    Restricted Payments by (i) any Subsidiary of the Borrower to the Borrower or any Guarantor or (ii) any Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party;

(c)    Restricted Payments by any Subsidiary that is not a Wholly-Owned Subsidiary to the Borrower or any Guarantor and to any other direct or indirect holders of equity interests in such Subsidiary to the extent (i) such Restricted Payments are made pro rata (or on a basis more favorable to the Borrower or such Guarantor) among the holders of the Stock or Stock Equivalents of such Subsidiary or (ii) pursuant to the terms of the joint venture or other distribution agreement for such Subsidiary in form and substance approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed);
(d)    any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries (i) made solely with the proceeds received from the exercise of any warrant or option or (ii) that is deemed to occur upon the cashless exercise of stock options or warrants; and
(e)    the repurchase, redemption or other acquisition or retirement for value of any Stock or Stock Equivalents of the Borrower or any Subsidiary held by any current or former officer, director or employee pursuant to any equity-based compensation plan, equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement in an aggregate amount not to exceed $24,000,000 in any Fiscal Year; and
(f)    so long as no Default exists or would result therefrom and the Relief Period is not then in effect (it being understood that no Restricted Payment under this clause (f) may be declared, made or paid during the Relief Period), the Borrower may make Restricted Payments of the type described in clauses (a) and (b) of the definition thereof (including Restricted Payments of the type described in clause (e) of this Section that are in excess of the aggregate amount permitted in clause (e) of this Section); provided that the aggregate amount of all Restricted Payments made under this clause (f) at a time when the Senior Leverage Ratio (after giving pro forma effect to such proposed Restricted Payment and any Indebtedness incurred in connection therewith) was greater than or equal to 2.00 to 1.00 shall not exceed $180,000,000 in any Fiscal Year.
7.06    Fundamental Changes. Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(a)    any Subsidiary may merge or consolidate with or into (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging or consolidating with another Subsidiary, the continuing or surviving Person shall be a Guarantor (whether as the survivor or by becoming a Guarantor in a manner reasonably satisfactory to the Administrative Agent, including by joining the Guaranty);
(b)    any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor;
(c)    any Person may be merged or amalgamated with or into the Borrower or any Subsidiary of the Borrower in connection with a transaction that constitutes a Permitted Acquisition, provided that (i) if the Borrower is a party to such transaction, the Borrower shall be the continuing or surviving Person, or (ii)

if a Guarantor is a party to such transaction, the continuing or surviving Person shall be a Guarantor (whether as the survivor or by becoming a Guarantor in a manner reasonably satisfactory to the Administrative Agent, including by joining the Guaranty);
(d)    any Subsidiary may dissolve or liquidate so long as (i) such dissolution or liquidation could not reasonably be expected to result in a Material Adverse Effect or have a material adverse effect on the value of the Guaranty or the Collateral (if any) and (ii) if such dissolving Subsidiary is a Guarantor, it transfers all or substantially all of its assets and operations to another Guarantor; and
(e)    an Asset Sale permitted under Section 7.04 may be consummated.
7.07    Change in Nature of Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the Eligible Line of Business.
7.08    Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of any kind involving aggregate payments or consideration in excess of $1,200,000 with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as could reasonably be expected to be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate except:
(a)    transactions among the Borrower and its Subsidiaries not otherwise prohibited under the Loan Documents;
(b)    Restricted Payments and Investments otherwise permitted by this Agreement;
(c)    transactions in accordance with the Affiliate Agreements or as thereafter amended or replaced in any manner that, taken as a whole, is not more disadvantageous to the Lenders or the Borrower in any material respect than such agreement as it was in effect on the Closing Date;
(d)    reasonable director, officer and employee compensation (including bonuses) and other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan) and indemnification and insurance arrangements, in each case, as determined in good faith by the Borrower’s board of directors or senior management;
(e)    the entering into of a tax sharing agreement, or payments pursuant thereto, between the Borrower and/or one or more Subsidiaries, on the one hand, and any Tax Affiliate, on the other hand, which payments by the Borrower and its Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;
(f)    so long as the Borrower is subject to the filing requirements of the SEC, any transaction not otherwise prohibited under the Loan Documents with a Person that would constitute an Affiliate of the Borrower solely because the Borrower or a Subsidiary owns Stock in or otherwise Controls such Person;
(g)    pledges by the Borrower or any Subsidiary of Stock of any Joint Venture in a transaction permitted by Section 7.02(h)(ii); and

(h)    any transaction entered into by a Person prior to the time such Person becomes a Subsidiary or is merged or consolidated into the Borrower or a Subsidiary (provided that such transaction is not entered into in contemplation of such event).
7.09    Burdensome Agreements. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) other than (x) for any Subsidiary that is not a Wholly-Owned Subsidiary or (y) the First Lien Credit Documents, agree to enter into or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or enter into any Guaranty Obligation or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower or (b) other than customary non-assignment provisions in contracts entered into in the ordinary course of business, enter into or permit to exist or become effective any enforceable agreement prohibiting or limiting the ability of the Borrower or any Subsidiary to create, incur, assume or permit to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement requiring any other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations; provided that the limitations of this Section 7.09 shall not apply to such limitations contained in (i) the Loan Documents, (ii) any agreement governing any Non-Recourse Indebtedness or any Indebtedness permitted by Section 7.01(b), (d), (e), (g) (in the case of any such Indebtedness, so long as any prohibition or limitation is only effective against the assets financed thereby) or (i) or (iii) any agreement of a Subsidiary that is not (and is not required to become) a Loan Party that is in existence at the time of, and is not entered into in anticipation of, the acquisition of such Person as a Subsidiary of the Borrower (and, with respect to this clause (iii), including any amendment, extension, amendment and restatement, replacement, refinancing or other modification of such agreement so long as the relevant limitations are not altered in any manner that is materially adverse to the interests of the Lenders).
7.10    [Reserved].
7.11    Fiscal Year. The Borrower shall not change its Fiscal Year.
7.12    Use of Proceeds. The Borrower shall not, and shall not permit any of its Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the FRB) in contravention of Regulation U of the FRB.
7.13    Sale Leasebacks. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction unless the proceeds of such transaction received by the Loan Parties equal the Fair Market Value of the properties subject to such transaction and, after giving effect to such sale and leaseback transaction, the aggregate Fair Market Value of all properties covered at any one time by all sale and leaseback transactions permitted hereunder (other than any sale and leaseback transaction of property entered into within 90 days of the acquisition of such property) does not exceed $24,000,000; provided that, notwithstanding the foregoing, in no event shall the Borrower enter into or consummate, or permit any of its Subsidiaries to enter into or consummate, any sale and leaseback transaction at any time during the Relief Period.
7.14    No Speculative Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any material speculative transaction or in any material transaction involving the entry into of Swap Contracts by such Person except for the sole purpose of hedging in the normal course of business.
7.15    Anti-Corruption Laws. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, use the proceeds of any Loan in violation of applicable Anti-Corruption Laws.
7.16    Financial Covenants.
(a)    Interest Coverage Ratio. The Borrower shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter of the Borrower set forth below to be less than the ratio set forth below opposite such period (provided that, notwithstanding any Fiscal Quarter not being included in the below, the Borrower shall include a reasonably detailed calculation of the Interest Coverage Ratio in the Compliance Certificate delivered pursuant to Section 6.01(c) with respect to such Fiscal Quarter):

Fiscal Quarters Ending	Minimum Interest Coverage Ratio
September 30, 2017	1.20 to 1:00
December 31, 2017	0.80 to 1:00
March 31, 2018	0.80 to 1:00
June 30, 2018	1.00 to 1:00
September 30, 2018	1.20 to 1:00
December 31, 2018	1.20 to 1:00
March 31, 2019	1.40 to 1:00
June 30, 2019	1.40 to 1:00
September 30, 2019 and the last day of each Fiscal Quarter ending thereafter	1.60 to 1:00
(b)    Senior Leverage Ratio. The Borrower shall not permit the Senior Leverage Ratio as of the last day of any Fiscal Quarter of the Borrower set forth below to be greater than the ratio set forth below opposite such period (provided that, notwithstanding any Fiscal Quarter not being included in the below, the Borrower shall include a reasonably detailed calculation of the Senior Leverage Ratio in the Compliance Certificate delivered pursuant to Section 6.01(c) with respect to such Fiscal Quarter):

Fiscal Quarters Ending	Maximum Senior Leverage Ratio
September 30, 2017	7.20 to 1:00
December 31, 2017	10.20 to 1:00
March 31, 2018	10.20 to 1:00
June 30, 2018	7.50 to 1:00
September 30, 2018	4.80 to 1:00
December 31, 2018	4.50 to 1:00
March 31, 2019	3.90 to 1:00
June 30, 2019	3.90 to 1:00
September 30, 2019 and the last day of each Fiscal Quarter ending thereafter	3.60 to 1:00

7.17    Sanctions. The Borrower shall not, and shall not permit any of its Subsidiaries to use the proceeds of any Loan, or make available such proceeds to any Subsidiary, Joint Venture partner or other individual or entity, to fund, finance or facilitate any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, in each case at the time of such funding, is the subject of Sanctions, or in any other manner that, to the Borrower’s knowledge, would result in a violation by any Lender or Administrative Agent of Sanctions.
7.18    Anti-Layering. Notwithstanding any provision herein to the contrary, the Borrower will not, nor will it permit any Loan Party to, incur, create, issue, assume, suffer to exist, guarantee or otherwise agree to become liable for any Indebtedness (or any refinancing thereof permitted pursuant to Section 7.01(e)) that (i) is junior in right of payment to the “Obligations” (as defined in the First Lien Credit Agreement) (or any refinancing thereof permitted under the Intercreditor Agreement) unless such Indebtedness is junior in right of payment to the Loans and the Guaranty (as applicable) to the same extent as to the “Obligations” (as defined in the First Lien Credit Agreement) (which for the avoidance of doubt shall not prohibit subordination of payment obligations pursuant to the “waterfall” or similar provision amongst holders of “Obligations” (as defined in the First Lien Credit Agreement)) or (ii) is secured by Liens that are (x) junior in priority to any Liens securing the “Obligations” (as defined in the First Lien Credit Agreement) (or any refinancing thereof permitted under the Intercreditor Agreement) and (y) senior in priority to the Liens securing the Obligations, including through a participation, unitranche or similar structure solely where such transaction (or any related financing effected substantially contemporaneously therewith) has been arranged, structured, financed or consented to by a Loan Party or its Affiliates.
7.19    Minimum Liquidity. The Borrower shall not permit Liquidity as of the last Business Day of any calendar month, commencing on the calendar month ending August 31, 2017, to be less than $60,000,000, as demonstrated by a certificate of a Responsible Officer delivered within 15 days of the end of the relevant calendar month certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form and substance reasonably satisfactory to the Administrative Agent.
7.20    Additional Charges. Commencing with the quarter ending September 30, 2017, the Borrower shall not permit the actual costs, expenses, losses and/or reductions in Consolidated Net Income experienced in connection with the Vølund Project contracts with the counterparties listed on Schedule 7.20 to exceed $30,000,000 on a cumulative basis.
7.21    Capital Expenditures. Permit the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries in each fiscal year to exceed $30,000,000 for such fiscal year.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. Any of the following shall, at any time on or after the Closing Date (other than with respect to Section 8.01(c)), and at any time with respect to Section 8.01(c), constitute an “Event of Default”:
(a)    Non-Payment of Principal. the Borrower shall fail to pay any principal of any Loan when the same becomes due and payable; or
(b)    Non-Payment of Interest and Other Amounts. the Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above and such non-payment continues for a period of three (3) Business Days after the due date therefor; or
(c)    Representations and Warranties. any representation or warranty made or deemed made by any Loan Party in any Loan Document shall prove to have been incorrect in any material respect (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) when made or deemed made; or
(d)    Failure to Perform Covenants. any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Sections 6.03(a), 6.08, 6.12 (with respect to the existence of the Borrower), 6.17, 6.25, 6.26 or Article VII or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower obtains actual knowledge of such failure and (B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or
(e)    Cross-Default. (i) the Borrower or any of its Subsidiaries shall fail to make any payment on any recourse Indebtedness of the Borrower or any such Subsidiary (other than the Obligations) or any Guaranty Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness (x) having a principal amount in excess of $30,000,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, early termination event or otherwise), (y) incurred under the First Lien Credit Agreement or (z) under any foreign revolving credit facility, whether committed or uncommitted (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided that clauses (ii) and (iii) above shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or
(f)    Insolvency Proceedings, Etc. (i) the Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against the Borrower or any of its Material Subsidiaries (but not instituted by the Borrower or any of its Subsidiaries), either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or an order or decree approving or ordering any of the foregoing shall be entered, or (iii) the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any action set forth in clauses (i) or (ii) above; or
(g)    Judgments. one or more judgments, orders or decrees (or other similar process) for the payment of money in an amount in excess of $42,000,000 in the aggregate (to the extent not covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage), shall be rendered against one or more of the Borrower and its Material Subsidiaries and shall remain unpaid and either (x) enforcement proceedings shall have been commenced by any creditor upon such judgment, injunction or order or (y) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment, injunction or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(h)    ERISA. one or more ERISA Events shall occur and the amount of all liabilities and deficiencies resulting therefrom imposed on or which could reasonably be expected to be imposed directly on the Borrower, any of its Subsidiaries or any Guarantor, whether or not assessed, when taken together with amounts of all such liabilities and deficiencies for all other such ERISA Events exceeds $20,000,000 in the aggregate; or
(i)    Invalidity of Loan Documents. either:
(i)    any provision of any Security Instrument or the Guaranty after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason, except as permitted by the Loan Documents, cease to be valid and binding on, or enforceable against, any Loan Party which is a party thereto, or any Loan Party shall so state in writing; or
(ii)    any Security Instrument shall for any reason fail or cease to create a valid Lien on any Collateral with an aggregate value of $12,000,000 or more purported to be covered thereby or,

except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected and second priority Lien or any Loan Party shall so state in writing; or
(j)    Change of Control. there occurs any Change of Control.
8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    [reserved];
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder (including, as liquidated damages and not as a penalty, amounts payable pursuant to Section 2.17 as a result of such acceleration occurring prior to the third anniversary of the Closing Date) or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)    [reserved]; and
(d)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents, including applying all amounts in the Delayed Draw Escrow Account to the repayment of the Obligations;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the unpaid principal amount of all outstanding Loans and all interest and other amounts (including, as liquidated damages and not as a penalty, amounts payable under Section 2.17, to the extent that such accelerations occurs prior to the third anniversary of the Closing Date) as aforesaid shall automatically become due and payable, without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable, any amounts received on account of the Obligations shall, subject to the terms of the Intercreditor Agreement and the provisions of Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest, but including, as liquidated damages and not as a penalty, amounts payable under Section 2.17, to the extent that such accelerations occurs prior to the third anniversary of the Closing Date) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents, ratably among the Lenders ratably among them in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by the Intercreditor Agreement or any applicable Requirement of Law.
ARTICLE IX.
ADMINISTRATIVE AGENT
9.01    Appointment and Authority.
(a)    Each of the Lenders hereby irrevocably appoints Lightship Capital LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have any rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirement of Law; provided that the meaning of such term in Section 10.06(c) is intended to be consistent with the meaning of such term as used in Section 5f.103-1(c) of the United States Treasury Regulations. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Instruments, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Administrative Agent is further authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action, or permit the any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent to take any action, with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Loan Document.

9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take (or refrain from taking) any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take (or refrain from taking) any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Instruments, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender or the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    [Reserved].

(c)    With effect from the Resignation Effective Date (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall subject to the terms of the Intercreditor Agreement continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than as provided in Section 3.01(h) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date, as applicable), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
(d)    [Reserved].
9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08    [Reserved].
9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Stock, Stock Equivalents or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets, Stock or Stock Equivalents thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (i) of Section 10.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Stock, Stock Equivalents and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire

Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Stock, Stock Equivalents and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
9.10    Collateral and Guaranty Matters. Subject, in all respects to the terms of the Intercreditor Agreement, each of the Lenders irrevocably authorizes the Administrative Agent, at its option and in its discretion, to:
(a)    release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the aggregate Commitments of all of the Lenders and payment in full of all Obligations (other than contingent indemnification obligations (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document (including, without limitation, in connection with the Foreign Subsidiary Reorganization), (iii) subject to Section 10.01 (including Section 10.01(h)), if approved, authorized or ratified in writing by the Required Lenders or (iv) as required by the Intercreditor Agreement;
(b)    subordinate or release any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(b), (d), (e), (f) or (h), and to enter into any intercreditor agreement, subordination agreement or similar agreement with respect to any such property; and
(c)    release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Instruments or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
9.11    [Reserved].

9.12    Intercreditor Agreements.
The Administrative Agent is hereby authorized to enter into the Intercreditor Agreement, and the parties hereto acknowledge that the Intercreditor Agreement is binding upon them. Each Secured Party (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement, (b) hereby authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof and (c) without any further consent of the Lenders, hereby authorizes and instructs the Administrative Agent to negotiate, execute and deliver on behalf of the Secured Parties the Intercreditor Agreement, or any amendment (or amendment and restatement) to the Collateral Documents or any other intercreditor agreement contemplated hereunder (including any such amendment (or amendment and restatement) of the Intercreditor Agreement or any other intercreditor agreement to provide for the incurrence of any Indebtedness permitted hereunder that will be secured (x) on a senior lien, junior lien or pari passu basis to the Obligations and/or (y) on a junior lien or pari passu basis to any “Obligations” (as defined in the First Lien Credit Agreement)). In addition, each Secured Party hereby authorizes the Administrative Agent to enter into (i) any amendments to the Intercreditor Agreement, and (ii) any other intercreditor arrangements, in the case of clauses (i) and (ii) to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required or permitted by this Agreement (including any such amendment (or amendment and restatement) or the Intercreditor Agreement or other intercreditor agreement to provide for the incurrence of any Indebtedness permitted hereunder that will be secured (x) on a senior lien, junior lien or pari passu basis to the Obligations and/or (y) on a junior lien or pari passu basis to any “Obligations” (as defined in the First Lien Credit Agreement). Each Lender waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against the Administrative Agent or any of its affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.
ARTICLE X.
MISCELLANEOUS
10.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01 or Section 4.02 without the written consent of each Lender;
(b)    extend or increase the Commitment of any Lender without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments, if any) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender entitled to such payment;

(d)    reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest, at the Default Rate, (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder or, (iii) to amend the terms and conditions of the Relief Period even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder, provided that, after giving effect to such amendment, the rate of interest on Loans and fees payable hereunder are no less than such amounts immediately prior to the Relief Period;
(e)    change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;
(f)    [reserved];
(g)    change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(h)), without the written consent of each Lender; or
(h)    release all or substantially all of the Collateral in any transaction or series of related transactions, or release all or substantially all of the value of the Guaranty, in each case without the written consent of each Lender, except to the extent the release of any Collateral or any Guarantor is permitted pursuant to Section 9.10 (other than Section 9.10(a)(iii)) (in which case such release may be made by the Administrative Agent acting alone);
and, provided further, that (i) [reserved], (ii) [reserved] and (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary contained in this Section, if the Administrative Agent and the Borrower shall have jointly identified (each in its sole discretion) an obvious error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the applicable Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following the posting of such amendment to the Lenders.
If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of such Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional revolving credit or term loan facilities to this Agreement and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder so long as such amendment does not adversely impact any other Lender’s ability to participate in such vote or action.
10.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Requirements of Law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) [reserved], (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, and of special and local counsel retained by the Administrative Agent, but not any other separate counsel to the Lenders), in connection with the negotiation of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement (including, without limitation, the administration of any assignment under Section 10.06 that is determined to be void ab initio) and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) [reserved] and (iii) all out of pocket expenses incurred by the Administrative

Agent, any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, provided that the Borrower’s obligations to pay or reimburse for legal fees and expenses pursuant to this clause (iii) shall be limited to the reasonable and documented legal fees and expenses of a single law firm as counsel for the Administrative Agent and one additional law firm as counsel for all other such parties, taken together, in each appropriate jurisdiction (which may include a single law firm as special, local or foreign counsel acting in multiple jurisdictions), except that in the case where any such Person determines in good faith that a conflict of interest does or may exist in connection with such legal representation and such Person advises the Borrower of such actual or potential conflict of interest and engages its own separate counsel, the reasonable and documented legal fees and expenses of such separate counsel shall also be paid or reimbursed.
(b)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (subject to proviso (y) to this sentence below, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Contaminants on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that (x) such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (B) arises solely from disputes solely between or among Indemnitees (except that in the event of a dispute involving the Administrative Agent (in each case, acting in its capacity as such), the Administrative Agent, shall be entitled (subject to the other limitations and exceptions set forth in this clause (b)) to the benefit of such indemnification) not relating to or in connection with acts or omissions by the Borrower, any of its Subsidiaries, any of their respective Affiliates or any other Person or entity or (C) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction and (y) the Borrower’s obligation to pay or reimburse an Indemnitee for the reasonable fees, charges and disbursements of counsel under this subsection (b) shall be limited to the reasonable and documented fees, charges and disbursements of a single law firm chosen by the

Administrative Agent as counsel for all such Indemnitees, taken together, in each appropriate jurisdiction (which may include a single law firm as special or local counsel acting in multiple jurisdictions), except that in the case where an Indemnitee determines in good faith that a conflict of interest does or may exist in connection with such legal representation and such Indemnitee advises the Borrower of such actual or potential conflict of interest and engages its own separate counsel, the reasonable and documented fees, charges and disbursements of each such separate counsel shall also be paid or reimbursed. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay (and without limiting any obligation of the Borrower so to pay) any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Pro Rata Share of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on each Lender’s Pro Rata Share, provided, further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for the Borrower’s direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, and/or the replacement of any Lender, and the repayment, satisfaction or discharge of all the other Obligations.
10.05    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent, or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans; provided that in each case any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations under any separate revolving credit or term loan facilities provided pursuant to the last paragraph of Section 10.01 in each case on a non-pro rata basis;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any unfunded Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to a natural person, or (C) to any competitor of the Borrower or any of its Subsidiaries that is primarily engaged in an Eligible Line of Business and that has been previously identified as such, by legal entity name, by the Borrower to the Administrative Agent and provided by the Administrative Agent to the Lenders on the Platform, it being understood that the Administrative Agent shall have no responsibility for maintaining or otherwise managing any such list of competitors.
(vi)    [Reserved].
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a Person described in Section 10.06(b)(v) that is not permitted to be an assignee with respect to Loans or Commitments) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f) (it being understood that the documentation required under Section 3.01(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 10.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    [Reserved].
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    [Reserved].
10.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent and any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the Borrower, any Subsidiary or any Affiliate of the Borrower relating to the Borrower, any Subsidiary or any Affiliate of the Borrower or any of their respective businesses, other than any such information that is (i) available to the Administrative Agent, any Lender a nonconfidential basis prior to disclosure by the Borrower, any Subsidiary or any Affiliate of the Borrower, or (ii) is clearly and conspicuously marked “PUBLIC” by the Borrower, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the page thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Requirements of Law, including United States Federal and state securities laws.
10.08    [Reserved].
10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Requirements of Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Requirements of Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
10.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.13    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is subject to replacement pursuant to the last paragraph of Section 10.01, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
(b)    such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts (including amounts payable under Section 2.17, to the extent that such assignment occurs prior to the third anniversary of the Closing Date)payable to it hereunder and under the other Loan Documents (including any amounts under Sections 3.01 or 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Requirements of Law; and

(e)    in the case of an assignment resulting from a Lender becoming a non-consenting Lender pursuant to the last paragraph of Section 10.01, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
10.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST

EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower or any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
10.18    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).
10.19    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
[Signature Pages Follow]
IN WITNESS WHEREOF, each of the undersigned has caused this Credit Agreement to be duly executed and delivered as of the date first above written.
BABCOCK & WILCOX ENTERPRISES, INC.

By:/s/ Orville Lunking
Name: Orville Lunking
Title: Vice President and Treasurer

AMERICON EQUIPMENT SERVICES, INC.
AMERICON, INC.
BABCOCK & WILCOX CONSTRUCTION CO., INC.
BABCOCK & WILCOX EBENSBURG POWER, LLC
BABCOCK & WILCOX EQUITY INVESTMENTS, INC.
BABCOCK & WILCOX HOLDINGS, INC.
BABCOCK & WILCOX INDIA HOLDINGS, INC.
BABCOCK & WILCOX INTERNATIONAL SALES
AND SERVICE CORPORATION
BABCOCK & WILCOX INTERNATIONAL, INC.
BABCOCK & WILCOX MEGTEC HOLDINGS, INC.
BABCOCK & WILCOX MEGTEC, LLC
BABCOCK & WILCOX SPIG, INC.
BABCOCK & WILCOX TECHNOLOGY, LLC
BABCOCK & WILCOX UNIVERSAL, INC.
DELTA POWER SERVICES, LLC
DIAMOND OPERATING CO., INC.

DIAMOND POWER AUSTRALIA HOLDINGS, INC.
DIAMOND POWER CHINA HOLDINGS, INC.
DIAMOND POWER EQUITY INVESTMENTS, INC.
DIAMOND POWER INTERNATIONAL, LLC
DPS ANSON, LLC
DPS BERLIN, LLC
DPS CADILLAC, LLC
DPS FLORIDA, LLC
DPS GREGORY, LLC
DPS MECKLENBURG, LLC
DPS PIEDMONT, LLC
EBENSBURG ENERGY, LLC
O&M HOLDING COMPANY
PALM BEACH RESOURCE RECOVERY CORPORATION
POWER SYSTEMS OPERATIONS, INC.
REVLOC RECLAMATION SERVICE, INC.
SOFCO-EFS HOLDINGS LLC
THE BABCOCK & WILCOX COMPANY

By:/s/ Robert P. McKinney
Name: Robert P. McKinney
Title: Assistant Secretary

UNIVERSAL AET HOLDINGS, LLC
UNIVERSAL SILENCER MEXICO, LLC
UNIVERSAL SILENCER MEXICO II, LLC
UNIVERSAL SILENCER PROPERTIES I, LLC
UNIVERSAL SILENCER PROPERTIES II, LLC
UNIVERSAL SILENCER PROPERTIES III, LLC

By:/s/ Robert P. McKinney
Name: Robert P. McKinney
Title: Assistant Secretary

MEGTEC ACQUISITION, LLC
MEGTEC SYSTEMS, INC.
MTS ASIA, INC.
MEGTEC SYSTEMS AUSTRALIA INC.
MEGTEC INDIA HOLDINGS, LLC
MEGTEC ENERGY & ENVIRONMENTAL, LLC

MEGTEC TURBOSONIC TECHNOLOGIES, INC.

By:/s/ Robert P. McKinney
Name: Robert P. McKinney
Title: Assistant Secretary

EBENSBURG INVESTORS LIMITED PARTNERSHIP
EBENSBURG POWER COMPANY

By:    BABCOCK & WILCOX EBENSBURG POWER, LLC
Its: General Partner

By:/s/ Robert P. McKinney
Name: Robert P. McKinney
Title: Assistant Secretary

LIGHTSHIP CAPITAL LLC, as Administrative Agent

By:/s/ Jason Perri
Name: Jason Perri
Title: President

Schedule 1.01(a)

Affiliate Agreements

None.

Schedule 1.01(b)

Initial Guarantors

As of the Closing Date:

1.	Americon Equipment Services, Inc.
2.	Americon, LLC
3.	Babcock & Wilcox Construction Co., LLC
4.	Babcock & Wilcox Ebensburg Power, LLC
5.	Babcock & Wilcox Equity Investments, LLC
6.	Babcock & Wilcox Holdings, Inc.
7.	Babcock & Wilcox India Holdings, Inc.
8.	Babcock & Wilcox International Sales and Service Corporation
9.	Babcock & Wilcox International, Inc.
10.	Babcock & Wilcox MEGTEC Holdings, Inc.
11.	Babcock & Wilcox MEGTEC, LLC
12.	Babcock & Wilcox SPIG, Inc.
13.	Babcock & Wilcox Technology, LLC
14.	Babcock & Wilcox Universal, Inc.
15.	Delta Power Services, LLC
16.	Diamond Operating Co., Inc.
17.	Diamond Power Australia Holdings, Inc.
18.	Diamond Power China Holdings, Inc.
19.	Diamond Power Equity Investments, Inc.
20.	Diamond Power International, LLC
21.	DPS Anson, LLC
22.	DPS Berlin, LLC
23.	DPS Cadillac, LLC
24.	DPS Florida, LLC
25.	DPS Gregory, LLC
26.	DPS Mecklenburg, LLC
27.	DPS Piedmont, LLC
28.	Ebensburg Energy, LLC
29.	Ebensburg Investors Limited Partnership
30.	MEGTEC Energy & Environmental LLC
31.	MEGTEC India Holdings, LLC
32.	MEGTEC Systems Australia Inc.
33.	MEGTEC TurboSonic Technologies, Inc.
34.	MTS Asia, Inc.
35.	O&M Holding Company
36.	Palm Beach Resource Recovery Corporation

37.	Power Systems Operations, Inc.
38.	SOFCo – EFS Holdings LLC
39.	The Babcock & Wilcox Company
40.	Universal AET Holdings, LLC
41.	Universal Silencer Mexico II, LLC
42.	Universal Silencer Mexico, LLC
43.	Universal Silencer Properties I, LLC
44.	Universal Silencer Properties II, LLC
45.	Universal Silencer Properties III, LLC

Schedule 2.01

Lenders and Commitments

Lender	Initial A Loan Commitment	Initial B Loan Commitment	Delayed Draw Commitment
Lightship Capital LLC	$55,000,000	$120,883,635.46	$20,000,000
Total:	$55,000,000	$120,883,635.46	$20,000,000

Schedule 4.01(a)(vi)

Mortgaged Properties

(A) Owned

1.	20 South Van Buren Avenue, Barberton, Summit County, Ohio 44203 – The Babcock & Wilcox Company

2.	900 B&W Drive and East Halfmile St., West Point, Clay County, Mississippi 39773 – The Babcock & Wilcox Company

3.	3333 Copley Road, Copley, Summit County, Ohio 44321 – The Babcock & Wilcox Company

4.	2600 E. Main Street, Lancaster, Fairfield County, Ohio 43130 – Diamond Power International, LLC

5.	142 South Van Buren Avenue, Barberton, Summit County, Ohio 44203 – The Babcock & Wilcox Company

6.	180 South Van Buren Avenue, Barberton, Summit County, Ohio 44203 – The Babcock & Wilcox Company

7.	830 Prosper Street, De Pere, Brown County, Wisconsin 54115 – Babcock & Wilcox MEGTEC, LLC

8.	815 Industrial Drive, Muscoda, Wisconsin 53573 – Universal Silencer Properties II, LLC

9.	1925 Hwy 51 – 138, Stoughton, Dane County, Wisconsin 53589 – Universal Silencer Properties II, LLC

10.	169 Little Phoebe Church Road, Folkston, Georgia 61537 – The Babcock & Wilcox Company
(B) Leased

1.	None.

Schedule 4.01(a)(x)

Local Counsel Opinions

1. Jones Day, as Delaware, Pennsylvania and Florida counsel to the entities listed below:

a.	Americon Equipment Services, Inc., a Delaware corporation
b.	Americon, LLC, a Delaware limited liability company
c.	Babcock & Wilcox Construction Co., LLC, a Delaware limited liability company
d.	Babcock & Wilcox Ebensburg Power, LLC, a Delaware limited liability company
e.	Babcock & Wilcox Equity Investments, LLC, a Delaware limited liability company
f.	Babcock & Wilcox Holdings, Inc., a Delaware corporation
g.	Babcock & Wilcox India Holdings, Inc., a Delaware corporation
h.	Babcock & Wilcox International Sales and Service Corporation, a Delaware corporation
i.	Babcock & Wilcox International, Inc., a Delaware corporation
j.	Babcock & Wilcox MEGTEC Holdings, Inc., a Delaware corporation
k.	Babcock & Wilcox MEGTEC, LLC, a Delaware limited liability company
l.	Babcock & Wilcox Technology, LLC, a Delaware limited liability company
m.	Delta Power Services, LLC, a Delaware limited liability company
n.	Diamond Operating Co., Inc., a Delaware corporation
o.	Diamond Power Australia Holdings, Inc., a Delaware corporation
p.	Diamond Power China Holdings, Inc., a Delaware corporation
q.	Diamond Power Equity Investments, Inc., a Delaware corporation
r.	Diamond Power International, LLC, a Delaware limited liability company
s.	DPS Anson, LLC, a Delaware limited liability company
t.	DPS Berlin, LLC, a Delaware limited liability company
u.	DPS Cadillac, LLC, a Delaware limited liability company
v.	DPS Florida, LLC, a Delaware limited liability company
w.	DPS Gregory, LLC, a Delaware limited liability company
x.	DPS Mecklenburg, LLC, a Delaware limited liability company
y.	DPS Piedmont, LLC, a Delaware limited liability company
z.	Ebensburg Energy, LLC, a Delaware limited liability company
aa.	Ebensburg Investors Limited Partnership, a Pennsylvania limited partnership
bb.	MEGTEC Energy & Environmental LLC , a Delaware limited liability company
cc.	MEGTEC India Holdings, LLC, a Delaware limited liability company
dd.	MEGTEC Systems Australia Inc., a Delaware corporation
ee.	MEGTEC TurboSonic Technologies, Inc., a Delaware corporation
ff.	MTS Asia, Inc., a Delaware corporation
gg.	O&M Holding Company, a Delaware corporation
hh.	Palm Beach Resource Recovery Corporation, a Florida corporation
ii.	Power Systems Operations, Inc., a Delaware corporation
jj.	SOFCo – EFS Holdings LLC, a Delaware limited liability company
kk.	The Babcock & Wilcox Company, a Delaware corporation

2. Beck, Chaet, Bamberger & Polsky, S.C. as Wisconsin counsel to the entities listed below:

a.	Babcock & Wilcox Universal, Inc., a Wisconsin corporation
b.	Universal Silencer Properties I, LLC, Wisconsin limited liability company
c.	Universal Silencer Properties II, LLC, a Wisconsin limited liability company
d.	Universal Silencer Properties III, LLC, a Wisconsin limited liability company
e.	Universal Silencer Mexico, LLC, a Wisconsin limited liability company
f.	Universal Silencer Mexico II, LLC, a Wisconsin limited liability company
g.	Universal AET Holdings, LLC, a Wisconsin limited liability company

Schedule 5.02

Consents

None.

Schedule 5.03

Ownership of Subsidiaries

Part A: Wholly-Owned Domestic Subsidiaries:

Name	Jurisdiction of Organization	Number of Shares Authorized	Number of Shares Outstanding	% of Outstanding Shares held by Borrower (direct or indirect)
Americon Equipment Services, Inc.	Delaware	1,000	1,000	100%
Americon, LLC	Delaware	N/A	N/A	100%
Babcock & Wilcox Construction Co., LLC	Delaware	N/A	N/A	100%
Babcock & Wilcox Ebensburg Power, LLC	Delaware	N/A	N/A	100%
Babcock & Wilcox Equity Investments, LLC	Delaware	N/A	N/A	100%
Babcock & Wilcox Holdings, Inc.	Delaware	2,000	1,001	100%
Babcock & Wilcox India Holdings, Inc.	Delaware	1,000	1,000	100%
Babcock & Wilcox International Sales and Service Corporation	Delaware	1,000	1,000	100%
Babcock & Wilcox International, Inc.	Delaware	1,000	1,000	100%
Babcock & Wilcox MEGTEC Holdings, Inc.	Delaware	1,000	1,000	100%
Babcock & Wilcox MEGTEC, LLC	Delaware	1,000	100	100%
Babcock & Wilcox SPIG, Inc.	New Jersey	1,000	1,000	100%
Babcock & Wilcox Technology, LLC	Delaware	N/A	N/A	100%
Babcock & Wilcox Universal, Inc.	Wisconsin	1,000	1	100%
Delta Power Services, LLC	Delaware	N/A	N/A	100%
Diamond Operating Co., Inc.	Delaware	1,000	1,000	100%
Diamond Power Australia Holdings, Inc.	Delaware	1,000	1,000	100%
Diamond Power China Holdings, Inc.	Delaware	1,000	1,000	100%
Diamond Power Equity Investments, Inc.	Delaware	1,000	1,000	100%
Diamond Power International, LLC	Delaware	N/A	N/A	100%
DPS Anson, LLC	Delaware	N/A	N/A	100%
DPS Berlin, LLC	Delaware	N/A	N/A	100%
DPS Cadillac, LLC	Delaware	N/A	N/A	100%
DPS Florida, LLC	Delaware	N/A	N/A	100%
DPS Gregory, LLC	Delaware	N/A	N/A	100%
DPS Mecklenburg, LLC	Delaware	N/A	N/A	100%
DPS Piedmont, LLC	Delaware	N/A	N/A	100%

Name	Jurisdiction of Organization	Number of Shares Authorized	Number of Shares Outstanding	% of Outstanding Shares held by Borrower (direct or indirect)
Ebensburg Energy, LLC	Delaware	N/A	N/A	100%
Ebensburg Investors Limited Partnership	Pennsylvania	N/A	N/A	100%
MEGTEC Energy & Environmental, LLC	Delaware	N/A	N/A	100%
MEGTEC India Holdings, LLC	Delaware	N/A	N/A	100%
MEGTEC Systems Australia, Inc.	Delaware	100	100	100%
MEGTEC TurboSonic Technologies, Inc.	Delaware	1,000	1,000	100%
MTS Asia, Inc.	Delaware	3,000	100	100%
O&M Holding Company	Delaware	1,000	1,000	100%
Palm Beach Resource Recovery Corporation	Florida	60	60	100%
Power Systems Operations, Inc.	Delaware	1,000	1,000	100%
SOFCo – EFS Holdings LLC	Delaware	N/A	N/A	100%
The Babcock & Wilcox Company	Delaware	101,000	100,101	100%
Universal Silencer Properties I, LLC	Wisconsin	N/A	N/A	100%
Universal Silencer Properties II, LLC	Wisconsin	N/A	N/A	100%
Universal Silencer Properties III, LLC	Wisconsin	N/A	N/A	100%
Universal Silencer Mexico, LLC	Wisconsin	N/A	N/A	100%
Universal Silencer Mexico II, LLC	Wisconsin	N/A	N/A	100%
Universal AET Holdings, LLC	Wisconsin	N/A	N/A	100%

Part B: Wholly-Owned Foreign Subsidiaries:

Name	Jurisdiction of Organization	Number of Shares Authorized	Number of Shares Outstanding	% of Outstanding Shares held by Borrower (direct or indirect)
B&W de Panama, Inc.	Panama	100,000	100,000	100%
Babcock & Wilcox Monterrey Finance SARL	Luxembourg	20,200	20,200	100%
B&W PGG Luxembourg Finance	Luxembourg	6,687,310	6,687,310	100%
B&W PGG Luxembourg Canada Holdings	Luxembourg	12,500	12,500	100%
B&W PGG Luxembourg Holdings	Luxembourg	5,100,677	5,100,677	100%
Babcock & Wilcox de Monterrey, S.A. de C.V.	Mexico	Common – Unlimited Variable – 11,349,464	Common – 50,000 Variable – 11,349,464	100%
Babcock & Wilcox Global Sales & Services	Luxembourg	60,000	60,000	100%
Babcock & Wilcox Global Sales & Services-Chile SpA	Chile	100	100	100%
Babcock & Wilcox Global Sales and Services Brazil Ltda.	Brazil	10,000	10,000	100%
Babcock & Wilcox Global Sales and Services Pte. Ltd.	Singapore	Unlimited	1	100%
Babcock & Wilcox India Private Limited	India	1,000,000	675,020	100%
Babcock & Wilcox International Investments Co., Inc.	Panama	100,000	100,000	100%
Babcock & Wilcox Power Generation Group Canada Corp.	Nova Scotia	Unlimited	10	100%
Babcock & Wilcox Singapore Pte. Ltd.	Singapore			100%
Babcock & Wilcox Volund A/S	Denmark	100,000	100,000	100%
Babcock & Wilcox Volund Limited	United Kingdom	2	2	100%
BWL Energy (Teesside) Ltd.	Northern Ireland	100	100	50%
Diamond Power Central & Eastern Europe s.r.o.	Czech Republic	200,000	200,000	100%
Diamond Power do Brasil Limitada	Brazil	500,000	300,000	100%
Diamond Power Finland OY	Finland	600	600	100%
Diamond Power Machine (Hubei) Co., Inc.	China	N/A	N/A	100%
Diamond Power Specialty (Proprietary) Limited	Republic of South Africa	1,000	1	100%
Diamond Power Specialty Limited	United Kingdom	500,000	500,000	100%
Diamond Power Sweden AB	Sweden	5,000	5,000	100%
DCS - Dry Cooling Services S.r.l.	Italy	10,000	10,000	100%
Babcock & Wilcox Volund AB	Sweden	5,000	5,000	100%
Babcock & Wilcox Loibl GmbH	Germany	300,000	1	100%
P. T. Babcock & Wilcox Asia	Indonesia	1,200	800	100%
Servicios de Fabricacion de Valle Soleado, S.A. de C.V.	Mexico	Unlimited	50,000	100%
Servicios Profesionales de Valle Soleado, S.A. de C.V.	Mexico	Unlimited	50,000	100%

Name	Jurisdiction of Organization	Number of Shares Authorized	Number of Shares Outstanding	% of Outstanding Shares held by Borrower (direct or indirect)
MEGTEC IEPG BV	Netherlands	90,000	900	100%
MTS Environmental GmbH	Germany	25,000	25,000	100%
MEGTEC Systems S.A.S.	France	328,334	81,670	100%
MEGTEC Systems Amal AB	Sweden	5,000	1,000	100%
MEGTEC Systems AB	Sweden	50,000	50,000	100%
MEGTEC Environmental Limited	United Kingdom	100,000	50,000	100%
MEGTEC Systems Limited	United Kingdom	50,000	50,000	100%
MEGTEC Systems India Private Limited	India	100,000	100,000	100%
MEGTEC Systems (Shanghai), Ltd.	China	N/A	N/A	100%
MEGTEC Thermal Energy & Environmental Technology (Shanghai), Ltd.	China	N/A	N/A	100%
MEGTEC TurboSonic, Inc.	Ontario	1,955,000	1,955,000	100%
SPIG Kuhlturmtechnologien GmbH	Germany	25,000	25,000	100%
SPIG Turn Apa de Racine	Romania	N/A	N/A	100%
B and W South Africa	South Africa	100	100	100%
SPIG Torres de Resfriamento Ltda.	Brazil	200	200	100%
SPIG (Shanxi) Cooling System Co., Ltd.	China	N/A	N/A	100%
SPIG Korea Ltd.	Korea	200,981,500,	200,981,500	100%
Universal Asia Pacific, Pte. Ltd.	Singapore	1,000	1,000	100%
Babcock & Wilcox Universal Europe, Ltd.	United Kingdom	1,000	1	100%
Universal Silencer (Shanghai) Co., Ltd.	China	1	1	100%
Babcock & Wilcox Universal, S. de R.L. de C.V.	Mexico	3000	3000	100%
Universal Acoustic & Emission Technologies, Pvt. Ltd.	India	596,600	596,600	100%
SPIG Sogutma Sistemleri Tlc Ltd.	Turkey	200	200	100%
SPIG Cooling Tower India Pvt. Ltd.	India	165,000	165,000	100%

Part C: Subsidiaries that are not Wholly-Owned Subsidiaries:

Name	Jurisdiction of Organization	Number of Shares Authorized	Number of Shares Outstanding	% of Outstanding Shares held by Borrower (direct or indirect)
BWL Energy (Teesside) Ltd.	Northern Ireland	Ordinary A – 50 Ordinary B – 50	Ordinary A – 50 Ordinary B - 50	50% (50 – Ordinary A shares)
Diamond Power Germany GmbH**	Germany	125,700	125,700	94.9% (119,400 shares)
Diamond Power Services S.E.A. Ltd.	Thailand	784	784	79.7% (625 shares)
SPIG Vostok	Russia	N/A	N/A	95%
SPIG (Shanxi) Cooling Technology Company Ltd.	China	N/A	N/A	60%
BWL Energy (Teesside) Ltd.	Northern Ireland	100	100	50%

**The Constituent Documents of Diamond Power Germany GmbH restrict the transfer or hypothecation of any Stock in such Person.

Schedule 5.04

Supplement to Financial Statements

None.

Schedule 5.07

Litigation

None.

Schedule 5.19(b)

Real Property

A) Owned

1.	20 South Van Buren Avenue, Barberton, Summit County, Ohio 44203 – The Babcock & Wilcox Company

2.	900 B&W Drive and East Halfmile St., West Point, Clay County, Mississippi 39773 – The Babcock & Wilcox Company

3.	3333 Copley Road, Copley, Summit County, Ohio 44321 – The Babcock & Wilcox Company

4.	2600 E. Main Street, Lancaster, Fairfield County, Ohio 43130 – Diamond Power International, LLC

5.	142 South Van Buren Avenue, Barberton, Summit County, Ohio 44203 – The Babcock & Wilcox Company

6.	180 South Van Buren Avenue, Barberton, Summit County, Ohio 44203 – The Babcock & Wilcox Company

7.	830 Prosper Street, De Pere, Brown County, Wisconsin 54115 – Babcock & Wilcox MEGTEC, LLC

8.	815 Industrial Drive, Muscoda, Wisconsin 53573 – Universal Silencer Properties II, LLC
B) Leased

1. The Harris Building, 13204 Ballantyne Corporate Place, Suite 700 and 500, Charlotte, NC 28277 - Babcock & Wilcox Enterprises, Inc.

Schedule 6.27

Post-Closing

1.	Within one (1) day after the Closing Date, the Loan Parties shall deliver to the Administrative Agent the Budget and the Projections.

2.
Within fifteen (15) days after the Closing Date, the Loan Parties shall deliver to the Administrative Agent an endorsement naming the Administrative Agent, for the benefit of the Secured Parties, as loss payee, thereunder.

3.	Within sixty (60) days after the Closing Date, the Administrative Agent shall have received executed Control Agreements.

4.
Within thirty (30) days after the Closing Date (or such earlier time as set forth in Section 6.31 of the Credit Agreement), the Administrative Agent shall have received evidence of the establishment of an escrow account as required under Section 6.31 of the Credit Agreement.

5.
Within twenty (20) business days after the Closing Date, the Loan Parties shall deliver to the Administrative Agent trademark, patent and copyright lien release documents, which have been filed with the USPTO, with respect to any and all liens in favor of (i) Credit Suisse, Cayman Islands Branch, (ii) TD Bank, N.A. and (iii) Canadian Imperial Bank of Commerce.

6.
Within sixty (60) days after the Closing Date, the Loan Parties shall deliver to the Administrative Agent assignment agreements, which have been filed with the USPTO, for the following trademarks, copyrights and patents:

Trademarks:

Trademark	Reg. / App. No.	Reg./App. Date	Recorded Owner at USPTO
CLEANSWITCH	2532983	25-Jan-2011	Megtech Systems, Inc.
DUAL-DRY	2386801	19-Sep-2000	Megtech Systems, Inc.
HI-FLOAT	5169401	28-Mar-2017	Megtech Systems, Inc.
MEGTEC	2362692	27-Jun-2000	Megtech Systems, Inc.
MEGTEC (logo) SPLICE-SET	2435708	13-Mar-2001	Megtech Systems, Inc.
MEGTEC MAGNUM	2258026	29-Jun-1999	Megtech Systems, Inc.
MILLENNIUM	2332305	21-Mar-2000	Megtech Systems, Inc.
MP	4377183	30-Jul-2013	Megtech Systems, Inc.

Trademark	Reg. / App. No.	Reg./App. Date	Recorded Owner at USPTO
TECTURN	1119518	05-Jun-1979	Megtech Systems, Inc.
ABSORPTION PLUS (Hg)	4105796	28-Feb-2012	Babcock & Wilcox Power Generation Group, Inc.
ASP (Word Mark)	2079738	15-Jul-1997	Babcock & Wilcox Power Generation Group, Inc.
B&W & DEVICE (UPDATED HERO ENGINE DESIGN)	0415177 0419052	31-Jul-1945 05-Feb-1946	Babcock & Wilcox Power Generation Group, Inc.
B&W (Word Mark)	2350120 1573977 0044904 1570257	16-May-2000 26-Dec-1989 25-Jul-1905 05-Dec-1989	Babcock & Wilcox Power Generation Group, Inc.
B&W BABCOCK & WILCOX MEGTEC	86/353261	31-Jul-2014	Babcock & Wilcox Power Generation Group, Inc.
B&W MEGTEC	86/353233	31-Jul-2014	Babcock & Wilcox Power Generation Group, Inc.
BABCOCK & WILCOX (Word Mark)	1572421 1571386	19-Dec-1989 12-Dec-1989	Babcock & Wilcox Power Generation Group, Inc.
BABCOCK & WILCOX SERVICE SPECIALISTS (Word Mark)	1948476	16-Jan-1996	Babcock & Wilcox Power Generation Group, Inc.
BLACK LIQUOR CLUB (Word Mark)	1942067	19-Dec-1995	Babcock & Wilcox Power Generation Group, Inc.
BLACK LIQUOR CLUB LOGO	1939207	05-Dec-1995	Babcock & Wilcox Power Generation Group, Inc.
CLEANSWITCH	3909948	25-Jan-2011	Cleanswitch, Inc.
CPM	2347485	02-May-2000	Babcock & Wilcox Power Generation Group, Inc.
DRB-4Z (Word Mark)	2446782	24-Apr-2001	Babcock & Wilcox Power Generation Group, Inc.
DRB-XCL (Word Mark)	1741145	22-Dec-1992	Babcock & Wilcox Power Generation Group, Inc.
DSVS (Word Mark)	2393999	10-Oct-2000	Babcock & Wilcox Power Generation Group, Inc.
ENVANTAGE	4630656	04-Nov-2014	Babcock & Wilcox Power Generation Group, Inc.
FST-GAGE (Word Mark)	2162018	02-Jun-1998	Babcock & Wilcox Power Generation Group, Inc.
HONE & GLOW (Word Mark)	1516861	13-Dec-1988	Babcock & Wilcox Power Generation Group, Inc.
IMPAK	2232541	16-Mar-1999	Babcock & Wilcox Power Generation Group, Inc.
JUICECAN	2736486	15-Jul-2003	Babcock & Wilcox Power Generation Group, Inc.
LM2100 (Word Mark)	2490831	18-Sep-2001	Babcock & Wilcox Power Generation Group, Inc.

Trademark	Reg. / App. No.	Reg./App. Date	Recorded Owner at USPTO
MILLCARE (Word Mark)	2736043	15-Jul-2003	Babcock & Wilcox Power Generation Group, Inc.
MULTICLONE (Word Mark)	978546	12-Feb-1974	Babcock & Wilcox Power Generation Group, Inc.
NOTIS (Word Mark)	1543964	13-Jun-1989	Babcock & Wilcox Power Generation Group, Inc.
OPTICAP	4206883	11-Sep-2012	Babcock & Wilcox Power Generation Group, Inc.
PARTS PLUS (Word Mark)	1951818	23-Jan-1996	Babcock & Wilcox Power Generation Group, Inc.
POWER CLEAN	4031634	27-Sep-2011	Babcock & Wilcox Power Generation Group, Inc.
PRC-100	1614727	25-Sep-2003	Babcock & Wilcox Power Generation Group, Inc.
PULSEFLO	4382563	13-Aug-2013	Babcock & Wilcox Power Generation Group, Inc.
RACER (Word Mark)	855089	20-Aug-1968	Babcock & Wilcox Power Generation Group, Inc.
SQ-300	2399532	31-Oct-2000	Babcock & Wilcox Power Generation Group, Inc.
TC-CHAIN	4405793	24-Sep-2013	Babcock & Wilcox Power Generation Group, Inc.
VAM (Word Mark)	1564170 1299266	07-Nov-1989 09-Oct-1984	Babcock & Wilcox Power Generation Group, Inc.
WEARESISTOR (Word Mark)	2169816	30-Jun-1998	Babcock & Wilcox Power Generation Group, Inc.
WINDAC	2335456	28-Mar-2000	Babcock & Wilcox Power Generation Group, Inc.
WINRAP	2571146	21-May-2002	Babcock & Wilcox Power Generation Group, Inc.
XCL-S (Word Mark)	2175559	21-Jul-1998	Babcock & Wilcox Power Generation Group, Inc.

Copyrights:

Title	Recorded Owner at USPTO	Reg. No.	Reg. Date
ActiGraf	Babcock & Wilcox Company	TXu000487508	6/11/1991
Steam, its generation and use	Babcock & Wilcox Enterprises, Inc.	TX0000036602	5/10/1978

Title	Recorded Owner at USPTO	Reg. No.	Reg. Date
Steam its generation and use	Babcock & Wilcox Enterprises, Inc.	TX0006468898	8/11/2006
Swage draw expert system / authors, R, L. Holbrook, P. J. Berbakov	Babcock & Wilcox Company	TXu000617134	2/28/1994
5440767E - 01	Babcock & Wilcox Company	VAu000627667	6/8/2004
544083EE-01	Babcock & Wilcox Company	VAu000627668	6/8/2004
544084E - 01	Babcock & Wilcox Company	VAu000632091	6/8/2004
544085E - 01	Babcock & Wilcox Company	VAu000641537	6/8/2004
544086E - 01	Babcock & Wilcox Company	VAu000627669	6/8/2004
544088E - 01	Babcock & Wilcox Company	VAu000641538	6/8/2004
544497E - 00	Babcock & Wilcox Company	VAu000632111	6/24/2004
Enkel autoweb	Megtec Systems, Inc.	VA0001277898	10/21/2004
Enkel automatic splicer SE	Megtec Systems, Inc.	VA0001277899	10/21/2004
Enkel web guides	Megtec Systems, Inc.	VA0001277900	10/21/2004
Standard practice manual	Babcock & Wilcox Company	TXu000292232	8/17/1987
Steam, its generation and use / editd by S. C. Stultz and J. B. Kitto	Babcock & Wilcox Enterprises, Inc.	TX0003820289	3/8/1994
Steam its generation and use	Babcock & Wilcox Enterprises, Inc.	AA693057	unknown
Steam its generation and use	Steam its generation and use	A638308	unknown
Steam its generation and use	Babcock & Wilcox Enterprises, Inc.	AA447247	unknown

Title	Recorded Owner at USPTO	Reg. No.	Reg. Date
Steam its generation and use	Babcock & Wilcox Enterprises, Inc.	AA406366	unknown
Steam its generation and use	Babcock & Wilcox Enterprises, Inc.	AA214504	unknown
A Cooling control program for shape melting	McDermott Technology, Inc.	TXu000374472	4/3/1989
Elements of two-phase flow in fossil boilers : technical paper / J. B. Kitto, Jr., and M. J. Albrecht	McDermott Technology, Inc.	TX0002150696	9/10/1987
Fossil-fuel-fired boilers : fundamentals and elements / J. B. Kitto, Jr. and M. J. Albrecht	McDermott Technology, Inc.	TXu000405775	2/16/1990
HELIX : program / by Roy R. (Rick) Ramey	McDermott Technology, Inc.	TX0002641197	7/31/1989
Fossil-fuel-fired boilers : fundamentals and elements / J. B. Kitto, Jr. and M. J. Albrecht	McDermott Technology, Inc.	TXu000405775	2/16/1990
HELIX : program / by Roy R. (Rick) Ramey	McDermott Technology, Inc.	TX0002641197	7/31/1989
SOFTWARE DEVELOPMENT GUIDELINES	McDermott Technology, Inc.	TX2327698	6/8/1988
STANDARD PRACTICE MANUAL	Babcock & Willcox Company	TXu000292232	8/17/1987
B&W bag filterhouse	Owner is listed as McDermott, Inc. and the author is listed as The Babcock & Wilcox Company, employer for hire	TX0000621165	1/30/1981

Title	Recorded Owner at USPTO	Reg. No.	Reg. Date
Mirror all-metal reflective insulation valve and flange covers : [brochure no. A952-3006]	Owner is listed as McDermott, Inc. and the author is The Babcock & Wilcox Company, employer for hire	TX0000582823	11/14/1980
Adlpipe	Owner is listed as McDermott, Inc. and the author is listed as The Babcock & Wilcox Company, employer for hire	TX0000590486	12/1/1980
PC-FAD	McDermott Technology, Inc.	TX0002831081	5/8/1990
Personal computer control program PC/CP / by John P. Shipley	McDermott Technology, Inc.	TX0002147035	9/2/1987
pH and conductivity solver	McDermott Technology, Inc.	TXu000387279	8/23/1989
Plate laminate	McDermott Technology, Inc.	TXu000496596	6/14/1991
The Detroit Edison Power Company, Belle River Power Plant, Saint Clair, Michigan	McDermott Technology, Inc.	VA0000161320	5/29/1984

Patents:

Title	App No.	Filing Date	Patent No.	Issue Date	Recorded Owner at USPTO
THERMOPHOTOVOLTAIC ELECTRIC GENERATOR	08/858335	05/19/1997	5932885	08/03/1999	McDermott Technology, Inc.
STEAM GENERATOR TO CONTAIN AND COOL SYNTHESIS GAS	11/191,183	7/27/2005	7931710	4/26/2011	BABCOCK & WILCOX POWER GENERATION GROUP, INC. (TO BE RENAMED THE BABCOCK AND WILCOX COMPANY)
CIRCULATION SYSTEM FOR SLIDING PRESSURE STEAM GENERATOR	11/448,648	6/7/2006	7587996	9/15/2009	BABCOCK & WILCOX POWER GENERATION GROUP, INC. (TO BE RENAMED THE BABCOCK AND WILCOX COMPANY)
RADIANT SYNGAS COOLER	11/588,045	10/26/2006	7587995	9/15/2009	BABCOCK & WILCOX POWER GENERATION GROUP, INC. (TO BE RENAMED THE BABCOCK AND WILCOX COMPANY)
STEAM/WATER CONICAL CYCLONE SEPARATOR	11/753,335	7/5/2007	7637699	12/29/2009	BABCOCK & WILCOX POWER GENERATION GROUP, INC. (TO BE RENAMED THE BABCOCK AND WILCOX COMPANY)
COMPACT RADIAL PLATEN ARRANGEMENT FOR RADIANT SYNGAS COOLER	11/839,285	8/15/2007	8684070	4/1/2014	BABCOCK & WILCOX POWER GENERATION GROUP, INC. (TO BE RENAMED THE BABCOCK AND WILCOX COMPANY)
TUBE STUB REMOVAL APPARATUS	12/354,468	1/15/2009	8240049	8/14/2012	BABCOCK & WILCOX POWER GENERATION GROUP, INC. (TO BE RENAMED THE BABCOCK AND WILCOX COMPANY)

7.
Real Property Requirements. Within (i) sixty (60) days after the Closing Date (or such later date as may be agreed to by Administrative Agent), with respect to properties (A)(1) through (7) listed on Schedule 4.01(a)(vi), and (ii) ninety (90) days after the Closing Date (or such later date as may be agreed to by Administrative Agent), with respect to properties (A)(8) through (10) listed on Schedule 4.01(a)(vi), the Administrative Agent shall have received:

(i)    a Mortgage encumbering each Mortgaged Property in favor of the applicable Administrative Agent, for the benefit of the Secured Parties, duly executed and acknowledged by each Loan Party that is the owner of or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a lien under applicable Requirements of Law, and such financing statements and any other instruments necessary to grant a mortgage lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to Administrative Agent, it being acknowledged that if a mortgage tax will be due in connection with the recording of a Mortgage, the amount secured by such Mortgage shall be limited to 115% of the fair market value of such Mortgaged Property;

(ii)    with respect to each Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary to consummate the Transactions or as shall reasonably be deemed necessary by Administrative Agent in order for the owner or holder of the fee interest constituting such Mortgaged Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Property;

(iii)    with respect to each Mortgage for a Mortgaged Property, a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid second mortgage Lien on the Mortgaged Property and fixtures described therein in the amount equal to not less than 115% of the fair market value of such Mortgaged Property and fixtures, which policy (or such marked-up commitment) (each, a “Title Policy”) shall (A) be issued by the Title Company, (B) to the extent necessary, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to Administrative Agent, (C) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), (D) have been supplemented by such endorsements as shall be reasonably requested by Administrative Agent, if available under applicable law (including endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit, and so-called comprehensive coverage over covenants and restrictions), and (E) contain no exceptions to title other Customary Permitted Liens of the Credit Agreement or other exceptions reasonably acceptable to Administrative Agent.

(iv)    with respect to each Mortgaged Property, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called

“gap” indemnification) as shall be required to induce the Title Company to issue the Title Policy/ies and endorsements contemplated above;

(v)    evidence reasonably acceptable to Administrative Agent of payment by Borrower of all Title Policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages and issuance of the Title Policies referred to above;

(vi)    with respect to each Real Property or Mortgaged Property, copies of all Leases in which Borrower or any Subsidiary holds the lessor’s interest or other agreements relating to possessory interests, if any. To the extent any of the foregoing affect any Mortgaged Property, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or, as reasonably required by Administrative Agent, pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be reasonably acceptable to Administrative Agent;

(vii)    with respect to each Mortgaged Property, each Company shall have made all notifications, registrations and filings, to the extent required by, and in accordance with, all governmental real property disclosure requirements applicable to such Mortgaged Property;

(viii)    American Land Title Association/American Congress of Surveying and Mapping (ALTA/ACSM) surveys with respect to each Mortgaged Property, in form reasonably acceptable to Administrative Agent;

(ix)    A local counsel opinion with respect to each Mortgaged Property in form and substance reasonably satisfactory to Administrative Agent;

(x)     a completed Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property;
(xi) evidence that flood insurance coverage has been issued plus proof of premium payment, or such other evidence of flood insurance reasonably satisfactory to Administrative Agent, if applicable; and
(xii) lease estoppel certificates for only Mortgaged Property, where applicable.

Schedule 7.01

Existing Indebtedness

1.	Indebtedness in the principal amount of RMB 8,000,000, owed by Diamond Power Machine (Hubei) Co., Inc.@ to Bank of China.

2.	Indebtedness of INR 197,630,286 owed by SPIG Cooling Towers Private Limited@ to BNP Paribas, Mumbai Branch.

3.	Indebtedness in EUR 6,020,000 owed by SPIG Sogutma Sistemleri Tlc Ltd@ to Yapi Ve Kredi Banksai A.S.

4.	Indebtedness of EUR 2,950,000 owed by SPIG Sogutma Sistemleri Tlc Ltd@ to Akbank T.A.S.

Legend:

@ Foreign Subsidiary; Not a Loan Party

Schedule 7.02

Existing Liens

None.

Schedule 7.03

Existing Investments

See Investments specified in Section 5.03

Schedule 7.20

Additional Charges

•Margam
•Templeborough
•Teesside
•Dunbar
•ARC
•SKV40

Schedule 10.02

Administrative Agent’s Office; Certain Addresses for Notices

BORROWER:

Babcock & Wilcox Enterprises, Inc.
The Harris Building
13024 Ballantyne Corporate Place, Suite 700
Charlotte, North Carolina 28277
Attention: Treasurer (with copy to General Counsel)
Telephone: 980-365-4550
Telecopier: 704-625-4910
Electronic Mail: macarano@babcock.com
Website Address: www.babcock.com
U.S. Taxpayer Identification Number: 47-2783641

ADMINISTRATIVE AGENT:

Lightship Capital LLC
C/O American Industrial Partners
330 Madison Avenue, 28th Floor
New York, NY 10017
Attention: Credit
Telephone: 212-627-2360
Telecopier: 917-791-8311
Electronic Mail: credit@americanindustrial.com

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:

To:	Lightship Capital LLC, as
Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Second Lien Credit Agreement, dated as of August 9, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation, as the borrower thereunder, the Lenders and the Administrative Agent.
The undersigned hereby requests a Borrowing
1.On ________________ (a Business Day).
2.    In the amount of $____________. [Principal amount to be borrowed]

IN WITNESS WHEREOF, I have executed this Committed Loan Notice on the date first written above.

BABCOCK & WILCOX ENTERPRISES, INC. By: Name: Title:

EXHIBIT B
[Reserved]

EXHIBIT C-1

FORM OF INITIAL A LOAN NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to ______________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Initial A Loan (as defined in the Credit Agreement) from time to time made by the Lender to the Borrower under that certain Second Lien Credit Agreement, dated as of August 9, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation, as the borrower thereunder, the Lender and the Administrative Agent.
The Borrower promises to pay interest on the unpaid principal amount of each Initial A Loan from the date of such Initial A Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement for such unpaid amount.
This Initial A Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Initial A Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Initial A Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Initial A Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Initial A Note and endorse thereon the date, amount and maturity of its Initial A Loan and payments with respect thereto.
In accordance with the Credit Agreement, the Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Initial A Note.
The execution and delivery of this Initial A Note shall not constitute a novation of any indebtedness or other obligations owing to any Lender, the Administrative Agent or any other Secured Party under the Credit Agreement or any other Loan Document based on facts or events occurring or existing prior to the execution and delivery of this Initial A Note.

THIS INITIAL A NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, I have executed this Note on the date first written above.

BABCOCK & WILCOX ENTERPRISES, INC. By: Name: Title:

EXHIBIT C-2

FORM OF INITIAL B LOAN NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to ______________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Initial B Loan (as defined in the Credit Agreement) from time to time made by the Lender to the Borrower under that certain Second Lien Credit Agreement, dated as of August 9, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation, as the borrower thereunder, the Lender and the Administrative Agent.
The Borrower promises to pay interest on the unpaid principal amount of each Initial B Loan from the date of such Initial B Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement for such unpaid amount.
This Initial B Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Initial B Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Initial B Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Initial B Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Initial B Note and endorse thereon the date, amount and maturity of its Initial B Loan and payments with respect thereto.
In accordance with the Credit Agreement, the Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Initial B Note.
The execution and delivery of this Initial B Note shall not constitute a novation of any indebtedness or other obligations owing to any Lender, the Administrative Agent or any other Secured Party under the Credit Agreement or any other Loan Document based on facts or events occurring or existing prior to the execution and delivery of this Initial B Note.

THIS INITIAL B NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, I have executed this Note on the date first written above.

BABCOCK & WILCOX ENTERPRISES, INC. By: Name: Title:

EXHIBIT C-3

FORM OF DELAYED DRAW NOTE

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to ______________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Delayed Draw Loan (as defined in the Credit Agreement) from time to time made by the Lender to the Borrower under that certain Second Lien Credit Agreement, dated as of August 9, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation, as the borrower thereunder, the Lender and the Administrative Agent.
The Borrower promises to pay interest on the unpaid principal amount of each Delayed Draw Loan from the date of such Delayed Draw Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement for such unpaid amount.
This Delayed Draw Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Delayed Draw Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Delayed Draw Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Delayed Draw Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Delayed Draw Note and endorse thereon the date, amount and maturity of its Delayed Draw Loan and payments with respect thereto.
In accordance with the Credit Agreement, the Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Delayed Draw Note.
The execution and delivery of this Delayed Draw Note shall not constitute a novation of any indebtedness or other obligations owing to any Lender, the Administrative Agent or any other

Secured Party under the Credit Agreement or any other Loan Document based on facts or events occurring or existing prior to the execution and delivery of this Delayed Draw Note.
THIS DELAYED DRAW NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, I have executed this Note on the date first written above.

BABCOCK & WILCOX ENTERPRISES, INC. By: Name: Title:

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:
To:    Lightship Capital LLC, as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Second Lien Credit Agreement, dated as of August 9, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation, as the borrower thereunder, the Lenders and the Administrative Agent.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [Chief Financial Officer/Treasurer] of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on behalf of the Borrower in his or her capacity as a Responsible Officer of the Borrower and not in his or her individual capacity, and that:
1.    [Use following paragraph 1 for fiscal year-end financial statements]
The Borrower has delivered the year-end consolidated audited financial statements required by Section 6.01(b) of the Credit Agreement for the Fiscal Year ended as of the above date, together with the report and opinion of Borrower’s Accountant required by such section.
2.    [Use following paragraph 2 for fiscal quarter-end financial statements]
The Borrower has delivered the consolidated unaudited financial statements required by Section 6.01(a) of the Credit Agreement for the Fiscal Quarter ended as of the above date. Such financial statements fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as at such date and the results of operations and cash flows of the Borrower and its Subsidiaries for the periods indicated in accordance with GAAP (subject only to normal year-end audit adjustments and the absence of footnotes).
3.    The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a reasonably detailed review of the transactions and consolidated condition (financial or otherwise) of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.
4.    A review of the activities of the Borrower and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower and its Subsidiaries performed and observed all their respective Obligations under the Loan Documents,

[select one:]
[to the best knowledge of the undersigned, during such fiscal period each of the Borrower and its Subsidiaries performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
—or—
[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each Default and its nature and status:]
5.    The financial covenant analyses and information set forth on Annex A attached hereto are true and accurate on and as of the date of this Compliance Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first written above.

BABCOCK & WILCOX ENTERPRISES, INC. By: Name: Title:

EXHIBIT E-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
6.    Assignors:
7.    Assignee: [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]
8.    Borrower: Babcock & Wilcox Enterprises, Inc.
9.    Administrative Agent: Lightship Capital LLC, as the administrative agent under the Credit Agreement

10.    Credit Agreement: Second Lien Credit Agreement, dated as of August 9, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders and the Administrative Agent
11.    Assigned Interests in the Commitment:

Aggregate Amount of Initial Loan Commitment/Initial Loans for all Lenders	Amount of Initial Loan Commitment/Initial Loans Assigned	Percentage Assigned of Initial Loan Commitment/Initial Loans	CUSIP Number

Aggregate Amount of Delayed Draw Commitment/Delayed Draw Loans for all Lenders	Amount of Delayed Draw Commitment/Delayed Draw Loans Assigned	Percentage Assigned of Delayed Draw Commitment/Delayed Draw Loans	CUSIP Number

12.     [Trade Date:] Effective Date: ____________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

By:
Name:
Title:

[Consented to and] Accepted:

LIGHTSHIP CAPITAL LLC, as Administrative Agent

By:
Name:
Title:

[Consented to:

BABCOCK & WILCOX ENTERPRISES, INC.

By:
Name:
Title: ]

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS
FOR ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.
1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it has reviewed the list of restricted Persons posted on the Platform pursuant to Section 10.06(b)(v)(D) of the Credit Agreement and the Assignee is not a Person to whom assignment is not permitted pursuant to Section 10.06(b)(v)(D) thereof; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b) of the Credit Agreement) and, after review of the list of restricted Persons posted on the Platform pursuant to Section 10.06(b)(v)(C) thereof, is not a Person to whom assignment is not permitted pursuant to Section 10.06(b)(v) thereof, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York. If the Assignee is a Person to whom assignment is not permitted pursuant to Section 10.06(b)(v)(C) of the Credit Agreement, the Assignor and Assignee agree that the assignment provided herein shall be void ab initio, and that each of them shall, jointly and severally, indemnify the Administrative Agent for any loss, cost or expense arising from the voiding of such assignment.

EXHIBIT E-2
FORM OF ADMINISTRATIVE QUESTIONNAIRE

1. Borrower or Deal Name	Babcock & Wilcox Enterprises, Inc.
(i) E-mail this document with your commitment letter to:
E-mail address of recipient:

2. Legal Name of Lender of Record for Signature Page:
Markit Entity Identifier (MEI) #
Fund Manager Name (if applicable)
Legal Address from Tax Document of Lender of Record:
Country
Address:
City:	State/Province	Country

3. Domestic Funding Address	Street Address

Suite/Mail Code
	City	State
	Postal Code	Country

4. Eurodollar Funding Address:	Street Address

Suite/Mail Code
	City	State
	Postal Code	Country

5. Credit Contact Information:
Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.

Primary Credit Contact:
First Name
Middle Name
Last Name
Title
Street Address
Suite/Mail Code
City
State
Postal Code
Country
Office Telephone #
Office Facsimile #
Work E-Mail Address
SyndTrak E-Mail Address

Secondary Credit Contact:
First Name
Middle Name
Last Name
Title
Street Address
Suite/Mail Code
City
State
Postal Code
Country
Office Telephone #

Office Facsimile #
Work E-Mail Address
SyndTrak E-Mail Address

Additional Syndtrak User Access:
Enter E-Mail Addresses of any respective contact who should have access to Syndtrak below.
SyndTrak E-Mail Addresses:

Primary Operations Contact:				Secondary Operations Contact:

First	MI	Last		First	MI	Last

Title				Title

Street Address				Street Address

Suite/ Mail Code				Suite/ Mail Code

City			State	City		State

Postal Code		Country		Postal Code		Country

Telephone	Facsimile			Telephone	Facsimile

E-Mail Address	E-Mail Address

SyndTrak E-Mail Address	SyndTrak E-Mail Address
Does Secondary Operations Contact need copy of notices?        ___ YES     ___ NO

Draft Documentation Contact or Legal Counsel:

First	MI	Last

Title

Street Address

Suite/ Mail Code

City		State

Postal Code		Country

Telephone	Facsimile

E-Mail Address

6. Lender’s Fed Wire Payment Instructions:
Pay to:
Bank Name
ABA#
City
State
Account #
Account Name
Attention

Use Lender’s Fed Wire Payment Instructions in Section #6 above?    ___ YES ___ NO

7.	Lender’s Organizational Structure and Tax Status
Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN):

Tax Withholding Form Delivered to Lightship Capital LLC (check applicable one):

W-9	W-8BEN	W-8ECI	W-8EXP	W-8IMY

Tax Contact:
First MI Last
Title
Street Address
Suite/ Mail Code
City State
Postal Code Country
Telephone Facsimile
E-Mail Address

NON–U.S. LENDER INSTITUTIONS
13.    Corporations:
If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner) or Form W-8BEN-E, b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).
A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN or Form W-8BEN-E for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.
14.    Flow-Through Entities
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.
Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.
U.S. LENDER INSTITUTIONS:
If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9.
Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

8.	Lightship Capital LLC’s Payment Instructions:

Pay to:
Lightship Capital LLC
ABA #
New York, NY
Account #
Attn:
Ref: [Babcock & Wilcox Enterprises, Inc.]

EXHIBIT F

FORM OF GUARANTY

(c)    SECOND LIEN GUARANTY AGREEMENT
This SECOND LIEN GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of August 9, 2017, is made by certain Subsidiaries of Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Borrower”), as identified on the signature pages hereto, and any Additional Guarantor who may become a party to this Guaranty (such signatories and the Additional Guarantors, collectively, the “Guarantors” and individually, a “Guarantor”), in favor of LIGHTSHIP CAPITAL LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the ratable benefit of the Administrative Agent, the Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05 of the Credit Agreement described below and the other Persons to whom the Guaranteed Obligations are owed (collectively, the “Guaranteed Parties”).
Pursuant to that certain Credit Agreement dated as of August 9, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders party thereto, the Administrative Agent, the Lenders have agreed to make Credit Extensions to the Borrower upon the terms and subject to the conditions set forth therein.
Each Guarantor will materially benefit from the Credit Extensions made and to be made under the Credit Agreement.
Certain of the Guarantors are required to enter into this Guaranty pursuant to the terms of the Credit Agreement.
The Intercreditor Agreement governs the relative rights and priorities of the First Priority Secured Parties and the Second Priority Secured Parties in respect of the First Priority Documents and the Second Priority Documents and with respect to certain other matters as described therein.
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the other Guaranteed Parties to enter into, and make their respective Credit Extensions and other accommodations under, the Loan Documents, the Borrower and the Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Guaranteed Parties, as applicable, as follows:
1.DEFINED TERMS. CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS HEREIN THAT ARE ASSIGNED TO

SUCH TERMS IN THE CREDIT AGREEMENT. THE FOLLOWING TERMS WHEN USED HEREIN SHALL HAVE THE MEANINGS SET FORTH BELOW:
“Additional Guarantor” means each Person which hereafter becomes a Guarantor pursuant to Section 19 hereof and, if applicable, Section 6.22 of the Credit Agreement.
“Contribution Share” means, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (a) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair salable value of all assets and other properties of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors other than the maker of such Excess Payment; provided that for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.
“Excess Payment” means the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations.
“First Priority Documents” shall have the meaning assigned to such term in the Intercreditor Agreement.
“First Priority Representative” shall have the meaning assigned to such term in the Intercreditor Agreement.
“First Priority Secured Parties” shall have the meaning assigned to such term in the Intercreditor Agreement.
“Guaranteed Obligations” has the meaning set forth in Section 2(a).
“Intercreditor Agreement” shall mean the Subordination and Intercreditor Agreement, dated as of August 9, 2017, among the First Priority Representative, the Administrative Agent, the Borrower and the Guarantors.
“Ratable Share” means, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (a) the amount by which the aggregate present fair salable value of all of its assets

2

and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Guarantors exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors; provided that for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment.
“Second Priority Documents” shall have the meaning assigned to such term in the Intercreditor Agreement.
“Second Priority Secured Parties” shall have the meaning assigned to such term in the Intercreditor Agreement.
2.GUARANTY.
(a)    Each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of all Obligations, including any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, of the Borrower to any Guaranteed Party arising under the Credit Agreement or any other Loan Document, including all renewals, extensions, amendments, restatements and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Administrative Agent or any other Guaranteed Party in connection with the collection or enforcement thereof, and in each case whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Guarantor or the Borrower under any Debtor Relief Laws, and including interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”); provided that the Guaranteed Obligations shall exclude any Excluded Swap Obligations with respect to such Guarantor.
(b)    [Reserved.]
(c)    The books and records of the Administrative Agent and the books and records of each Guaranteed Party showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be conclusive absent manifest error of the amount

3

of the Credit Extensions and the interest and payments thereon. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Borrower or each Guarantor under this Guaranty, and the Borrower and such Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. Anything contained herein to the contrary notwithstanding, the obligations of each Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.
3.NO SETOFF OR DEDUCTIONS; TAXES; PAYMENTS. EACH GUARANTOR SHALL MAKE ALL PAYMENTS HEREUNDER WITHOUT SETOFF OR COUNTERCLAIM AND FREE AND CLEAR OF AND WITHOUT DEDUCTION FOR ANY TAXES, LEVIES, IMPOSTS, DUTIES, CHARGES, FEES, DEDUCTIONS, WITHHOLDINGS, COMPULSORY LOANS, RESTRICTIONS OR CONDITIONS OF ANY NATURE NOW OR HEREAFTER IMPOSED OR LEVIED BY ANY JURISDICTION OR ANY POLITICAL SUBDIVISION THEREOF OR TAXING OR OTHER AUTHORITY THEREIN UNLESS SUCH GUARANTOR IS COMPELLED BY REQUIREMENT OF LAW TO MAKE SUCH DEDUCTION OR WITHHOLDING AND EACH GUARANTOR SHALL, JOINTLY AND SEVERALLY, PAY AND INDEMNIFY EACH GUARANTEED PARTY FOR INDEMNIFIED TAXES AND OTHER TAXES TO THE EXTENT THE BORROWER WOULD BE REQUIRED TO DO SO PURSUANT TO SECTION 3.01 OF THE CREDIT AGREEMENT. THE OBLIGATIONS OF EACH GUARANTOR UNDER THIS PARAGRAPH SHALL SURVIVE THE PAYMENT IN FULL OF THE GUARANTEED OBLIGATIONS AND TERMINATION OF THIS GUARANTY AS TO SUCH GUARANTOR.
4.RIGHTS OF GUARANTEED PARTIES. EACH GUARANTOR CONSENTS AND AGREES THAT, TO THE EXTENT PERMITTED BY THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, THE GUARANTEED PARTIES MAY, AT ANY TIME AND FROM TIME TO TIME, WITHOUT NOTICE OR DEMAND, AND WITHOUT AFFECTING THE ENFORCEABILITY OR CONTINUING EFFECTIVENESS HEREOF: (A) AMEND, EXTEND, RENEW, COMPROMISE, DISCHARGE, ACCELERATE OR OTHERWISE CHANGE THE TIME FOR PAYMENT OR THE TERMS OF THE GUARANTEED OBLIGATIONS OR ANY PART THEREOF, (B) TAKE, HOLD, EXCHANGE, ENFORCE, WAIVE, RELEASE, FAIL TO PERFECT, SELL, OR OTHERWISE DISPOSE OF ANY SECURITY FOR THE PAYMENT OF THIS GUARANTY OR ANY GUARANTEED OBLIGATIONS, (C) APPLY SUCH SECURITY AND DIRECT THE ORDER OR MANNER OF SALE THEREOF AS THE GUARANTEED PARTIES IN THEIR SOLE DISCRETION MAY DETERMINE AND (D) RELEASE OR SUBSTITUTE ONE OR MORE OF ANY ENDORSERS

4

OR OTHER GUARANTORS OF ANY OF THE GUARANTEED OBLIGATIONS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SUCH GUARANTOR CONSENTS TO THE TAKING OF, OR FAILURE TO TAKE, ANY ACTION WHICH MIGHT IN ANY MANNER OR TO ANY EXTENT VARY THE RISKS OF SUCH GUARANTOR UNDER THIS GUARANTY OR WHICH, BUT FOR THIS PROVISION, MIGHT OPERATE AS A DISCHARGE OF SUCH GUARANTOR.
5.CERTAIN WAIVERS. EACH GUARANTOR WAIVES (A) ANY DEFENSE ARISING BY REASON OF ANY DISABILITY OR OTHER DEFENSE OF THE BORROWER OR ANY OTHER GUARANTOR, OR THE CESSATION FROM ANY CAUSE WHATSOEVER (INCLUDING ANY ACT OR OMISSION OF ANY GUARANTEED PARTY) OF THE LIABILITY OF THE BORROWER OTHER THAN PAYMENT AND PERFORMANCE IN FULL OF THE GUARANTEED OBLIGATIONS, (B) ANY DEFENSE BASED ON ANY CLAIM THAT SUCH GUARANTOR’S OBLIGATIONS EXCEED OR ARE MORE BURDENSOME THAN THOSE OF THE BORROWER, (C) THE BENEFIT OF ANY STATUTE OF LIMITATIONS AFFECTING SUCH GUARANTOR’S LIABILITY HEREUNDER, (D) ANY RIGHT TO REQUIRE ANY GUARANTEED PARTY TO PROCEED AGAINST THE BORROWER, PROCEED AGAINST OR EXHAUST ANY SECURITY FOR THE GUARANTEED OBLIGATIONS, OR PURSUE ANY OTHER REMEDY IN ANY GUARANTEED PARTY’S POWER WHATSOEVER, (E) ANY BENEFIT OF AND ANY RIGHT TO PARTICIPATE IN ANY SECURITY NOW OR HEREAFTER HELD BY ANY GUARANTEED PARTY AND (F) TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL OTHER DEFENSES OR BENEFITS THAT MAY BE DERIVED FROM OR AFFORDED BY REQUIREMENT OF LAW LIMITING THE LIABILITY OF OR EXONERATING GUARANTORS OR SURETIES. EACH GUARANTOR EXPRESSLY WAIVES ALL SETOFFS AND COUNTERCLAIMS AND ALL PRESENTMENTS, DEMANDS FOR PAYMENT OR PERFORMANCE, NOTICES OF NONPAYMENT OR NONPERFORMANCE, PROTESTS, NOTICES OF PROTEST, NOTICES OF DISHONOR AND ALL OTHER NOTICES OR DEMANDS OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE GUARANTEED OBLIGATIONS, AND ALL NOTICES OF ACCEPTANCE OF THIS GUARANTY OR OF THE EXISTENCE, CREATION OR INCURRENCE OF NEW OR ADDITIONAL GUARANTEED OBLIGATIONS.
6.OBLIGATIONS INDEPENDENT. THE OBLIGATIONS OF EACH GUARANTOR HEREUNDER ARE THOSE OF PRIMARY OBLIGOR, AND NOT MERELY AS SURETY, AND ARE INDEPENDENT OF THE GUARANTEED OBLIGATIONS AND THE OBLIGATIONS OF ANY OTHER GUARANTOR, AND A SEPARATE ACTION MAY BE BROUGHT AGAINST SUCH GUARANTOR TO ENFORCE THIS GUARANTY WHETHER OR NOT THE BORROWER OR ANY OTHER PERSON OR ENTITY IS JOINED AS A PARTY.
7.SUBROGATION. EACH GUARANTOR SHALL NOT EXERCISE ANY RIGHT OF SUBROGATION, CONTRIBUTION, INDEMNITY, REIMBURSEMENT OR SIMILAR RIGHTS WITH RESPECT TO ANY PAYMENTS IT MAKES UNDER THIS GUARANTY

5

UNTIL THE TERMINATION OF THIS GUARANTY IN ACCORDANCE WITH ITS TERMS. IF ANY AMOUNTS ARE PAID TO ANY GUARANTOR IN VIOLATION OF THE FOREGOING LIMITATION, THEN SUCH AMOUNTS SHALL BE HELD IN TRUST FOR THE BENEFIT OF THE GUARANTEED PARTIES AND SHALL FORTHWITH BE PAID TO THE ADMINISTRATIVE AGENT (FOR THE BENEFIT OF ITSELF AND THE OTHER GUARANTEED PARTIES) TO REDUCE THE AMOUNT OF THE GUARANTEED OBLIGATIONS, WHETHER MATURED OR UNMATURED.
8.CONTRIBUTION. SUBJECT TO SECTION 7, EACH GUARANTOR HEREBY AGREES WITH EACH OTHER GUARANTOR THAT IF ANY GUARANTOR SHALL MAKE AN EXCESS PAYMENT, SUCH GUARANTOR SHALL HAVE A RIGHT OF CONTRIBUTION FROM EACH OTHER GUARANTOR IN AN AMOUNT EQUAL TO SUCH OTHER GUARANTOR’S CONTRIBUTION SHARE OF SUCH EXCESS PAYMENT. THE PAYMENT OBLIGATIONS OF ANY GUARANTOR UNDER THIS SECTION SHALL BE SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT TO THE GUARANTEED OBLIGATIONS UNTIL SUCH TIME AS THE GUARANTEED OBLIGATIONS HAVE BEEN PAID AND PERFORMED IN FULL, AND NO GUARANTOR SHALL EXERCISE ANY RIGHT OR REMEDY UNDER THIS SECTION AGAINST ANY OTHER GUARANTOR UNTIL SUCH GUARANTEED OBLIGATIONS HAVE BEEN PAID AND PERFORMED IN FULL. EACH GUARANTOR RECOGNIZES AND ACKNOWLEDGES THAT THE RIGHTS TO CONTRIBUTION ARISING HEREUNDER SHALL CONSTITUTE AN ASSET IN FAVOR OF THE PARTY ENTITLED TO SUCH CONTRIBUTION. THIS SECTION SHALL NOT BE DEEMED TO AFFECT ANY RIGHT OF SUBROGATION, INDEMNITY, REIMBURSEMENT OR CONTRIBUTION THAT ANY GUARANTOR MAY HAVE UNDER REQUIREMENT OF LAW AGAINST THE BORROWER IN RESPECT OF ANY PAYMENT OF GUARANTEED OBLIGATIONS.
9.TERMINATION; REINSTATEMENT. THIS GUARANTY IS A CONTINUING AND IRREVOCABLE GUARANTEE OF ALL GUARANTEED OBLIGATIONS, NOW OR HEREAFTER EXISTING, AND SHALL REMAIN IN FULL FORCE AND EFFECT WITH RESPECT TO EACH OF THE GUARANTORS NOT OTHERWISE RELEASED FROM THEIR OBLIGATIONS HEREUNDER PURSUANT TO SECTION 22(B), UNTIL THE TERMINATION OF THIS GUARANTY IN ACCORDANCE WITH ITS TERMS. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THIS GUARANTY SHALL CONTINUE IN FULL FORCE AND EFFECT OR BE REVIVED, AS THE CASE MAY BE, IF ANY PAYMENT BY OR ON BEHALF OF THE BORROWER OR ANY GUARANTOR IS MADE, OR ANY GUARANTEED PARTY EXERCISES ITS RIGHT OF SETOFF, IN RESPECT OF THE GUARANTEED OBLIGATIONS AND SUCH PAYMENT OR THE PROCEEDS OF SUCH SETOFF OR ANY PART THEREOF IS SUBSEQUENTLY INVALIDATED, DECLARED TO BE FRAUDULENT OR PREFERENTIAL, SET ASIDE OR REQUIRED (INCLUDING PURSUANT TO ANY SETTLEMENT ENTERED INTO BY ANY GUARANTEED PARTY IN ITS DISCRETION) TO BE REPAID TO A TRUSTEE, RECEIVER OR ANY OTHER PARTY, IN CONNECTION WITH ANY PROCEEDING UNDER ANY DEBTOR RELIEF LAWS OR OTHERWISE, ALL AS IF

6

SUCH PAYMENT HAD NOT BEEN MADE OR SUCH SETOFF HAD NOT OCCURRED AND WHETHER OR NOT ANY GUARANTEED PARTY IS IN POSSESSION OF OR HAS RELEASED THIS GUARANTY AND REGARDLESS OF ANY PRIOR REVOCATION, RESCISSION, TERMINATION OR REDUCTION. THE OBLIGATIONS OF EACH GUARANTOR UNDER THIS PARAGRAPH SHALL SURVIVE TERMINATION OF THIS GUARANTY.
10.SUBORDINATION. EACH GUARANTOR HEREBY SUBORDINATES THE PAYMENT OF ALL OBLIGATIONS AND INDEBTEDNESS OF THE BORROWER OWING TO SUCH GUARANTOR, WHETHER NOW EXISTING OR HEREAFTER ARISING, INCLUDING BUT NOT LIMITED TO ANY OBLIGATION OF THE BORROWER TO SUCH GUARANTOR AS SUBROGEE OF ANY GUARANTEED PARTY OR RESULTING FROM SUCH GUARANTOR’S PERFORMANCE UNDER THIS GUARANTY, TO THE PAYMENT IN FULL IN CASH OF ALL GUARANTEED OBLIGATIONS; PROVIDED THAT, UNLESS AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, THE BORROWER MAY MAKE PAYMENTS WITH RESPECT TO OBLIGATIONS AND INDEBTEDNESS OF THE BORROWER OWING TO SUCH GUARANTOR AS PERMITTED BY THE CREDIT AGREEMENT AND ORDINARY COURSE PAYMENTS PURSUANT TO THE BORROWER’S AND ITS SUBSIDIARIES’ CASH MANAGEMENT SYSTEM. IF THE ADMINISTRATIVE AGENT SO REQUESTS WHEN AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, SUBJECT TO THE INTERCREDITOR AGREEMENT, ANY SUCH OBLIGATION OR INDEBTEDNESS OF THE BORROWER TO ANY GUARANTOR SHALL BE ENFORCED AND PERFORMANCE RECEIVED BY SUCH GUARANTOR AS TRUSTEE FOR THE ADMINISTRATIVE AGENT AND THE PROCEEDS THEREOF, AS WELL AS ANY OTHER AMOUNTS RECEIVED BY SUCH GUARANTOR IN VIOLATION OF THIS SECTION, SHALL BE PAID OVER TO THE ADMINISTRATIVE AGENT (OR ITS DESIGNEE) ON ACCOUNT OF THE GUARANTEED OBLIGATIONS, BUT WITHOUT REDUCING OR AFFECTING IN ANY MANNER THE LIABILITY OF SUCH GUARANTOR UNDER THIS GUARANTY.
11.STAY OF ACCELERATION. IN THE EVENT THAT ACCELERATION OF THE TIME FOR PAYMENT OF ANY OF THE GUARANTEED OBLIGATIONS IS STAYED, IN CONNECTION WITH ANY CASE COMMENCED BY OR AGAINST THE BORROWER OR ANY GUARANTOR UNDER ANY DEBTOR RELIEF LAWS, OR OTHERWISE, ALL SUCH AMOUNTS SHALL NONETHELESS BE PAYABLE BY SUCH GUARANTOR IMMEDIATELY UPON DEMAND BY THE ADMINISTRATIVE AGENT.
12.CONDITION OF BORROWER. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS THE SOLE RESPONSIBILITY FOR, AND HAS ADEQUATE MEANS OF, OBTAINING FROM THE BORROWER AND ANY OTHER GUARANTOR SUCH INFORMATION CONCERNING THE FINANCIAL CONDITION, BUSINESS AND OPERATIONS OF THE BORROWER AND ANY SUCH OTHER GUARANTOR AS SUCH

7

GUARANTOR REQUIRES, AND THAT NO GUARANTEED PARTY HAS A DUTY, AND SUCH GUARANTOR IS NOT RELYING ON ANY GUARANTEED PARTY AT ANY TIME, TO DISCLOSE TO SUCH GUARANTOR ANY INFORMATION RELATING TO THE BUSINESS, OPERATIONS OR FINANCIAL CONDITION OF THE BORROWER OR ANY OTHER GUARANTOR (SUCH GUARANTOR WAIVING ANY DUTY ON THE PART OF ANY GUARANTEED PARTIES TO DISCLOSE SUCH INFORMATION AND ANY DEFENSE RELATING TO THE FAILURE TO PROVIDE THE SAME).
13.REPRESENTATIONS AND WARRANTIES. EACH GUARANTOR REPRESENTS AND WARRANTS THAT EACH REPRESENTATION AND WARRANTY CONTAINED IN ARTICLE V OF THE CREDIT AGREEMENT TO THE EXTENT SUCH REPRESENTATION AND WARRANTY RELATES TO SUCH GUARANTOR IS TRUE AND CORRECT IN ALL MATERIAL RESPECTS (OR, WITH RESPECT TO REPRESENTATIONS AND WARRANTIES QUALIFIED BY A MATERIALITY OR A MATERIAL ADVERSE EFFECT STANDARD, IN ALL RESPECTS) TO THE EXTENT SET FORTH THEREIN AND EXCEPT FOR SUCH OF THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY STATED TO RELATE TO A SPECIFIC EARLIER DATE, IN WHICH CASE SUCH REPRESENTATIONS AND WARRANTIES SHALL BE TRUE AND CORRECT IN ALL MATERIAL RESPECTS (OR, WITH RESPECT TO REPRESENTATIONS AND WARRANTIES QUALIFIED BY A MATERIALITY OR A MATERIAL ADVERSE EFFECT STANDARD, IN ALL RESPECTS) TO THE EXTENT SET FORTH THEREIN AS OF SUCH EARLIER DATE, AS IF MADE BY SUCH GUARANTOR HEREIN; PROVIDED THAT EACH REFERENCE IN EACH SUCH REPRESENTATION AND WARRANTY TO THE BORROWER’S KNOWLEDGE SHALL, FOR THE PURPOSES OF THIS SECTION 13, BE DEEMED TO BE A REFERENCE TO SUCH GUARANTOR’S KNOWLEDGE.
14.AMENDMENTS; ETC. SUBJECT TO THE INTERCREDITOR AGREEMENT, NONE OF THE TERMS OR PROVISIONS OF THIS GUARANTY MAY BE WAIVED, AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED, NOR ANY CONSENT BE GIVEN, EXCEPT IN ACCORDANCE WITH SECTION 10.01 OF THE CREDIT AGREEMENT.
15.NOTICES. ALL NOTICES AND COMMUNICATIONS HEREUNDER OR UNDER ANY JOINDER AGREEMENT AS SET FORTH IN SECTION 19 SHALL BE GIVEN TO THE ADDRESSES AND OTHERWISE MADE IN ACCORDANCE WITH SECTION 10.02 OF THE CREDIT AGREEMENT; PROVIDED THAT NOTICES AND COMMUNICATIONS TO THE GUARANTORS SHALL BE DIRECTED TO THE GUARANTORS AT THE ADDRESS OF THE BORROWER SET FORTH IN SECTION 10.02 OF THE CREDIT AGREEMENT.
16.EXPENSES; INDEMNIFICATION AND SURVIVAL. WITHOUT LIMITATION ON ANY OTHER OBLIGATIONS OF EACH GUARANTOR OR REMEDIES OF THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTEED PARTY UNDER THIS GUARANTY, EACH GUARANTOR SHALL, TO THE FULLEST EXTENT PERMITTED BY

8

REQUIREMENT OF LAW, INDEMNIFY, DEFEND AND SAVE AND HOLD HARMLESS THE ADMINISTRATIVE AGENT AND EACH OTHER GUARANTEED PARTY FROM AND AGAINST, AND SHALL PAY ON DEMAND, ANY AND ALL DAMAGES, LOSSES, LIABILITIES AND OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS’ FEES AND EXPENSES) THAT MAY BE SUFFERED OR INCURRED BY THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTEED PARTY IN CONNECTION WITH OR AS A RESULT OF ANY FAILURE OF ANY GUARANTEED OBLIGATIONS TO BE THE LEGAL, VALID AND BINDING OBLIGATIONS OF THE BORROWER ENFORCEABLE AGAINST THE BORROWER IN ACCORDANCE WITH THEIR TERMS. THE OBLIGATIONS OF SUCH GUARANTOR UNDER THIS PARAGRAPH SHALL SURVIVE THE PAYMENT IN FULL OF THE GUARANTEED OBLIGATIONS AND TERMINATION OF THIS GUARANTY IN ACCORDANCE WITH ITS TERMS.
17.RIGHT OF SETOFF; GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL; JUDGMENT CURRENCY. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. WITHOUT LIMITING THE GENERAL APPLICABILITY OF THE FOREGOING AND THE TERMS OF THE OTHER LOAN DOCUMENTS TO THIS GUARANTY AND THE PARTIES HERETO, THE TERMS OF SECTIONS 10.08, 10.14, 10.15 AND 10.18 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, WITH EACH REFERENCE TO THE “BORROWER” THEREIN (WHETHER EXPRESS OR BY REFERENCE TO THE BORROWER AS A “PARTY” THERETO) BEING A REFERENCE TO THE GUARANTORS, AND THE PARTIES HERETO AGREE TO SUCH TERMS.
18.COUNTERPARTS; ELECTRONIC EXECUTION. THIS GUARANTY MAY BE EXECUTED IN COUNTERPARTS (AND BY DIFFERENT PARTIES HERETO IN DIFFERENT COUNTERPARTS), EACH OF WHICH SHALL CONSTITUTE AN ORIGINAL, BUT ALL OF WHICH WHEN TAKEN TOGETHER SHALL CONSTITUTE A SINGLE CONTRACT. DELIVERY OF AN EXECUTED COUNTERPART OF A SIGNATURE PAGE OF THIS GUARANTY BY TELECOPY OR OTHER ELECTRONIC IMAGING MEANS (E.G., “PDF” OR “TIF”) SHALL BE EFFECTIVE AS DELIVERY OF A MANUALLY EXECUTED COUNTERPART OF THIS GUARANTY.
19.ADDITIONAL GUARANTORS. AT ANY TIME AFTER THE DATE OF THIS GUARANTY, ONE OR MORE ADDITIONAL PERSONS MAY BECOME A PARTY HERETO BY EXECUTING AND DELIVERING TO THE ADMINISTRATIVE AGENT A JOINDER AGREEMENT PURSUANT TO SECTION 6.22 OF THE CREDIT AGREEMENT. IMMEDIATELY UPON SUCH EXECUTION AND DELIVERY OF SUCH JOINDER AGREEMENT (AND WITHOUT ANY FURTHER ACTION), EACH SUCH ADDITIONAL PERSON WILL BECOME A PARTY TO THIS GUARANTY AS A “GUARANTOR” AND HAVE ALL OF THE RIGHTS AND OBLIGATIONS OF A GUARANTOR HEREUNDER AND THIS

9

GUARANTY SHALL BE DEEMED AMENDED BY SUCH JOINDER AGREEMENT. ATTACHED HERETO AS EXHIBIT A IS A FORM OF JOINDER AGREEMENT.
20.MISCELLANEOUS. NO FAILURE BY ANY GUARANTEED PARTY TO EXERCISE, AND NO DELAY IN EXERCISING, ANY RIGHT, REMEDY OR POWER HEREUNDER SHALL OPERATE AS A WAIVER THEREOF, NOR SHALL ANY SINGLE OR PARTIAL EXERCISE OF ANY RIGHT, REMEDY OR POWER HEREUNDER PRECLUDE ANY OTHER OR FURTHER EXERCISE THEREOF OR THE EXERCISE OF ANY OTHER RIGHT, POWER OR REMEDY. THE REMEDIES HEREIN PROVIDED ARE CUMULATIVE AND NOT EXCLUSIVE OF ANY REMEDIES PROVIDED BY LAW OR IN EQUITY. THE UNENFORCEABILITY OR INVALIDITY OF ANY PROVISION OF THIS GUARANTY SHALL NOT AFFECT THE ENFORCEABILITY OR VALIDITY OF ANY OTHER PROVISION HEREIN. UNLESS OTHERWISE AGREED BY THE ADMINISTRATIVE AGENT AND EACH GUARANTOR IN WRITING, THIS GUARANTY IS NOT INTENDED TO SUPERSEDE OR OTHERWISE AFFECT ANY OTHER GUARANTY NOW OR HEREAFTER GIVEN BY ANY GUARANTOR OR ANY OTHER GUARANTOR FOR THE BENEFIT OF THE GUARANTEED PARTIES OR ANY TERM OR PROVISION THEREOF.
21.ACKNOWLEDGMENTS. EACH GUARANTOR HEREBY ACKNOWLEDGES THAT (A) IT HAS BEEN ADVISED BY COUNSEL IN THE NEGOTIATION, EXECUTION AND DELIVERY OF THIS GUARANTY AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY AND (B) IT HAS RECEIVED A COPY OF THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND HAS REVIEWED AND UNDERSTANDS THE SAME.
22.TERMINATION; RELEASE.
(a)    At such time as the Loans and the other Obligations (other than contingent indemnification obligations) shall have been paid in full, the Commitments under the Credit Agreement have been terminated or expired, this Guaranty and all obligations (other than those expressly stated to survive such termination or as may be reinstated after such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.
(b)    At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Stock and Stock Equivalents in such Guarantor shall be sold or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least three (3) Business Days (or such lesser period permitted in writing by the Administrative Agent) prior to the date of the proposed release, a written request for such release identifying the relevant Guarantor and the terms of the relevant sale or other disposition in reasonable detail, including the price thereof and any expenses incurred in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

10

23.SUBORDINATION OF INTERCOMPANY DEBT. EACH GUARANTOR AGREES THAT, TO THE EXTENT IT OWES ANY INDEBTEDNESS TO ANY SUBSIDIARY OF THE BORROWER THAT IS NOT A GUARANTOR, PAYMENT OF THE PRINCIPAL OF, AND INTEREST ON AND OTHER CHARGES WITH RESPECT TO, SUCH INDEBTEDNESS IS EXPRESSLY SUBORDINATED AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL OBLIGATIONS OF SUCH GUARANTOR UNDER THE LOAN DOCUMENTS, AND SUCH GUARANTOR AGREES NOT TO MAKE ANY PAYMENT OR PREPAYMENT, WHETHER REQUIRED OR OPTIONAL, OF PRINCIPAL, INTEREST OR OTHER CHARGES ON OR WITH RESPECT TO ANY SUCH INDEBTEDNESS IF AN EVENT OF DEFAULT UNDER SECTIONS 8.01(A), (B) OR (F) OF THE CREDIT AGREEMENT SHALL HAVE OCCURRED AND BE CONTINUING. EACH GUARANTOR THAT OWES ANY INDEBTEDNESS TO ANY SUBSIDIARY OF THE BORROWER AGREES TO CAUSE THE PAYEE OF SUCH INDEBTEDNESS TO ACKNOWLEDGE THE TERMS OF THIS SECTION 23, EITHER BY (I) HAVING SUCH SUBSIDIARY EXECUTE AN ACKNOWLEDGMENT OF SUBORDINATION OF INTERCOMPANY DEBT IN THE FORM ATTACHED TO THIS GUARANTY AS EXHIBIT B AND DELIVERING SUCH ACKNOWLEDGMENT OF SUBORDINATED INTERCOMPANY DEBT TO THE ADMINISTRATIVE AGENT, OR (II) OTHERWISE INCLUDING THE SUBSTANCE OF THIS SECTION 23 IN THE DOCUMENTATION FOR THE INTERCOMPANY DEBT AND DELIVERING SUCH DOCUMENTATION TO THE ADMINISTRATIVE AGENT.
24.INTERCREDITOR AGREEMENT. THE GUARANTORS AND THE ADMINISTRATIVE AGENT ACKNOWLEDGE THAT THE EXERCISE OF CERTAIN OF THE ADMINISTRATIVE AGENT’S RIGHTS AND REMEDIES HEREUNDER MAY BE SUBJECT TO, AND RESTRICTED BY, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THAT ALL RIGHTS AND REMEDIES PROVIDED TO THE ADMINISTRATIVE AGENT HEREUNDER ARE SUBJECT TO THE INTERCREDITOR AGREEMENT WHETHER OR NOT SPECIFICALLY REFERENCED IN ANY PARTICULAR SECTION HEREOF. EXCEPT AS SPECIFIED HEREIN, NOTHING CONTAINED IN THE INTERCREDITOR AGREEMENT SHALL BE DEEMED TO MODIFY ANY OF THE PROVISIONS OF THIS AGREEMENT, WHICH, AS AMONG THE GUARANTORS AND THE ADMINISTRATIVE AGENT SHALL REMAIN IN FULL FORCE AND EFFECT.
[Signature Pages Follow]

11

IN WITNESS WHEREOF, each of the parties hereto has caused this Guaranty to be duly executed as of the date first above written.
BORROWER:                BABCOCK & WILCOX ENTERPRISES, INC.

By:
Name:
Title:

GUARANTORS:            AMERICON EQUIPMENT SERVICES, INC.
AMERICON, INC.
BABCOCK & WILCOX CONSTRUCTION CO., INC.
BABCOCK & WILCOX EBENSBURG POWER, LLC
BABCOCK & WILCOX EQUITY INVESTMENTS, INC.
BABCOCK & WILCOX HOLDINGS, INC.
BABCOCK & WILCOX INDIA HOLDINGS, INC.
BABCOCK & WILCOX INTERNATIONAL SALES
AND SERVICE CORPORATION
BABCOCK & WILCOX INTERNATIONAL, INC.
BABCOCK & WILCOX MEGTEC HOLDINGS, INC.
BABCOCK & WILCOX MEGTEC, LLC
BABCOCK & WILCOX SPIG, LLC
BABCOCK & WILCOX TECHNOLOGY, LLC
BABCOCK & WILCOX UNIVERSAL, INC.
DELTA POWER SERVICES, LLC
DIAMOND OPERATING CO., INC.
DIAMOND POWER AUSTRALIA HOLDINGS, INC.

Babcock & Wilcox Enterprises, Inc.
Second Lien Guaranty Agreement
Signature Page

DIAMOND POWER CHINA HOLDINGS, INC.
DIAMOND POWER EQUITY INVESTMENTS, INC.
DIAMOND POWER INTERNATIONAL, LLC
DPS ANSON, LLC
DPS BERLIN, LLC
DPS CADILLAC, LLC
DPS FLORIDA, LLC
DPS GREGORY, LLC
DPS MECKLENBURG, LLC
DPS PIEDMONT, LLC
EBENSBURG ENERGY, LLC
O&M HOLDING COMPANY
PALM BEACH RESOURCE RECOVERY CORPORATION
POWER SYSTEMS OPERATIONS, INC.
REVLOC RECLAMATION SERVICE, INC.
SOFCO - EFS HOLDINGS LLC

By:
Name:
Title:

THE BABCOCK & WILCOX COMPANY

By:
Name:
Title:

Babcock & Wilcox Enterprises, Inc.
Second Lien Guaranty Agreement
Signature Page

UNIVERSAL AET HOLDINGS, LLC
UNIVERSAL SILENCER MEXICO, LLC
UNIVERSAL SILENCER MEXICO II, LLC
UNIVERSAL SILENCER PROPERTIES I, LLC
UNIVERSAL SILENCER PROPERTIES II, LLC
UNIVERSAL SILENCER PROPERTIES III, LLC

By:
Name:
Title:

MEGTEC ACQUISITION, LLC
MEGTEC SYSTEMS, INC.
MTS ASIA, INC.
MEGTEC SYSTEMS AUSTRALIA INC.
MEGTEC INDIA HOLDINGS, LLC
MEGTEC ENERGY & ENVIRONMENTAL, LLC
MEGTEC TURBOSONIC TECHNOLOGIES, INC.

By:
Name:
Title:

EBENSBURG INVESTORS LIMITED PARTNERSHIP
EBENSBURG POWER COMPANY

Babcock & Wilcox Enterprises, Inc.
Second Lien Guaranty Agreement
Signature Page

By:    BABCOCK & WILCOX EBENSBURG POWER, LLC
Its: General Partner

By:
Name:
Title:

Babcock & Wilcox Enterprises, Inc.
Second Lien Guaranty Agreement
Signature Page

Acknowledged and accepted:

LIGHTSHIP CAPITAL LLC,
as Administrative Agent

By:
Name:
Title:

Babcock & Wilcox Enterprises, Inc.
Second Lien Guaranty Agreement
Signature Page

EXHIBIT A
FORM OF JOINDER AGREEMENT
This JOINDER AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of __________, 20__ between __________, a __________ (the “New Subsidiary”), and LIGHTSHIP CAPITAL LLC, in its capacity as Administrative Agent (the “Administrative Agent”) under that certain Credit Agreement, dated as of August 9, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation, as the borrower thereunder (the “Borrower”), the Lenders party thereto and the Administrative Agent (each as defined therein). All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement or the applicable Loan Document referred to herein.
The Borrower desires to or is required by Section 6.22 of the Credit Agreement to cause the New Subsidiary to become a “Guarantor”.
Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Guaranteed Parties:

1.    THE NEW SUBSIDIARY HEREBY AGREES THAT BY EXECUTION OF THIS AGREEMENT IT IS A GUARANTOR (AS DEFINED IN THE GUARANTY) UNDER THE GUARANTY AS IF A SIGNATORY THEREOF ON THE CLOSING DATE, AND THE NEW SUBSIDIARY (A) SHALL COMPLY WITH, AND BE SUBJECT TO, AND HAVE THE BENEFIT OF, ALL OF THE TERMS, CONDITIONS, COVENANTS, AGREEMENTS AND OBLIGATIONS SET FORTH IN THE GUARANTY AND (B) HEREBY MAKES EACH REPRESENTATION AND WARRANTY OF A GUARANTOR, AS SET FORTH IN THE GUARANTY. THE NEW SUBSIDIARY HEREBY AGREES THAT (I) EACH REFERENCE TO A “GUARANTOR” OR THE “GUARANTORS” IN THE GUARANTY AND THE OTHER LOAN DOCUMENTS SHALL INCLUDE THE NEW SUBSIDIARY AND (II) EACH REFERENCE TO THE “GUARANTY” AS USED THEREIN SHALL MEAN THE GUARANTY AS SUPPLEMENTED HEREBY AND AS OTHERWISE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED PRIOR TO THE DATE HEREOF. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING TERMS OF THIS PARAGRAPH 1, THE NEW SUBSIDIARY HEREBY, JOINTLY AND SEVERALLY TOGETHER WITH THE OTHER GUARANTORS, GUARANTEES TO THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE GUARANTEED PARTIES, AS PROVIDED IN THE GUARANTY, THE PROMPT PAYMENT AND PERFORMANCE OF THE GUARANTEED OBLIGATIONS IN FULL WHEN DUE (WHETHER AT STATED MATURITY, AS A MANDATORY PREPAYMENT, BY ACCELERATION OR OTHERWISE) STRICTLY IN ACCORDANCE WITH THE TERMS THEREOF.
2.    THE NEW SUBSIDIARY HEREBY AGREES THAT BY EXECUTION OF THIS AGREEMENT IT IS A GRANTOR (AS DEFINED IN THE COLLATERAL AGREEMENT) UNDER THE COLLATERAL AGREEMENT AS IF A SIGNATORY THEREOF ON THE CLOSING DATE, AND THE NEW SUBSIDIARY (A) SHALL COMPLY WITH, AND BE SUBJECT TO, AND HAVE THE BENEFIT OF, ALL OF THE TERMS, CONDITIONS, COVENANTS, AGREEMENTS AND OBLIGATIONS SET FORTH IN THE COLLATERAL AGREEMENT AND (B) HEREBY MAKES EACH REPRESENTATION AND WARRANTY OF A GRANTOR, AS SET FORTH IN THE COLLATERAL AGREEMENT. THE NEW SUBSIDIARY HEREBY AGREES THAT (I) EACH REFERENCE TO A “GRANTOR” OR THE “GRANTORS” IN THE COLLATERAL AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL INCLUDE THE NEW SUBSIDIARY, (II) EACH REFERENCE TO THE “COLLATERAL AGREEMENT” AS USED THEREIN SHALL MEAN THE COLLATERAL AGREEMENT AS SUPPLEMENTED HEREBY AND AS OTHERWISE AMENDED, RESTATED, MODIFIED OR SUPPLEMENTED AS OF THE DATE HEREOF AND (III) EACH REFERENCE TO A “COLLATERAL” IN THE COLLATERAL AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL INCLUDE ALL COLLATERAL (AS DEFINED IN THE COLLATERAL AGREEMENT) OF THE NEW SUBSIDIARY (OTHER THAN ANY OF NEW SUBSIDIARY’S EXCLUDED ASSETS). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING TERMS OF THIS PARAGRAPH 2, THE NEW SUBSIDIARY HEREBY GRANTS TO THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, A

CONTINUING SECURITY INTEREST IN, AND A RIGHT OF SETOFF AGAINST, ANY AND ALL RIGHT, TITLE AND INTEREST, WHETHER NOW OR HEREAFTER OWNED OR ACQUIRED, OF THE NEW SUBSIDIARY IN AND TO THE COLLATERAL OF THE NEW SUBSIDIARY.
3.    ATTACHED HERETO AS ANNEX A ARE SUPPLEMENTS TO SCHEDULES 5.03 AND 5.19(B) OF THE CREDIT AGREEMENT AND EACH OF THE SCHEDULES TO THE COLLATERAL AGREEMENT TO THE EXTENT SUCH SCHEDULES HAVE OR WILL CHANGE AFTER THE EXECUTION AND DELIVERY HEREOF (WHICH SUPPLEMENTS INCLUDE, AS OF THE DATE HEREOF, ALL INFORMATION REQUIRED TO BE PROVIDED THEREIN WITH RESPECT TO THE NEW SUBSIDIARY).
4.    ALL NOTICES AND COMMUNICATIONS TO THE NEW SUBSIDIARY SHALL BE GIVEN TO THE ADDRESS OF THE BORROWER SET FORTH IN, AND OTHERWISE MADE IN ACCORDANCE WITH, SECTION 10.02 OF THE CREDIT AGREEMENT.
5.    THE NEW SUBSIDIARY HEREBY WAIVES ACCEPTANCE BY THE ADMINISTRATIVE AGENT AND THE GUARANTEED PARTIES OF THE GUARANTEE BY THE NEW SUBSIDIARY UNDER THE GUARANTY UPON THE EXECUTION OF THIS AGREEMENT BY THE NEW SUBSIDIARY.
6.    THE NEW SUBSIDIARY HEREBY ACKNOWLEDGES THAT (A) IT HAS BEEN ADVISED BY COUNSEL IN THE NEGOTIATION, EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS DEEMED A PARTY AND (B) IT HAS RECEIVED A COPY OF THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND HAS REVIEWED AND UNDERSTANDS THE SAME.
7.    THIS AGREEMENT MAY BE EXECUTED IN COUNTERPARTS (AND BY DIFFERENT PARTIES HERETO IN DIFFERENT COUNTERPARTS), EACH OF WHICH SHALL CONSTITUTE AN ORIGINAL, BUT ALL OF WHICH WHEN TAKEN TOGETHER SHALL CONSTITUTE A SINGLE CONTRACT. DELIVERY OF AN EXECUTED COUNTERPART OF A SIGNATURE PAGE OF THIS AGREEMENT BY TELECOPY OR OTHER ELECTRONIC IMAGING MEANS (E.G., “PDF” OR “TIF”) SHALL BE EFFECTIVE AS DELIVERY OF A MANUALLY EXECUTED COUNTERPART OF THIS AGREEMENT.
8.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

[__________],
as Guarantor

By:
Name:
Title:

Acknowledged and accepted:

LIGHTSHIP CAPITAL LLC,
as Administrative Agent

By:
Name:
Title:

ANNEX A
Supplemental Schedules
Schedules to Credit Agreement

Schedules to Collateral Agreement

EXHIBIT B

ACKNOWLEDGMENT OF SUBORDINATION OF INTERCOMPANY DEBT

Reference is made to the Second Lien Guaranty Agreement dated as of August 9, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) among Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Borrower”), and certain of its Subsidiaries (the Borrower and such Subsidiaries, the “Loan Parties”) in favor of LIGHTSHIP CAPITAL LLC, as Administrative Agent for the benefit of the Guaranteed Parties. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Guaranty.

The undersigned, a Subsidiary of the Borrower, has or may in the future loan money to a Loan Party (collectively, the “Intercompany Indebtedness”). The undersigned hereby agrees that all Intercompany Indebtedness owed to the undersigned by any Loan Party is expressly subordinated and subject in right of payment to the prior payment in full of all obligations of such Loan Party under the Loan Documents, and the undersigned further agrees not to accept any payment or prepayment, whether required or optional, of principal, interest or other charges on or with respect to any such Intercompany Indebtedness if an Event of Default under Sections 8.01(a), (b) or (f) of the Credit Agreement shall have occurred and be continuing. Any payment received in contravention of the foregoing subordination terms shall be promptly turned over to the Administrative Agent (or its designee), and until so turned over, shall be held by the undersigned in trust for the Guaranteed Parties, segregated from other funds of the undersigned.

[SUBSIDIARY]

By:______________________
Name:
Title:

EXHIBIT G

FORM OF COLLATERAL AGREEMENT

SECOND LIEN PLEDGE AND SECURITY AGREEMENT
made by
BABCOCK & WILCOX ENTERPRISES, INC.
and certain Subsidiaries of the Borrower
in favor of
LIGHTSHIP CAPITAL LLC, as Administrative Agent,
for the ratable benefit of the Secured Parties
Dated as of August 9, 2017

Page
SECTION 1.DEFINED TERMS    1
1.1.Definitions    1
1.2.Other Definitional Provisions    7
SECTION 2.GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL 7
2.1.Grant of Security Interest    7
2.2.Continuing Liability Under Collateral    8
2.3.Foreign Action    8
SECTION 3.REPRESENTATIONS AND WARRANTIES    8
3.1.Representations in Credit Agreement    9
3.2.Title; No Other Liens    9
3.3.Perfected First Priority Liens    9
3.4.Name; Jurisdiction of Organization, etc    10
3.5.Inventory and Equipment    10
3.6.Types of Collateral    10
3.7.Investment Property    11
3.8.Receivables    11
3.9.Intellectual Property    12
3.10.Commercial Tort Claims    13
3.11.Contracts    13
SECTION 4.COVENANTS    14
4.1.Covenants in Credit Agreement    14
4.2.Delivery and Control of Instruments, Chattel Paper, Negotiable Documents and Investment Property    14
4.3.Maintenance of Insurance    15
4.4.Payment of Obligations    15

i

Page

4.5.Maintenance of Perfected Security Interest; Further Documentation    15
4.6.Changes in Locations, Name, Jurisdiction of Incorporation, etc    16
4.7.Notices    16
4.8.Investment Property    17
4.9.Receivables    18
4.10.Intellectual Property    18
4.11.Contracts    21
4.12.Commercial Tort Claims    21
4.13.Delivery and Registration of Collateral    21
SECTION 5.REMEDIAL PROVISIONS    21
5.1.Certain Matters Relating to Receivables    21
5.2.Communications with Obligors; Grantors Remain Liable    22
5.3.Pledged Securities    23
5.4.Proceeds to be Turned Over To Administrative Agent    24
5.5.Application of Proceeds    24
5.6.Code and Other Remedies    24
5.7.Private Sales, etc    26
5.8.Deficiency    27
5.9.Intercreditor Agreement    27
SECTION 6.THE ADMINISTRATIVE AGENT    27
6.1.Administrative Agent’s Appointment as Attorney-in-Fact, etc    27
6.2.Duty of Administrative Agent    29
6.3.Execution of Financing Statements    29
6.4.Authority of Administrative Agent    29
6.5.Appointment of Co-Administrative Agents    30
SECTION 7.MISCELLANEOUS    30
7.1.Amendments in Writing    30
7.2.Notices    30

ii

Page

7.3.No Waiver by Course of Conduct; Cumulative Remedies    30
7.4.Enforcement Expenses; Indemnification    30
7.5.Successors and Assigns    31
7.6.Set-off; Governing Law; Submission to Jurisdiction; Venue;
WAIVER OF JURY TRIAL    31
7.7.Counterparts    31
7.8.Severability    32
7.9.Section Headings    32
7.10.Integration    32
7.11.Acknowledgments    32
7.12.Additional Grantors    32
7.13.Releases; Termination of this Agreement    32
7.14.Intercreditor Agreement    33

iii

Schedule 3.3 – Perfected First Priority Liens
Schedule 3.4 – Name; Jurisdiction of Organization, etc
Schedule 3.5 – Inventory and Equipment
Schedule 3.7 – Investment Property
Schedule 3.9 – Intellectual Property
Schedule 3.10 – Commercial Tort Claims
Exhibit A – Intellectual Property Notices

iv

This SECOND LIEN PLEDGE AND SECURITY AGREEMENT, dated as of August 9, 2017, made by each of the signatories hereto (together with any other grantor that may become a party hereto as provided herein, the “Grantors”), in favor of LIGHTSHIP CAPITAL LLC, as administrative agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) for the benefit of the Secured Parties in connection with that certain Second Lien Credit Agreement dated as of August 9, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation, as the borrower thereunder, the Lenders and the Administrative Agent.
Pursuant to the Credit Agreement, the Lenders have severally agreed to make Credit Extensions to the Borrower.
This Agreement is required by the terms of the Credit Agreement.
In consideration of the mutual covenants and agreements contained herein and in the other Loan Documents, the parties hereto covenant and agree as follows:

SECTION 1.DEFINED TERMS
1.1.    Definitions.
(a)    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Account Debtor, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Consumer Goods, Deposit Account, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangibles, Goods (as defined in Article 9 of the New York UCC), Instruments, Inventory, Letter-of-Credit Rights, Manufactured Homes, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.
(b)    The following terms shall have the following meanings:
“Administrative Agent” shall have the meaning assigned to such term in the preamble.
“After-Acquired Intellectual Property” shall have the meaning assigned to such term in Section 4.10(i).
“Agreement” shall mean this Second Lien Pledge and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Collateral” shall have the meaning assigned to such term in Section 2.1.
“Collateral Account” shall mean any collateral account established by the Administrative Agent as provided in Sections 5.1 or 5.4.
“Collateral Account Funds” shall mean, collectively, the following: all funds (including all trust monies) and investments (including all cash equivalents) credited to, or purchased with funds from, any Collateral Account and all certificates and instruments from time to time representing or evidencing such investments; all Money, notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of any Grantor in substitution for, or in addition to, any or all of the Collateral; and all interest, dividends, cash, instruments and other property from time to time received in, receivable or otherwise distributed to the Collateral Account in respect of or in exchange for any or all of the items constituting Collateral.
“Contracts” shall mean all contracts and agreements between any Grantor and any other Person (in each case, whether written or oral, or third party or intercompany) as the same may be amended, assigned, extended, restated, supplemented, replaced or otherwise modified from time to time including (a) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (c) all rights of any Grantor to damages arising thereunder and (d) all rights of any Grantor to terminate and to perform and compel performance of, such Contracts and to exercise all remedies thereunder.
“Copyright Licenses” shall mean any agreement, whether written or oral, naming any Grantor as licensor or licensee (including those listed in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time)), granting any right in, to or under any Copyright, including the grant of rights to publicly perform, display, copy, prepare derivative works or distribute under any Copyright. This term shall exclude implied licenses and any rights obtained or granted under a copyright pursuant to the doctrines of first sale or estoppel.
“Copyrights” shall mean (a) all copyrights arising under the laws of the United States, any other country, or union of countries, or any political subdivision of any of the foregoing, whether registered or unregistered and whether published or unpublished (including those listed in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time)), all registrations and recordings thereof, and all applications in connection therewith and rights corresponding thereto throughout the world, including all registrations, recordings and applications in the United States Copyright Office, and all Mask Works (as defined in 17 USC 901), (b) the right to, and to obtain, all extensions and renewals thereof, and the right to sue for past, present and future infringements of any of the foregoing, (c) all proceeds of the foregoing, including license, royalties, income, payments, claims, damages, and proceeds of suit and (d) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.
“Credit Agreement” shall have the meaning assigned to such term in the preamble.
“Discharge of First Priority Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.
“Excluded Assets” shall mean:
(a)    any lease, license, contract, property right or agreement to which any Grantor is a party or any of its rights or interests thereunder if, and only for so long as, the grant of a security interest hereunder shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified above;
(b)    [reserved];
(c)    the Excluded Stock; and
(d)    all cars, trucks, trailers and other vehicles covered by a certificate of title under the laws of any state to which any Grantor has any right, title or interest.
“Excluded Stock” shall mean:

(a)    the Voting Stock of any Foreign Subsidiary in excess of 65% of the outstanding Voting Stock of such Foreign Subsidiary;
(b)    the Stock and Stock Equivalents of any Captive Insurance Subsidiary;
(c)    the Stock and Stock Equivalents of any Joint Venture to the extent that the Constituent Documents of such Joint Venture prohibit such a security interest to be granted to the Administrative Agent; and
(d)    the Stock and Stock Equivalents of (i) any Subsidiary that is not a Loan Party or (ii) any Joint Venture, to the extent that such Subsidiary or Joint Venture has incurred Non-Recourse Indebtedness the terms of which either (A) require security interests in such Stock and Stock Equivalents to be granted to secure such Non-Recourse Indebtedness or (B) prohibit such a security interest to be granted to the Administrative Agent.
“First Priority Documents” shall have the meaning assigned to such term in the Intercreditor Agreement.
“First Priority Representative” shall have the meaning assigned to such term in the Intercreditor Agreement.
“First Priority Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.
“First Priority Secured Parties” shall have the meaning assigned to such term in the Intercreditor Agreement.
“Grantors” shall have the meaning assigned to such term in the preamble.
“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the Administrative Agent is the loss payee thereof).
“Intellectual Property” shall mean the collective reference to all intellectual property rights whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses.
“Intellectual Property Security Agreement” shall mean a Notice of Grant of Security Interest in substantially the form of Exhibit A or such other form as may be approved by the Administrative Agent and the applicable Grantor.
“Intercreditor Agreement” shall mean the Subordination and Intercreditor Agreement, dated as of August 9, 2017, among the First Priority Representative, Administrative Agent, Borrower and Guarantors.
“Intercompany Note” shall mean any promissory note evidencing Indebtedness permitted to be incurred pursuant to Section 7.01(f) of the Credit Agreement with respect to any outstanding intercompany obligations and advances owed by or to a Loan Party.

“Investment Property” shall mean the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Excluded Stock), including all Certificated Securities and Uncertificated Securities and (b) whether or not otherwise constituting “investment property,” all Pledged Notes and all Pledged Equity Interests.
“Licensed Intellectual Property” shall have the meaning assigned to such term in Section 3.9(a).
“Material Intellectual Property” shall have the meaning assigned to such term in Section 3.9(b).
“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.
“Owned Intellectual Property” shall have the meaning assigned to such term in Section 3.9(a).
“Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to make, use, import, offer for sale, or sell any invention covered in whole or in part by a Patent, including any of the foregoing listed in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time). This term shall exclude implied licenses and any rights obtained or granted under a patent pursuant to the doctrines of exhaustion or estoppel.
“Patents” shall mean (a) all United States patents, patents issued by any other country, union of countries or any political subdivision of any of the foregoing, and all reissues and extensions thereof, including any of the foregoing listed in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time), (b) all patent applications pending in the United States or any other country or union of countries or any political subdivision of any of the foregoing and all divisions, continuations and continuations-in-part thereof, including any of the foregoing listed in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time), (c) all rights to, and to obtain, any reissues or extensions of the foregoing and (d) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.
“Pledged Equity Interests” means the Pledged Interests, including the Stock and Stock Equivalents of the Subsidiaries owned by such Grantor as set forth on Schedule 3.7(a) (as such schedule may be amended or supplemented from time to time), in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:
(a)    all Stock and Stock Equivalents representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and
(b)    in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the Stock and Stock

Equivalents of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of a Grantor.
“Pledged LLC/Partnership Interests” means, with respect to any Grantor, the entire partnership, membership interest or limited liability company interest, as applicable, of such Grantor in each partnership, limited partnership or limited liability company owned thereby, including, without limitation, such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor’s interest in all distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement or membership agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise.
“Pledged Notes” shall mean all promissory notes now owned or hereafter acquired by any Grantor, including those listed on Schedule 3.7(b) (as such schedule may be amended or supplemented from time to time) and all Intercompany Notes at any time issued to or held by any Grantor (other than (a) promissory notes in an aggregate principal amount not to exceed $5,000,000 at any time outstanding issued in connection with extensions of trade credit by any Grantor in the ordinary course of business and (b) promissory notes constituting Cash Equivalents that are held by any Grantor).
“Pledged Securities” shall mean the collective reference to the Pledged Notes and the Pledged Equity Interests.
“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
“Receivable” shall mean all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.
“Secured Obligations” shall mean (a) with respect to the Borrower, the Obligations and the Borrower Guaranteed Obligations (as defined in the Guaranty) and (b) with respect to each Grantor other than the Borrower, such Grantor’s Guaranteed Obligations (as defined in the Guaranty).
“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Trademark, including any of the foregoing referred to in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time). This term shall exclude implied licenses and any rights obtained or granted under a trademark pursuant to the doctrines of first sale or estoppel.
“Trademarks” shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, designs and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, union of countries, or any political subdivision of any of the foregoing, or otherwise, and all common-law rights related thereto, including any of the foregoing listed in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time), (b) the right to, and to obtain, all renewals thereof, (c) the goodwill of the business symbolized by the foregoing and (d) the right to sue for past, present and future infringements or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including royalties, income, payments, claims, damages and proceeds of suit.
“Trade Secret License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Trade Secret, including any of the foregoing listed in Schedule 3.9(a) (as such schedule may be amended or supplemented from time to time). This term shall exclude implied licenses and any rights obtained or granted under a trade secret pursuant to the doctrine of estoppel.
“Trade Secrets” shall mean (a) all trade secrets and all other confidential or proprietary information and know how whether or not reduced to a writing or other tangible form, (b) all documents and things embodying, incorporating or describing such Trade Secrets, and (c) the right to sue for past, present and future misappropriations of any Trade Secret and all proceeds of the foregoing, including royalties, income, payments, claims, damages and proceeds of suit.
1.2.    Other Definitional Provisions. Without limiting the general applicability of the terms of the other Loan Documents to this Agreement and the parties hereto, the terms of Sections 1.02 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
SECTION 2.    GRANT OF SECURITY INTEREST;
CONTINUING LIABILITY UNDER COLLATERAL
2.1.    Grant of Security Interest. Each Grantor hereby grants and pledges to the Administrative Agent, for the ratable benefit of the Administrative Agent and the other Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following property, in each case, wherever located and whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations:
(a)    all Accounts;
(b)    all As-Extracted Collateral;
(c)    all Chattel Paper;
(d)    all Collateral Accounts and all Collateral Account Funds;
(e)    all Commercial Tort Claims from time to time specifically described on Schedule 3.10;
(f)    all Contracts;
(g)    all Documents;
(h)    all Equipment;
(i)    all Fixtures;
(j)    all General Intangibles;
(k)    all Goods;
(l)    all Instruments;
(m)    all Insurance;
(n)    all Intellectual Property;
(o)    all Inventory;
(p)    all Investment Property;
(q)    all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(r)    to the extent not otherwise included, all Proceeds, goodwill, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing;
provided that, notwithstanding any other provision set forth in this Section 2.1, this Agreement shall not, at any time, constitute a grant of a security interest in any property that is, at such time, an Excluded Asset, and the term “Collateral” and each of the defined terms incorporated therein shall exclude the Excluded Assets.
2.2.    Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (a) each Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Administrative Agent or any other Secured Party, (b) each Grantor shall remain liable under and each of the agreements included in the Collateral, including any Receivables, any Contracts and any agreements relating to Pledged LLC/Partnership Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Administrative Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to any Receivables, any Contracts or any agreements relating to Pledged LLC/Partnership Interests and (c) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, including any agreements relating to any Receivables, any Contracts and any agreements relating to Pledged LLC/Partnership Interests.
2.3.    Foreign Action. Notwithstanding anything to the contrary herein, to the extent any Collateral is located in any jurisdiction outside the United States, or the creation or perfection of a lien in any Collateral requires any action or documentation outside the United States, no such action or documentation outside the United States shall be required with respect to such Collateral.
SECTION 3.    REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and make their respective Credit Extensions, each Grantor hereby represents and warrants to the Secured Parties that:
3.1.    Representations in Credit Agreement.
In the case of each Grantor, the representations and warranties set forth in Article V of the Credit Agreement as they relate to such Grantor or to the Loan Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct, in all material respects (or, with respect to representations and warranties modified by a materiality or

Material Adverse Effect standard, in all respects), except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 3.l, be deemed to be a reference to such Grantor’s knowledge.
3.2.    Title; No Other Liens. Such Grantor owns or licenses or otherwise has the right to use each item of the Collateral free and clear of any and all Liens, including Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as grantor under a security agreement entered into by another Person, except for Liens expressly permitted by Section 7.02 of the Credit Agreement. No effective financing statement, mortgage or other public notice indicating the existence of a Lien with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are expressly permitted by Section 7.02 of the Credit Agreement.
3.3.    Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3.3 (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in duly completed and duly executed form, as applicable, and may be filed by the Administrative Agent at any time) and payment of all filing fees, will constitute valid fully perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Secured Obligations, enforceable in accordance with the terms hereof, to the extent such security interest in such Collateral can be perfected by (i) the filing of a financing statement under the Uniform Commercial Code of any jurisdiction, (ii) the filing with the United States Patent and Trademark Office or the United States Copyright Office of an Intellectual Property Security Agreement, or (iii) the possession of such Collateral, and (b) are prior to all other Liens on the Collateral, except for Liens expressly permitted by Section 7.02 of the Credit Agreement. Without limiting the foregoing, each Grantor has taken all actions necessary or desirable under all Requirements of Law of the United States and of any state, territory or possession thereof, including those specified in Section 4.2 to (i) establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the New York UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities (each as defined in the New York UCC), other than any such Investment Property issued by a Foreign Subsidiary to the extent establishing “control” over such Investment Property would require actions under the Requirements of Law of a jurisdiction other than the United States or any state, territory or possession thereof, (ii) establish the Administrative Agent’s control (within the meaning of Section 9-105 of the New York UCC) over all Electronic Chattel Paper and (iii) establish the Administrative Agent’s “control” (within the meaning of Section

16 of the Uniform Electronic Transaction Act as in effect in the applicable jurisdiction “UETA”) over all “transferable records” (as defined in UETA).
3.4.    Name; Jurisdiction of Organization, etc. On the date hereof, such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, United States taxpayer identification number, if any, and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 3.4. Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 3.4, the jurisdiction of each such Grantor’s organization of formation is required to maintain a public record showing the Grantor to have been organized or formed. Except as specified on Schedule 3.4, as of the Closing Date (or the date of any applicable Joinder Agreement hereto in the case of an Additional Grantor) no such Grantor has changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as a grantor under a security agreement entered into by another Person (other than as permitted by Section 3.2), which has not heretofore been terminated.
3.5.    Inventory and Equipment.
(a)    On the date hereof, the material Inventory, Fixtures and Equipment (other than mobile goods, Inventory in transit, and Inventory, Fixtures and Equipment located outside the United States of America) that is included in the Collateral are kept at the locations listed on Schedule 3.5.
(b)    Any Inventory now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance in all material respects with the requirements of all applicable laws and regulations, including the Fair Labor Standards Act, as amended.
(c)    No material portion of the Inventory, Fixtures or Equipment that is included in the Collateral is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the New York UCC) therefor or is otherwise in the possession of any bailee or warehouseman.
3.6.    Types of Collateral. None of the Collateral constitutes, or is the Proceeds of (a) Farm Products, (b) As-Extracted Collateral, (c) Consumer Goods, (d) Manufactured Homes, (e) standing timber, or (f) as of the Closing Date, aircraft, airframe, aircraft engine, aircraft lease or any other related property.
3.7.    Investment Property.

(a)    Schedule 3.7(a) hereto sets forth under the heading “Pledged Equity Interests” all of the Pledged Equity Interests as of the Closing Date, and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such schedule. Schedule 3.7(b) sets forth under the heading “Pledged Notes” all of the Pledged Notes owned by any Grantor as of the Closing Date, and all of such Pledged Notes have been duly authorized, authenticated or issued, and delivered and are the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law, and constitute all of the issued and outstanding indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor.
(b)    The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of Stock and Stock Equivalents owned by such Grantor in each issuer thereof (other than Excluded Stock).
(c)    The Pledged Equity Interests have been duly and validly issued and, except as set forth on Schedule 3.7(a) hereto, are fully paid and nonassessable (to the extent applicable).
(d)    Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Liens expressly permitted by Section 7.02 of the Credit Agreement, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.
3.8.    Receivables.
(a)    No amount payable to such Grantor under or in connection with any Receivable in excess of $5,000,000 that is included in the Collateral is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Administrative Agent (or its designee) or constitutes Electronic Chattel Paper that has not been subjected to the control (within the meaning of Section 9-105 of the New York UCC) of the Administrative Agent (or its designee).
(b)    Each Receivable that is included in the Collateral (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law, (iii) is not and will not be subject to any setoffs, defenses, taxes or counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business) and (iv) is and will be in compliance with all applicable laws and regulations, except where the failure to comply with this Section 3.8(b) with respect to each Receivable would not reasonably be expected to have a Material Adverse Effect.
3.9.    Intellectual Property.
(a)    Schedule 3.9(a) lists all Copyrights, Patents, and Trademarks which are registered with the U.S. Patent and Trademark Office or the U.S. Copyright Office or are the subject of an application for registration with any such Governmental Authority, in each case which is owned by such Grantor in its own name on the date hereof (collectively, the “Owned Intellectual Property”). Except as set forth in Schedule 3.9(a), such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to all material Owned Intellectual Property and is otherwise entitled to grant to others the right to use (and, where applicable, itself use) all such material Owned Intellectual Property. Such Grantor has a valid and enforceable right to use all material Intellectual Property used by, or licensed to others by, such Grantor which is not Owned Intellectual Property either pursuant to one of the written material Copyright Licenses, Patent Licenses, Trademark Licenses, and/or Trade Secret Licenses listed on Schedule 3.9(a) and subject to the terms thereof (collectively, the “Licensed Intellectual Property”) or otherwise.
(b)    On the date hereof all Owned Intellectual Property and all Licensed Intellectual Property, in each case, which is material to such Grantor’s business (collectively, the “Material Intellectual Property”), is valid, subsisting, unexpired and enforceable and has not been abandoned. The operation of such Grantor’s business as currently conducted or as contemplated to be conducted does not infringe, constitute a misappropriation of, dilute, or otherwise violate the Intellectual Property rights of any other Person where the same would have a Material Adverse Effect.
(c)    No claim has been asserted that the use of the Material Intellectual Property does or may infringe upon or constitute a misappropriation of the rights of any other Person.
(d)    To such Grantor’s knowledge, no decision or judgment has been rendered by any Governmental Authority or arbitrator in the United States or outside the United States which would materially limit or cancel the validity or enforceability of, or such Grantor’s rights in, any Material Intellectual Property. Such Grantor is not aware of any uses of any item of Material Intellectual Property that could reasonably be expected to lead to such item becoming invalid or unenforceable including unauthorized trademark uses by third parties and uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses.
(e)    No action or proceeding is pending, or, to such Grantor’s knowledge, threatened, on the date hereof (i) seeking to limit, cancel or invalidate any Owned Intellectual Property, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any Patent, Trademark, Copyright, or misappropriate any Trade Secret or violate any other right of any other Person, or (iii) alleging that any Material Intellectual Property (A) owned by such Grantor or (B) licensed by such Grantor (to such Grantor’s knowledge), is being licensed or sublicensed in violation of any intellectual property or any other right of any other Person, in each case, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect. To such Grantor’s knowledge, no Person is engaging in any activity that infringes upon or misappropriates, or is otherwise an unauthorized use of, any Material Intellectual Property owned by Grantor. The consummation of the transactions contemplated by this Agreement and the other Loan Documents will not result in the termination of any of the Material Intellectual Property.
(f)    With respect to each Copyright License, Trademark License, Trade Secret License and Patent License which license constitutes Material Intellectual Property or the loss of which could otherwise have a Material Adverse Effect: (i) such license is binding and enforceable against the other party thereto; (ii) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein (including, but not limited to, the enforceability of such rights and interests with respect to each such license), nor will the grant of such rights and interests (or the enforceability thereof) constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) such Grantor has not received any notice of termination or cancellation under such license; (iv) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; and (v) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.
(g)    Except as set forth on Schedule 3.9(g), such Grantor has made all filings and recordations and paid all required fees and taxes to maintain each and every item of registered Material Intellectual Property in full force and effect and to protect and maintain its interest therein.
(h)    To the knowledge of such Grantor, (i) none of the Trade Secrets that constitute Material Intellectual Property of such Grantor have been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person without permission of such Grantor; and (ii) no employee, independent contractor or agent of such Grantor has misappropriated any Trade Secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor where the same would reasonably be expected to have a Material Adverse Effect.
(i)    Such Grantor has taken commercially reasonable steps to exercise quality control over any licensee of such Grantor’s Trademarks.
3.10.    Commercial Tort Claims. No Grantor has knowledge that it has any Commercial Tort Claims as of the date hereof individually or in the aggregate in excess of $5,000,000, except as set forth on Schedule 3.10.

3.11.    Contracts. No amount payable to such Grantor under or in connection with any Contract which has a value in excess of $5,000,000 individually or $10,000,000 in the aggregate is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Administrative Agent (or its designee) or constitutes Electronic Chattel Paper that is not under the control (within the meaning of Section 9-105 of the New York UCC) of the Administrative Agent (or its designee).
SECTION 4.    COVENANTS
Each Grantor covenants and agrees with the Secured Parties that, as of the date hereof and until the termination of this Agreement in accordance with its terms:
4.1.    Covenants in Credit Agreement. Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is within its control and is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.
4.2.    Delivery and Control of Instruments, Chattel Paper, Negotiable Documents and Investment Property.
(a)    Subject to the Intercreditor Agreement, if any of the Collateral having a value in excess of $5,000,000 individually or $10,000,000 in the aggregate is or shall become evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, such Instrument (other than checks received in the ordinary course of business), Certificated Security, Negotiable Documents or Tangible Chattel Paper shall be promptly delivered to the Administrative Agent (or its designee), duly endorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement, and all of such property owned by any Grantor as of the Closing Date and represented in such form shall be delivered on the Closing Date to the Administrative Agent (or its designee).
(b)    Subject to the Intercreditor Agreement, if any of the Collateral having a value in excess of $5,000,000 individually or $10,000,000 in the aggregate is or shall become “Electronic Chattel Paper” such Grantor shall ensure that (i) a single authoritative copy shall exist which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Administrative Agent (or its designee) as the assignee and is communicated to and maintained by the Administrative Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Administrative Agent (or its designee), (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and that is not the authoritative copy; (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision, and (vi) the Administrative Agent (or its designee) has “control” within the meaning of the New York UCC of such Electronic Chattel Paper.

(c)    Subject to the Intercreditor Agreement, if any Collateral having a value in excess of $5,000,000 individually or $10,000,000 in the aggregate is or shall become an Uncertificated Security, such Grantor shall cause the issuer thereof, if such issuer is a Subsidiary of the Borrower, either (i) to register the Administrative Agent (or its designee) as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Administrative Agent (or its designee) that such issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent (or its designee) without further consent of such Grantor and such actions shall be taken on or prior to the Closing Date with respect to any such Uncertificated Securities owned as of the Closing Date by any Grantor and the Grantor shall take or cause to be taken all such other actions as may be necessary for the Administrative Agent (or its designee) to have “control” defined in Article 8 of the New York UCC.
4.3.    Maintenance of Insurance.
(a)    Such Grantor will maintain insurance in accordance with Section 6.16 of the Credit Agreement, and furnish to the Administrative Agent, upon written request, a copy of such insurance policies.
(b)    Such Grantor will deliver to the Administrative Agent on behalf of the Secured Parties, (i) on the Closing Date, a certificate dated as of a recent date showing the amount and types of insurance coverage as of such date, (ii) upon reasonable request of the Administrative Agent from time to time, reasonably detailed information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by such Grantor. To the extent applicable, the Administrative Agent shall be named as additional insured on all such liability insurance policies of such Grantor and the Administrative Agent shall be named as loss payee (and, where applicable, mortgagee) on all property and casualty insurance policies of such Grantor.
4.4.    Payment of Obligations. Such Grantor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such tax, assessment or charge need be paid if (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein, or (b) the failure to so pay and discharge would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.5.    Maintenance of Perfected Security Interest; Further Documentation.

(a)    Except as otherwise expressly permitted by the Credit Agreement or the Intercreditor Agreement, such Grantor shall maintain each of the security interests created by this Agreement as a perfected security interest under all Requirements of Law of the United States and of any state, territory or possession thereof, having at least the priority described in Section 3.3 and shall defend such security interest against any claims and demands of any Persons (other than the Secured Parties and the First Priority Secured Parties), subject to the provisions of Section 7.13 and Section 7.14.
(b)    Such Grantor shall furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Administrative Agent may reasonably request, all in reasonable detail.
(c)    At any time and from time to time, subject to the Intercreditor Agreement, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request to be taken in the United States for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in the United States or any State, territory or possession thereof with respect to the security interests created hereby and in the case of Investment Property and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent (or its designee) to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.
4.6.    Changes in Locations, Name, Jurisdiction of Incorporation, etc. Such Grantor shall not, except upon at least 10 days’ prior written notice (or such shorter period consented to by the Administrative Agent in writing), in each case, to the Administrative Agent and delivery to the Administrative Agent of duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:
(a)    change its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 3.4; or
(b)    change its legal name, identity or structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.
4.7.    Notices. Such Grantor shall advise the Administrative Agent promptly, in reasonable detail, of:

(a)    any Lien (other than any Lien expressly permitted by Section 7.02 of the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder;
(b)    the occurrence of any other event of which such Grantor becomes aware that would reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the security interests created hereby; and
(c)    the acquisition or ownership by any Grantor of any aircraft, airframe, aircraft engine, aircraft lease or any other related property with a value in excess of $5,000,000 individually or in the aggregate.
4.8.    Investment Property.
(a)    If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of Stock and Stock Equivalents in any issuer thereof, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, or otherwise in respect thereof, subject to the Intercreditor Agreement, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and promptly deliver the same to the Administrative Agent (or its designee) in the exact form received (other than Excluded Stock), duly endorsed by such Grantor to the Administrative Agent (or its designee), if required, together with an undated stock power or similar instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent (or its designee) so requests, signature guaranteed, to be held by the Administrative Agent (or its designee), subject to the terms hereof, as additional collateral security for the Obligations. Subject to the Intercreditor Agreement, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any issuer thereof shall be paid over to the Administrative Agent (or its designee) to be held by it hereunder as additional collateral security for the Obligations if an Event of Default then exists, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any issuer thereof or pursuant to the reorganization thereof, the property so distributed shall, if an Event of Default then exists, and unless otherwise subject to a perfected security interest in favor of the Administrative Agent (or its designee), be delivered to the Administrative Agent (or its designee) to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor in violation of the immediately preceding sentence, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent (or its designee), hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b)    Without the prior written consent of the Administrative Agent, subject to the Intercreditor Agreement, such Grantor shall not (i) vote to enable, or take any other action to permit, any Subsidiary of the Borrower that is an issuer of Pledged Securities to issue any stock, partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of any such issuer (except, in each case, pursuant to a transaction expressly permitted by the Credit Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or any Lien expressly permitted thereon pursuant to Section 7.02 of the Credit Agreement, (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein or (v) without the prior written consent of the Administrative Agent, cause or permit any Subsidiary of the Borrower that is an issuer of any Pledged LLC/Partnership Interests which are not securities (for purposes of the New York UCC) on the date hereof to elect or otherwise take any action to cause such Pledged LLC/Partnership Interests to be treated as Securities for purposes of the New York UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged LLC/Partnership Interests takes any such action in violation of the provisions in this clause (v) or any non-Subsidiary of the Borrower that is an issuer takes any of the foregoing actions, such Grantor shall promptly notify the Administrative Agent in writing of any such election or action and, in such event, subject to the Intercreditor Agreement, shall take all steps necessary or advisable to establish the Administrative Agent’s (or its designee’s) “control” thereof.
(c)    In the case of each Grantor which is an issuer of Pledged Securities, such issuer agrees that (i) it shall be bound by the terms of this Agreement relating to the Pledged Securities issued by it and shall comply with such terms insofar as such terms are applicable to it, (ii) it shall notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 4.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 5.3(c) and 5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 with respect to the Pledged Securities issued by it. In addition, each Grantor which is either an issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Administrative Agent and to the transfer of any Pledged Security to the Administrative Agent or its nominee following the occurrence and during the continuance of an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner, member or shareholder of the issuer of the related Pledged Security.

4.9.    Receivables. Other than in the ordinary course of business, such Grantor shall not (a) grant any extension of the time of payment of any Receivable, (b) compromise or settle any Receivable for less than the full amount thereof, (c) release, wholly or partially, any Person liable for the payment of any Receivable, (d) allow any credit or discount whatsoever on any Receivable or (e) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.
4.10.    Intellectual Property.
(a)    Such Grantor (either itself or through licensees) shall, in the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, (i) continue to use each owned Trademark material to its business, (ii) maintain commercially reasonable quality of products and services offered under such Trademarks and take all necessary steps to ensure that all licensed users of such Trademarks comply with such Grantor’s quality control requirements and maintain reasonable quality, (iii) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademarks unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and an Intellectual Property Security Agreement, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
(b)    Such Grantor (either itself or through licensees), subject to the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, shall not do any act, or omit to do any act, whereby any Patent owned by such Grantor material to its business may become forfeited, abandoned or dedicated to the public.
(c)    Such Grantor (either itself or through licensees), subject to the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, shall not (and shall not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of Copyrights owned by such Grantor and material to its business may become invalidated or otherwise impaired. Such Grantor shall not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.
(d)    Such Grantor shall notify the Administrative Agent promptly if it knows or suspects that any application or registration relating to any Material Intellectual Property owned by such Grantor may become forfeited, abandoned or dedicated to the public, or of any adverse determination (including the institution of, or any such determination in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any such Material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(e)    After such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property that is material to the business of such Grantor with the United States Patent and Trademark Office or the United States Copyright Office, such Grantor shall report such filing or receipt of a registration to the Administrative Agent prior to or concurrently with the delivery of the Compliance Certificate required by Section 6.01(c) of the Credit Agreement for the earlier to occur of either the Fiscal Quarter ending June 30 or the Fiscal Year ending (or such longer period of time permitted by the Administrative Agent in its sole discretion), in each case, immediately following the date of such filing or receipt of registration. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded in the United States Patent and Trademark office or the United States Copyright Office, as applicable, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Secured Parties’ security interest in any Copyright, Patent, Trademark or other Intellectual Property of such Grantor.
(f)    Such Grantor, subject to the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, shall take reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of Intellectual Property material to its business, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.
(g)    Such Grantor (either itself or through licensees), subject to the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, shall not, without the prior written consent of the Administrative Agent, discontinue use of or otherwise abandon any of its registered Owned Intellectual Property, or abandon any application or any right to file an application for any patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.
(h)    In the event that any Intellectual Property material to its business is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

(i)    Such Grantor agrees that, should it obtain an ownership interest in any item of intellectual property which is not, as of the Closing Date, a part of the Intellectual Property Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 2.1 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Intellectual Property Collateral, (iii) provide written notice thereof prior to or concurrently with the delivery of the Compliance Certificate required by Section 6.01(c) of the Credit Agreement for the earlier to occur of either the Fiscal Quarter ending June 30 or the Fiscal Year ending (or such longer period of time permitted by the Administrative Agent in its sole discretion), in each case, following the date on which such ownership is obtained, and (v) promptly after the Administrative Agent’s request, it shall provide the Administrative Agent with an amended Schedule 3.9(a) and take the actions specified in clauses (j) and (k) of Section 4.10.
(j)    Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property in order to record the security interest granted herein to the Administrative Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office and the United States Copyright Office.
(k)    Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its After-Acquired Intellectual Property in order to record the security interest granted herein to the Administrative Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office and the United States Copyright Office.
(l)    Such Grantor shall take commercially reasonable steps to protect the secrecy of all trade secrets or confidential information material to its business, including entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents.
4.11.    Contracts.
(a)    Such Grantor shall perform and comply in all material respects with all its obligations under the Contracts, except where the failure to so perform and comply would not reasonably be expected to have a Material Adverse Effect.
(b)    Such Grantor shall not amend, modify, terminate, waive or fail to enforce any provision of any Contract in any manner which would reasonably be expected to have a Material Adverse Effect.
(c)    Such Grantor shall exercise promptly and diligently each and every material right which it may have under each contract (other than any right of termination), except where the failure to so exercise would not reasonably be expected to have a Material Adverse Effect.

(d)    Such Grantor shall not permit to become effective in any document creating, governing or providing for any permit, lease, license or contract, a provision that would limit the creation, perfection or scope of, or exercise or enforcement of remedies in connection with, a Lien on such permit, lease, license or contract in favor of the Administrative Agent for the ratable benefit of the Secured Parties unless such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.
4.12.    Commercial Tort Claims. Such Grantor shall advise the Administrative Agent promptly after such Grantor becomes aware of any Commercial Tort Claim held by such Grantor individually or in the aggregate in excess of $5,000,000 and shall promptly execute a supplement to this Agreement in form and substance reasonably satisfactory to the Administrative Agent to grant a security interest in such Commercial Tort Claim to the Administrative Agent for the ratable benefit of the Secured Parties.
4.13.    Delivery and Registration of Collateral. Notwithstanding anything herein to the contrary, prior to the Discharge of First Priority Obligations, the requirements of this Agreement to deliver Collateral to the Administrative Agent or register the Administrative Agent as the registered owner of any Collateral shall be deemed satisfied by delivery of such Collateral to, or the registration of such Collateral in the name of, the First Priority Representative. Following the Discharge of First Priority Obligations, the registered owner of any Collateral shall be required to deliver such Collateral to the Administrative Agent and/or register such Collateral in the name of the Administrative Agent in accordance with the terms of the Intercreditor Agreement.
SECTION 5.    REMEDIAL PROVISIONS
5.1.    Certain Matters Relating to Receivables.
(a)    The Administrative Agent shall have the right (but shall in no way be obligated), at its own expense if an Event of Default does not then exist, to make test verifications of the Receivables that are included in the Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications.
(b)    Subject to the rights of the Administrative Agent under Section 5.2(b), each Grantor hereby agrees to use its commercially reasonable efforts to continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable and any Supporting Obligation, in each case, at its own expense. If required by the Administrative Agent, subject to the Intercreditor Agreement, at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be promptly (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent (or its designee), subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor, subject to the Intercreditor Agreement, in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
(c)    At the Administrative Agent’s request but subject to the confidentiality provisions set forth in the Credit Agreement, during the continuance of an Event of Default each Grantor shall make available to the Administrative Agent original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables that are included in the Collateral, including original orders, invoices and shipping receipts.
5.2.    Communications with Obligors; Grantors Remain Liable.
(a)    The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts.
(b)    The Administrative Agent may at any time after the occurrence and during the continuance of an Event of Default notify, or require any Grantor to so notify, the Account Debtor or counterparty on any Receivable or Contract of the security interest of the Administrative Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreement, the Administrative Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables and/or Contracts directly to the Administrative Agent.
(c)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
5.3.    Pledged Securities.

(a)    Subject to the Intercreditor Agreement, unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 5.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, to the extent not prohibited by the Credit Agreement, and to exercise all voting, corporate and other ownership (or other similar) rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership (or other similar) right exercised or other action taken which would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
(b)    Subject to the Intercreditor Agreement, if an Event of Default shall occur and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights pursuant to this Section 5.3(b): (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights; (ii) the Administrative Agent shall have the right, without notice to any Grantor (where permitted by applicable law), to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent; and (iii) the Administrative Agent shall have the right, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, subject to the Intercreditor Agreement, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and each Grantor acknowledges that the Administrative Agent may utilize the power of attorney set forth herein.
(c)    Subject to the Intercreditor Agreement, each Grantor hereby authorizes and instructs each issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement and the Intercreditor Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each such issuer shall be fully protected in so complying, and (ii) upon any such instruction following the occurrence and during the continuance of an Event of Default, pay any dividends or other payments with respect to the Investment Property, including Pledged Securities, directly to the Administrative Agent.

5.4.    Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Secured Parties specified in Section 5.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, subject to the Intercreditor Agreement, all Proceeds received by any Grantor consisting of cash, cash equivalents, checks and other near-cash items shall, if requested in writing by the Administrative Agent, be held, subject to the Intercreditor Agreement, by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.
5.5.    Application of Proceeds. Subject to the Intercreditor Agreement, at such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of the net Proceeds (after deducting fees and reasonable out-of-pocket expenses as provided in Section 5.6) constituting Collateral realized through the exercise by the Administrative Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in the Guaranty, in payment of the Obligations in accordance with the Credit Agreement and Intercreditor Agreement.
5.6.    Code and Other Remedies.
(a)    If an Event of Default shall occur and be continuing, subject to the Intercreditor Agreement, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, subject to the Intercreditor Agreement, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Subject to the Intercreditor Agreement, each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. To the extent permitted by applicable law, each Grantor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. To the extent permitted by applicable law and the Intercreditor Agreement, and so long as an Event of Default is continuing, the Administrative Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.
(b)    The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Administrative Agent of any other amounts required by any provision of law, including Section 9-615(a) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. If the Administrative Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Administrative Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by any Secured Party of any rights hereunder.
(c)    In the event of any disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such disposition shall be included, and the applicable Grantor shall, to the extent commercially reasonable and feasible under the circumstances, supply the Administrative Agent or its designee with such Grantor’s know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.
5.7.    Private Sales, etc.
(a)    Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.
(b)    Each Grantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or a defense of payment.
5.8.    Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the reasonable fees and disbursements of any outside attorneys employed by any Secured Party to collect such deficiency.
5.9.    Intercreditor Agreement. Whether or not specifically referenced, any rights and remedies provided in this Section 5 shall be subject to the terms of the Intercreditor Agreement.
SECTION 6.    THE ADMINISTRATIVE AGENT
6.1.    Administrative Agent’s Appointment as Attorney-in-Fact, etc.
(a)    Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, subject to the Intercreditor Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(i)    in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;
(ii)    in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
(iii)    pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv)    execute, in connection with any sale provided for in Section 5.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v)    (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this Section 6.1(a) to the contrary notwithstanding, the Administrative Agent agrees that, except as provided in Section 6.1(b), it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless it is in accordance with the Intercreditor Agreement and an Event of Default shall have occurred and be continuing.
(b)    If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Administrative Agent shall not exercise this power without first making demand on the Grantor and the Grantor failing to promptly comply therewith.
(c)    The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.
(d)    Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
6.2.    Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.
6.3.    Execution of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral, without the signature of such Grantor, in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in this Agreement or as “all assets,” “all personal property” or words of similar effect, regardless of whether or not the Collateral includes all assets or all personal property of such Grantor, or such other description as the Administrative Agent, in its sole judgment, determines is necessary or advisable that is of an equal or lesser scope or with greater detail. A photographic or other reproduction of this Agreement shall, where permitted by applicable law, be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
6.4.    Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.5.    Appointment of Co-Administrative Agents. At any time or from time to time, in order to comply with any applicable requirement of law or the Intercreditor Agreement, the Administrative Agent may appoint another bank or trust company or one of more other Persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).
SECTION 7.    MISCELLANEOUS
7.1.    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Administrative Agent, subject to any consents required under Section 10.01 of the Credit Agreement; provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Administrative Agent in a written instrument executed thereby.
7.2.    Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 10.02 of the Credit Agreement; provided that notices and communications to any Grantor other than the Borrower shall be directed to such Grantor, at the address of the Borrower.
7.3.    No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
7.4.    Enforcement Expenses; Indemnification.
(a)    Each Grantor agrees to pay or reimburse each Secured Party for its reasonable out-of-pocket costs and expenses incurred in collecting against such Grantor under the guarantee contained in the Guaranty or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including the reasonable fees and disbursements of outside counsel to each Secured Party and outside counsel to the Administrative Agent; provided that each Grantor’s obligation to pay or reimburse for legal fees and expenses pursuant to this subsection (a) shall be limited to the reasonable and documented legal fees and expenses of a single law firm as counsel for the Administrative Agent and one additional law firm as counsel for all other such Secured Parties, taken together, in each appropriate jurisdiction (which may include a single law firm as special, local or foreign counsel acting in multiple jurisdictions), except that in the case where any such Secured Party determines in good faith that a conflict of interest does or may exist in connection with such legal representation and such Secured Party advises such Grantor of such actual or potential conflict of interest and engages its own separate counsel, the reasonable and documented legal fees and expenses of such separate counsel shall also be paid or reimbursed.
(b)    Each Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes (other than Excluded Taxes) which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
(c)    Each Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.04 of the Credit Agreement.
(d)    The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
7.5.    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their permitted successors and assigns; provided that, except as otherwise permitted by the Credit Agreement, no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent, and any attempted assignment without such consent shall be null and void.
7.6.    Set-off; Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Agreement and the parties hereto, the terms of Sections 10.08, 10.14 and 10.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, with each reference to the “Borrower” therein (whether express or by reference to the Borrower as a “party” thereto) being a reference to the Grantors, and the parties hereto agree to such terms.

7.7.    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile, .pdf or other similar electronic format), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
7.8.    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
7.9.    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
7.10.    Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.
7.11.    Acknowledgments. Each Grantor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)    no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
7.12.    Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.22 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Joinder Agreement.
7.13.    Releases; Termination of this Agreement.
(a)    At such time as the Loans and the other Obligations (other than contingent indemnification obligations) shall have been paid in full, the Commitments under the Credit

Agreement have been terminated or expired, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
(b)    If any of the Collateral shall be sold or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Stock and Stock Equivalents in such Grantor shall be sold or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least three (3) Business Days (or such lesser period permitted in writing by the Administrative Agent) prior to the date of the proposed release, a written request for such release identifying the relevant Grantor and the terms of the relevant sale or other disposition in reasonable detail, including the price thereof and any expenses incurred in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
(c)    Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Sections 9-509(d)(2) and 9-518 of the New York UCC.
7.14.    Intercreditor Agreement.
(a)    Each Secured Party, by accepting the benefits of the security provided hereby, (i) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and that all rights and remedies provided to the Administrative Agent hereunder are subject to the Intercreditor Agreement whether or not specifically referenced in any particular section hereof, (ii) authorizes (or is deemed to authorize) the Administrative Agent on behalf of such Person to enter into, and perform under, the Intercreditor Agreement, (iii) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person and (iv) consents (or is deemed to consent) to the subordination of Liens provided for in the Intercreditor Agreement. Notwithstanding any other provision contained herein to the contrary, (i) the Liens and security interests granted to the Administrative Agent pursuant to this Agreement are expressly subject and subordinate to the Liens and security interests granted in favor of the First Priority Secured Parties, including Liens and security interests granted to the First Priority Representative pursuant to the First Priority Documents and (ii) the exercise of any right or remedy by the Administrative Agent or any other Secured Party hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.
(b)    Subject to the foregoing, to the extent that the provisions of this Agreement (or any other Collateral Agreement (as defined in the Intercreditor Agreement) require the delivery of, or control over, Collateral to be granted to the Administrative Agent at any time prior to the Discharge of First Priority Obligations, then delivery of such Collateral (or control with respect thereto, and any related approval or consent rights) shall instead be made to the First Priority Representative, to be held in accordance with the applicable First Priority Documents and subject to the Intercreditor Agreement. Furthermore, at all times prior to the Discharge of First Priority Obligations, the Administrative Agent is authorized by the parties hereto to effect transfers of Collateral at any time in its possession to the First Priority Representative under the applicable First Priority Documents in accordance with the terms of the Intercreditor Agreement.
(c)    Following the Discharge of First Priority Obligations and in accordance with the terms of the Intercreditor Agreement, the Administrative Agent shall be entitled to receive delivery of, and take control over, Collateral and to hold such Collateral in accordance with the applicable terms of this Agreement and the other Loan Documents.
(d)    Following any amendment, waiver or consent of any First Priority Documents pursuant to Section 7.2 of the Intercreditor Agreement, the Grantors shall deliver written notice of such amendment, waiver or consent to the Administrative Agent within ten (10) Business Days (or such longer period as the Administrative Agent may, in its sole discretion, agree) after the effectiveness of such amendment, waiver or consent.
(e)    Notwithstanding anything to the contrary herein, the Administrative Agent acknowledges and agrees that no Grantor shall be required to take or refrain from taking any action required to be taken by such Grantor pursuant to this Agreement or at the request of the Administrative Agent with respect to the Collateral if such action or inaction would be inconsistent with the terms of the Intercreditor Agreement and that the representations, warranties and covenants of such Grantor shall be deemed to be modified to the extent necessary to effect the foregoing.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has caused this Second Lien Pledge and Security Agreement to be duly executed and delivered as of the date first above written.
BABCOCK & WILCOX ENTERPRISES, INC.

By:
Name:
Title:

AMERICON EQUIPMENT SERVICES, INC.
AMERICON, INC.
BABCOCK & WILCOX CONSTRUCTION CO., INC.
BABCOCK & WILCOX EBENSBURG POWER, LLC
BABCOCK & WILCOX EQUITY INVESTMENTS, INC.
BABCOCK & WILCOX HOLDINGS, INC.
BABCOCK & WILCOX INDIA HOLDINGS, INC.
BABCOCK & WILCOX INTERNATIONAL SALES
AND SERVICE CORPORATION
BABCOCK & WILCOX INTERNATIONAL, INC.
BABCOCK & WILCOX MEGTEC HOLDINGS, INC.
BABCOCK & WILCOX MEGTEC, LLC
BABCOCK & WILCOX SPIG, INC.
BABCOCK & WILCOX TECHNOLOGY, LLC
BABCOCK & WILCOX UNIVERSAL, INC.
DELTA POWER SERVICES, LLC
DIAMOND OPERATING CO., INC.
DIAMOND POWER AUSTRALIA HOLDINGS, INC.
DIAMOND POWER CHINA HOLDINGS, INC.
DIAMOND POWER EQUITY INVESTMENTS, INC.
DIAMOND POWER INTERNATIONAL, LLC

Babcock & Wilcox Enterprises, Inc.
Second Lien Pledge and Security Agreement
Signature Page

DPS ANSON, LLC
DPS BERLIN, LLC
DPS CADILLAC, LLC
DPS FLORIDA, LLC
DPS GREGORY, LLC
DPS MECKLENBURG, LLC
DPS PIEDMONT, LLC
EBENSBURG ENERGY, LLC
O&M HOLDING COMPANY
PALM BEACH RESOURCE RECOVERY CORPORATION
POWER SYSTEMS OPERATIONS, INC.
REVLOC RECLAMATION SERVICE, INC.
SOFCO-EFS HOLDINGS LLC
THE BABCOCK & WILCOX COMPANY

By:
Name:
Title:

UNIVERSAL AET HOLDINGS, LLC
UNIVERSAL SILENCER MEXICO, LLC
UNIVERSAL SILENCER MEXICO II, LLC
UNIVERSAL SILENCER PROPERTIES I, LLC
UNIVERSAL SILENCER PROPERTIES II, LLC
UNIVERSAL SILENCER PROPERTIES III, LLC

By:
Name:
Title:

Babcock & Wilcox Enterprises, Inc.
Second Lien Pledge and Security Agreement
Signature Page

MEGTEC ACQUISITION, LLC
MEGTEC SYSTEMS, INC.
MTS ASIA, INC.
MEGTEC SYSTEMS AUSTRALIA INC.
MEGTEC INDIA HOLDINGS, LLC
MEGTEC ENERGY & ENVIRONMENTAL, LLC
MEGTEC TURBOSONIC TECHNOLOGIES, INC.

By:
Name:
Title:

EBENSBURG INVESTORS LIMITED PARTNERSHIP
EBENSBURG POWER COMPANY

By:    BABCOCK & WILCOX EBENSBURG POWER, LLC
Its: General Partner

By:
Name:
Title:

Babcock & Wilcox Enterprises, Inc.
Second Lien Pledge and Security Agreement
Signature Page

LIGHTSHIP CAPITAL LLC, as Administrative Agent

By:
Name:
Title:

Babcock & Wilcox Enterprises, Inc.
Second Lien Pledge and Security Agreement
Signature Page

SCHEDULES TO
PLEDGE AND SECURITY AGREEMENT

EXHIBIT A

NOTICE
OF
GRANT OF SECURITY INTEREST
IN
PATENTS

DATED: ___________

United States Patent and Trademark Office
Ladies and Gentlemen:
Please be advised that pursuant to the Second Lien Pledge and Security Agreement dated as of August 9, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) among the Grantor (as defined below), the other grantors party thereto and the Administrative Agent for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon the patents and patent applications on Schedule 1 to the Administrative Agent for the ratable benefit of the Secured Parties.
The Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in such patents and patent applications (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any patent or patent application.

GRANTOR:	Very truly yours, [GRANTOR] By: Name: Title:
ADMINISTRATIVE AGENT:	Acknowledged and accepted: LIGHTSHIP CAPITAL LLC, By: Name: Title:

SCHEDULE 1

PATENTS
Patent No.	Description of Patent Item	Date of Patent

PATENT APPLICATIONS
Patent Applications No.	Description of Patent Applied for	Date of Patent Applications

NOTICE
OF
GRANT OF SECURITY INTEREST
IN
TRADEMARKS

DATED: ___________

United States Patent and Trademark Office
Ladies and Gentlemen:
Please be advised that pursuant to the Second Lien Pledge and Security Agreement dated as of August 9, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) among the Grantor (as defined below), the other grantors party thereto and the Administrative Agent for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon the trademarks and trademark applications on Schedule 1 to the Administrative Agent for the ratable benefit of the Secured Parties.
The Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in such trademarks and trademark applications (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any trademark or trademark application.

GRANTOR:	Very truly yours, [GRANTOR] By: Name: Title:
ADMINISTRATIVE AGENT:	Acknowledged and accepted: LIGHTSHIP CAPITAL LLC, By: Name: Title:

SCHEDULE 1

TRADEMARKS
Trademark No.	Description of Trademark Item	Date of Trademark

TRADEMARK APPLICATIONS
Trademark Applications No.	Description of Trademark Applied for	Date of Trademark Applications

NOTICE
OF
GRANT OF SECURITY INTEREST
IN
COPYRIGHTS

DATED: ___________

United States Copyright Office
Ladies and Gentlemen:
Please be advised that pursuant to the Second Lien Pledge and Security Agreement dated as of [_], 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) among the Grantor (as defined below), the other grantors party thereto and the Administrative Agent for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon the copyrights and copyright applications on Schedule 1 to the Administrative Agent for the ratable benefit of the Secured Parties.
The Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in such copyrights and copyright applications (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any copyright or copyright application.

GRANTOR:	Very truly yours, [GRANTOR] By: Name: Title:
ADMINISTRATIVE AGENT:	Acknowledged and accepted: LIGHTSHIP CAPITAL LLC, By: Name: Title:

SCHEDULE 1

COPYRIGHTS
Copyright No.	Description of Copyright Item	Date of Copyright

COPYRIGHT APPLICATIONS
Copyright Applications No.	Description of Copyright Applied for	Date of Copyright Applications

EXHIBIT H-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Lien Credit Agreement, dated as of August 9, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation, as the borrower thereunder (the “Borrower”), the Lenders, and LIGHTSHIP CAPITAL LLC, as Administrative Agent.
Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date: ____________, 20[ ]

EXHIBIT H-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Lien Credit Agreement, dated as of August 9, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation, as the borrower thereunder (the “Borrower”), the Lenders, and LIGHTSHIP CAPITAL LLC, as Administrative Agent.
Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: ____________, 20[ ]

EXHIBIT H-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Lien Credit Agreement, dated as of August 9, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation, as the borrower thereunder (the “Borrower”), the Lenders, and LIGHTSHIP CAPITAL LLC, as Administrative Agent.
Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: ____________, 20[ ]

EXHIBIT H-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Lien Credit Agreement, dated as of August 9, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation, as the borrower thereunder (the “Borrower”), the Lenders, and LIGHTSHIP CAPITAL LLC, as Administrative Agent.
Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date: ____________, 20[ ]

EXHIBIT I

PERFECTION CERTIFICATE

PERFECTION CERTIFICATE
Dated: August 9, 2017
Reference is made to (i) the Credit Agreement, dated as of May 11, 2015, as amended by Amendment No. 1 to the Credit Agreement, dated as of June 10, 2016, as further amended by Amendment No. 2 to the Credit Agreement, dated February 24, 2017 (as further amended, restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), among Babcock & Wilcox Enterprises, Inc. (the “Borrower”), the lenders party thereto from time to time (the “Lenders”) and Bank of America, N.A., as administrative agent, Swing Line Lender and an L/C Issuer (the “Administrative Agent”), (ii) the Pledge and Security Agreement, dated as of June 30, 2015, made by and among the Borrower, certain Subsidiaries of the Borrower (collectively with the Borrower, the “Grantors”), and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “First Lien Security Agreement”), (iii) the Second Lien Credit Agreement dated as of August 9, 2017 (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, each, individually, a “Credit Agreement”), among the Borrower, as the borrower thereunder, the Lenders party thereto and Lightship Capital LLC, as administrative agent (the “Second Lien Administrative Agent”), and a Lender thereunder and (iv) the Second Lien Pledge and Security Agreement, dated as of August 9, 2017, made by Borrower and certain of its subsidiaries and the Second Lien Administrative Agent (the “Second Lien Security Agreement” and, together with the First Lien Security Agreement, each, individually, a “Security Agreement”). Capitalized terms used but not defined herein have the meanings set forth in the respective Credit Agreement or Security Agreement, as the context may apply.
Any terms (whether capitalized or lower case) used in this Perfection Certificate that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein, in the respective Credit Agreement or in the respective Security Agreement, provided that to the extent that the UCC is used to define any term used herein and if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern. As used herein, the term “UCC” shall mean the “UCC” as that term is defined in the respective Security Agreement.
The undersigned, in his capacity as a duly authorized officer of each Grantor as indicated under his name on the signature page hereto, and not in his individual capacity, hereby certifies to the Administrative Agent, the Second Lien Administrative Agent and

each Secured Party (as defined in the respective Credit Agreement) as of the date hereof as follows:
(1)    Names, Legal Entity and Jurisdiction Information. Set forth in Schedule I hereto is a complete and correct list of (a) the complete and correct legal name of each Grantor as its name appears in its certificate of incorporation, articles of incorporation, certificate of formation, agreement of partnership or similar instrument of organization, (b) the type of organization of each Grantor, (c) the jurisdiction of organization of each Grantor, (d) the address of the chief executive office of each Grantor, (e) the federal taxpayer identification number of each Grantor, if any, (f) the organizational identification number of each Grantor, if any, (g) each other legal name that any Grantor has had in the past five years together with the date of the relevant change, (h) all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years, and (i) any change in the identity or corporate structure of any Grantor in any way within the past five years. Also set forth in Schedule I hereto is a description of all the occasions in which any Grantor has acquired the equity interests of another entity or substantially all the assets of another entity within the past five years (including the exact legal name and jurisdiction of organization of such entity).
(2)    Inventory and Equipment.
(a)     Set forth in Schedule II(a) hereto is a complete and correct list of the address at which Inventory and Equipment (other than mobile goods, Inventory in transit, and Equipment located outside the United States of America) owned by each Grantor is located, other than (i) any address listed on Schedule VII and (ii) any address at which the fair market value of Inventory and Equipment located thereon is less than $50,000.
(b)    Set forth in Schedule II(b) hereto is a complete and correct list of the names and addresses of all persons or entities (other than the Grantors) that have in their possession any of the Collateral consisting of Negotiable Documents or chattel paper.
(3)    Investment Property and Debt Instruments. Set forth in Schedule III hereto is a complete and correct list of all (i) issued and outstanding Stock and Stock Equivalent owned by each Grantor, denoting the record and beneficial owners of such Stock and Stock Equivalents and whether such Stock and Stock Equivalents are certificated, (ii) promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper held by each Grantor and other evidence of Indebtedness with a value in excess of $50,000 individually or $100,000 in the aggregate, including intercompany notes between or among any two or more Grantors or any of their Subsidiaries, and (iii) a complete and correct list of each equity investment owned by each Grantor that represents 50% or less of the equity of the entity in which such investment was made.
(4)    Intellectual Property. Set forth in Schedule IV hereto is a complete and correct list of all (i) United States registered Copyrights owned by any Grantor, including the name of the registered owner, the registration number and the application, registration or expiration date of each such Copyright, (ii) issued, registered and applied-for Patents owned by any Grantor, including the name of the registered owner, the registration or application number and the issuance, application or expiration date of each such Patent, (iii) issued, registered and applied-for Trademarks owned by any Grantor, including the name of the registered owner, the registration or application number and the registration, application or expiration date, of each such Trademark, and (iv) material Trade Secret Licenses.
(5)    Commercial Tort Claims. Set forth in Schedule V hereto is a complete and correct list of all Commercial Tort Claims held by each Grantor having an aggregate amount of damages or other recoveries sought in excess of $50,000, including a reasonably detailed description thereof.
(6)    Assignment of Claims Act. Set forth in Schedule VI hereto is a complete and correct list of all written contracts between a Grantor and the United States government or any department or agency thereof that have a remaining value of at least $50,000, setting forth the contract number, name and address of contracting officer (or other party to whom a notice of assignment under the Assignment of Claims Act should be sent), contract start date and end date, agency with which the contract was entered into, and a description of the contract type.
(7)    Real Property and Fixtures. Set forth in Schedule VII hereto is (i) a complete and correct list of the street address (or other street/location designation) and county and state or similar jurisdiction of all owned real property located in the United States held by each Grantor, the record owner of such property and the reasonably estimated tax appraised value apportioned to such property as of the most recent appraisal date, (ii) a complete and correct list of each street address (or other street/location designation) and county and state or similar jurisdiction where each Grantor leases or subleases real property, the name and current mailing address of the lessor of such property and the scheduled date of expiration of the lease or sublease with respect to such property, and (iii) a complete and correct list of the location of any of the Collateral consisting of fixtures (to the extent not covered by any existing Mortgage).
(8)    Other Locations of Books and Records. Set forth in Schedule VIII hereto is a complete and correct list of all locations where each Grantor maintains any books or records relating to the Collateral (in each case, other than locations referred to in Schedule I hereto).
(9)    Letter-of-Credit-Rights. Set forth in Schedule IX hereto is a complete and correct list of all Letters of Credit issued in favor of each Grantor, as beneficiary thereunder, having an individual value in excess of $50,000.
(10)     Bank Deposits, Commodity Deposits and Securities Deposits. Set forth in Schedule X hereto is a complete and correct list of all Deposit Account, Commodity Account or Securities Account, including (i) the name of each bank or other Person at which any Grantor maintains such account, (ii) the type of account, (iii) the account number for such account and (iv) the name of the Grantor that holds or owns such account.

(11)    Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described in Schedule I hereto or listed in Schedule XI hereto, all of the Collateral has been originated by each Grantor in the past five (5) years in the ordinary course of business or consists of goods which have been acquired by each Grantor in the ordinary course from a person in the business of selling goods of that kind.
(12)    Motor Vehicles. Set forth in Schedule XII hereto is a complete and correct list of (i) all motor vehicles (covered by certificates of title or ownership) valued at over $50,000 and owned by each Grantor, (ii) the owner of such motor vehicles, and (iii) the approximate Fair Market Value of such motor vehicles.

EXECUTION COPY

IN WITNESS WHEREOF, each of the undersigned has duly executed this Perfection Certificate as of the date first set forth above.
Grantors:
BABCOCK & WILCOX ENTERPRISES, INC.

By: __________________________________________
Name: Orville Lunking
Title:    Vice President & Treasurer

AMERICON EQUIPMENT SERVICES, INC.
AMERICON, LLC
BABCOCK & WILCOX CONSTRUCTION CO., LLC
BABCOCK & WILCOX EBENSBURG POWER, LLC
BABCOCK & WILCOX EQUITY INVESTMENTS, LLC
BABCOCK & WILCOX HOLDINGS, INC.
BABCOCK & WILCOX INDIA HOLDINGS, INC.
BABCOCK & WILCOX INTERNATIONAL SALES AND SERVICE CORPORATION
BABCOCK & WILCOX INTERNATIONAL, INC.
BABCOCK & WILCOX MEGTEC HOLDINGS, INC.
BABCOCK & WILCOX MEGTEC, LLC
BABCOCK & WILCOX SPIG, INC.
BABCOCK & WILCOX TECHNOLOGY, LLC
BABCOCK & WILCOX UNIVERSAL, INC.
DELTA POWER SERVICES, LLC
DIAMOND OPERATING CO., INC.
DIAMOND POWER AUSTRALIA HOLDINGS, INC.
DIAMOND POWER CHINA HOLDINGS, INC.
DIAMOND POWER EQUITY INVESTMENTS, INC.
DIAMOND POWER INTERNATIONAL, LLC
DPS ANSON, LLC
DPS BERLIN, LLC
DPS CADILLAC, LLC
DPS FLORIDA, LLC
DPS GREGORY, LLC
DPS MECKLENBURG, LLC
DPS PIEDMONT, LLC

By: __________________________________________
Name: Robert P. McKinney
Title:    Assistant Secretary

EBENSBURG ENERGY, LLC
MEGTEC ENERGY & ENVIRONMENTAL LLC
MEGTEC INDIA HOLDINGS, LLC
MEGTEC SYSTEMS AUSTRALIA INC.
MEGTEC TURBOSONIC TECHNOLOGIES, INC.
MTS ASIA, INC.
O&M HOLDING COMPANY
PALM BEACH RESOURCE RECOVERY CORPORATION
POWER SYSTEMS OPERATIONS, INC.
SOFCO – EFS HOLDINGS LLC
THE BABCOCK & WILCOX COMPANY
UNIVERSAL AET HOLDINGS, LLC
UNIVERSAL SILENCER MEXICO II, LLC
UNIVERSAL SILENCER MEXICO, LLC
UNIVERSAL SILENCER PROPERTIES I, LLC
UNIVERSAL SILENCER PROPERTIES II, LLC
UNIVERSAL SILENCER PROPERTIES III, LLC

By: __________________________________________
Name: Robert P. McKinney
Title:    Assistant Secretary

EBENSBURG INVESTORS LIMITED PARTNERSHIP

By: BABCOCK & WILCOX EBENSBURG POWER,             LLC, as General Partner

By: __________________________________________
Name: Robert P. McKinney
Title:    Assistant Secretary

1ï1

EXHIBIT J

SUBORDINATION AND INTERCREDITOR AGREEMENT

Dated as of August 9, 2017
BANK OF AMERICA, N.A.,
as First Priority Representative
LIGHTSHIP CAPITAL LLC,
as Second Priority Representative
BABCOCK & WILCOX ENTERPRISES, INC.
and
each other LOAN PARTY that is a party hereto

SUBORDINATION AND
INTERCREDITOR AGREEMENT

2ï2

EXECUTION COPY

1.Definitions    1
1.1Defined Terms    1
1.2Terms Generally    10
2.SUBORDINATION    10
2.1Payment Subordination.    10
3.Lien Priorities    11
3.1Subordination of Liens    11
3.2Nature of First Priority Obligations    13
3.3Agreements Regarding Actions to Perfect Liens    13
3.4No New Liens    14
4.Enforcement Rights    14
4.1Exclusive Enforcement    14
4.2Standstill and Waivers    14
4.3Reserved    16
4.4Cooperation    16
4.5No Additional Rights For the Loan Parties Hereunder    16
4.6Actions Upon Breach    16
4.7Option to Purchase    17
4.8Rights as Unsecured Creditors    18
5.Application of Proceeds of Common Collateral; Dispositions and Releases; Inspection and Insurance    19
5.1Application of Proceeds; Turnover Provisions    19
5.2Releases of Second Priority Lien    19
5.3Inspection Rights and Insurance    21
5.4[Releases of Other Obligations    21
6.Insolvency Proceedings    22
6.1Filing of Motions    22
6.2Financing Matters    23
6.3Relief From the Automatic Stay    23

- i -

6.4Adequate Protection    24
6.5Avoidance Issues    25
6.6Asset Dispositions in an Insolvency Proceeding    25
6.7Separate Grants of Security and Separate Classification    25
6.8Appointment of First Priority Representative as Agent    26
6.9No Waivers of Rights of First Priority Secured Parties    26
6.10Other Matters    26
6.11Effectiveness in Insolvency Proceedings    26
7.Security Documents; Amendments to First Priority Documents; Amendments to Second Priority Documents    27
7.1Security Documents    27
7.2Amendments to First Priority Documents    27
7.3Amendments to Second Priority Documents    28
8.Reliance; Waivers; etc.    29
8.1Reliance    29
8.2No Warranties or Liability    29
8.3No Waivers    29
8.4Confidential Information    29
9.Obligations Unconditional    30
9.1First Priority Obligations Unconditional    30
9.2Second Priority Obligations Unconditional    31
10.Miscellaneous    31
10.1Conflicts    31
10.2Continuing Nature of Provisions    31
10.3Amendments; Waivers    32
10.4Information Concerning Financial Condition of the Borrower and the Loan Parties        32
10.5Governing Law    33
10.6Submission to Jurisdiction    33
10.7Notices    34
10.8Successors and Assigns    34

- ii -

10.9Headings    34
10.10Severability    35
10.11Counterparts; Integration; Effectiveness    35
10.12Waiver of Jury Trial    35
10.13Additional Loan Parties    35
10.14No Liability for Action or Inaction    35

- iii -

EXECUTION COPY

SUBORDINATION AND INTERCREDITOR AGREEMENT
This Subordination and Intercreditor Agreement (the Agreement), dated as of August 9, 2017, among BANK OF AMERICA, N.A., as administrative agent for the First Priority Secured Parties (as defined below) (in such capacity, with its successors and assigns, the First Priority Representative), LIGHTSHIP CAPITAL LLC, as administrative agent for the Second Priority Secured Parties (as defined below) (in such capacity, with its successors and assigns, the Second Priority Representative), BABCOCK & WILCOX ENTERPRISES, INC. (the Borrower) and each of the other Loan Parties (as defined below) party hereto.
WHEREAS, the Borrower, the First Priority Representative and certain financial institutions and other entities are parties to the First Lien Credit Agreement dated as of May 11, 2015 (as amended on June 10, 2016, Feb 24, 2017 and on the date hereof and as may be from time to time further amended, supplemented, restated or otherwise modified, in each case, in accordance with the terms of this Agreement, the Existing First Priority Agreement), pursuant to which such financial institutions and other entities agreed to make loans and extend other financial accommodations to the Borrower; and
WHEREAS, the Borrower, the Second Priority Representative and certain financial institutions and other entities are parties to the Second Lien Term Loan Agreement dated as of the date hereof (as may be from time to time amended, supplemented, restated or otherwise modified, in each case, in accordance with the terms of this Agreement, the Existing Second Priority Agreement), pursuant to which such financial institutions and other entities agreed to make loans to the Borrower; and
WHEREAS, the Borrower and the other Loan Parties have granted to the First Priority Representative senior security interests in the First Priority Collateral as security for payment and performance of the First Priority Obligations; and
WHEREAS, the Borrower and the other Loan Parties have granted to the Second Priority Representative junior security interests in the Second Priority Collateral as security for payment and performance of the Second Priority Obligations;
NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which are expressly recognized by all of the parties hereto, the parties agree as follows:

1.	DEFINITIONS
1.1    Defined Terms. The following terms, as used herein, have the following meanings:
Additional First Priority Agreement means any agreement designated as such in writing by the First Priority Representative to the extent permitted to be so designated under the First Priority Agreement and the Second Priority Agreement.
Additional First Priority Debt has the meaning set forth in Section 10.3(b).
Additional Second Priority Agreement means any agreement designated as such in writing by the Second Priority Representative to the extent permitted to be so designated under the Second Priority Agreement and the First Priority Agreement.
Additional Second Priority Debt has the meaning set forth in Section 10.3(b).
Agreement has the meaning set forth in the introductory paragraph hereof.
Bankruptcy Code means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.
Business Day means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.
Borrower has the meaning set forth in the introductory paragraph hereof.
Cash Collateral has the meaning set forth in Section 4.7(c).
Common Collateral means all property that is both First Priority Collateral and Second Priority Collateral.
Comparable Second Priority Security Document means, in relation to any Common Collateral subject to any security interest granted by a Loan Party pursuant to any First Priority Security Document, the Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the same Loan Party.
Debtor Relief Laws means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
DIP Financing has the meaning set forth in Section 6.2.
Discharge of First Priority Obligations means (a) the First Priority Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in full (or cash collateralized or defeased in accordance with the terms of the First Priority Documents but in no event in an amount greater than 105% of the aggregate amount thereof), (b) all commitments to extend credit under the First Priority Documents have expired, cancelled, terminated and (c) there are no outstanding letters of credit issued under the First

Priority Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the First Priority Documents but in no event in an amount greater than 105% of the aggregate undrawn face amount thereof). Upon the written request by the Second Priority Representative or Borrower, the First Priority Representative shall promptly deliver a written notice to the Second Priority Representative and the Borrower stating that (to the extent such events have occurred) the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the First Priority Secured Parties.
Discharge of Second Priority Obligations means (a) the Second Priority Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in full, and (b) all commitments to extend credit under the Second Priority Documents have expired, cancelled, terminated.
Distressed Disposal has the meaning set forth in Section 5.4(a).
Enforcement Action means, with respect to the First Priority Obligations or the Second Priority Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies with respect to the Common Collateral under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or any comparable statute in effect in any jurisdiction outside the United States or under any Debtor Relief Laws.
Enforcement Notice has the meaning set forth in Section 4.7(a).
Excess First Priority Obligations means the sum of (a) the portion of (i) the principal amount of the loans and advances outstanding under the First Priority Documents and (ii) the principal amount or face amount of the First Priority Obligations with respect to any letter of credit or similar instrument, in each case outstanding under the First Priority Documents, that is in excess of the Maximum First Priority Principal Amount, plus (b) without duplication, the portion of accrued and unpaid interest and fees on account of such portion of such loans, advances and letters of credit described in clause (a) of this definition.
Excess Second Priority Obligations means the sum of (a) the principal amount of the loans outstanding under the Second Priority Documents that is in excess of the Maximum Second Priority Principal Amount, plus (b) without duplication, the portion of accrued and unpaid interest and fees on account of such portion of such loans described in clause (a) of this definition.
Exclusive Enforcement Period has the meaning set forth in Section 4.1.
Existing First Priority Agreement has the meaning set forth in the Recitals.
Existing Second Priority Agreement has the meaning set forth in the Recitals.
First Priority Agreement means the collective reference to (a) the Existing First Priority Agreement, (b) any Additional First Priority Agreement and (c) any other secured credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing First Priority Agreement, any Additional First Priority Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder (a Replacement First Priority Agreement). Any reference herein to the First Priority Agreement shall be deemed a reference to any First Priority Agreement then extant (to the extent that such First Priority Agreement is in accordance with the terms of this Agreement).
First Priority Collateral means all assets, whether now owned or hereafter acquired by Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation.
First Priority Creditors means each “Secured Party” as defined in any First Priority Security Document or any First Priority Agreement, the First Priority Representative or any Persons that are designated under the First Priority Agreement as the “First Priority Creditors” for purposes of this Agreement.
First Priority Documents means the First Priority Agreement, each First Priority Security Document and each First Priority Guarantee.
First Priority Guarantee means any guarantee by any Loan Party of any or all of the First Priority Obligations.
First Priority Lien means any Lien created by the First Priority Security Documents.
First Priority Obligations means (a) with respect to the Existing First Priority Agreement, all “Obligations” of each Loan Party as defined in the Existing First Priority Agreement and (b) with respect to each other First Priority Agreement, (i) all principal of and interest (including any Post-Petition Interest) and premium (if any) on all loans made or other indebtedness issued or incurred pursuant to such First Priority Agreement, (ii) all reimbursement obligations (if any) and interest thereon (including any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to such First Priority Agreement, and (iii)  all guarantee obligations, fees, expenses and other amounts payable by any Loan Party from time to time on account of the First Priority Obligations pursuant to the applicable First Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, is set aside or is required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties hereunder, be deemed to be reinstated and outstanding as if such payment had not occurred.
First Priority Obligations Payment Date means the first date on which a Discharge of First Priority Obligations has occurred.
First Priority Obligations Termination Date means the date on which a Discharge of First Priority Obligations has occurred with respect to all First Priority Obligations (other than any Excess First Priority Obligations).
First Priority Representative has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement First Priority Agreement that is the only outstanding First Priority Agreement, the First Priority Representative shall be the Person identified as such in such Replacement First Priority Agreement.
First Priority Secured Parties means the First Priority Representative, the First Priority Creditors and all other holders of First Priority Obligations.
First Priority Security Documents means any and all agreements and instruments granting or purporting to grant a lien or security interest to secure the First Priority Obligations, and any other documents that are designated under the First Priority Agreement as “First Priority Security Documents” for purposes of this Agreement.
Governmental Authority means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).
Insolvency Proceeding means, under any Debtor Relief Law, (a) any proceeding of which any Loan Party is the subject and in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, (b) the passing of any resolution or making of any order for the winding up, dissolution, administration or reorganization of any Loan Party, (c) the declaration of a moratorium in relation to any indebtedness of any Loan Party or the appointment of an administrator for such Loan Party, (d) the making of any composition, compromise, assignment or arrangement with any creditor of any Loan Party, (e) the appointment of any liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Loan Party of any assets of such Loan Party, and (f) the taking of any analogous procedure or step in any jurisdiction.
Laws means, collectively, all applicable international, foreign, federal, provincial, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
Lien means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance having the effect of security, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease (as defined in the Existing First Priority Agreement) having substantially the same economic effect as any of the foregoing).
Loan Party means (a) the Borrower and (b) each Guarantor and (c) any other person providing First Priority Collateral or Second Priority Collateral pursuant to any First Priority Security Documents or Second Priority Security Documents. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor‑in‑possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.
Loan Party Liabilities means any liabilities owed to any Loan Party (whether actual or contingent and whether incurred solely or jointly) by another Loan Party.
Maximum First Priority Principal Amount means the sum of:
(a) (i)(A) at all times during the Relief Period (as defined in the Existing First Priority Agreement), $300,000,000 (which amount shall be reduced dollar for dollar by any permanent commitment reductions with respect to the Relief Period Sublimit (as defined in the Existing First Priority Agreement) after the date hereof plus (2) the aggregate Outstanding Amount (as defined in the Existing First Priority Agreement as in effect on the date hereof) of Performance Letters of Credit (as defined in the Existing First Priority Agreement as in effect on the date hereof) issued pursuant to the Existing First Priority Agreement (as in effect on the date hereof) at any time during the Relief Period in excess of the amount set out in clause (1) hereof plus (3) $30,000,000, solely in respect of the aggregate Outstanding Amount (as defined in the Existing First Priority Agreement as in effect on the date hereof) of Financial Letters of Credit (as defined in the Existing First Priority Agreement as in effect on the date hereof) and commercial letters of credit, in each case in this clause (3), issued pursuant to the Existing First Priority Agreement (as in effect on the date hereof) at any time during the Relief Period in excess of the amount set out in clause (1) hereof and (B) at all times other than during the Relief Period (as defined in the Existing First Priority Agreement), $600,000,000 (which amount shall be reduced dollar for dollar by any permanent commitment reductions after the date hereof) or (ii) if a DIP Financing is extended to any Loan Party, $690,000,000, plus
(b) an amount equal to 120% of all additional commitments in place under, or pursuant to, and subject to the satisfaction of the conditions precedent set forth in Section 2.14 of the Existing First Priority Agreement (as in effect on the date hereof) or pursuant to any corresponding provisions in any refinancing thereof to the extent such similar or corresponding provisions do not permit an aggregate principal amount of indebtedness in excess of an amount permitted under the Existing First Priority Agreement (as in effect on the date hereof) and require satisfaction of the same conditions precedent, plus

(c) Obligations (as defined in the Existing First Priority Agreement) (as in effect on the date hereof) outstanding from time to time pursuant to one or more Secured Cash Management Agreements or Secured Hedging Agreements (as defined in the Existing First Priority Agreement) (as in effect on the date hereof) as permitted under the First Priority Agreement (as in effect on the date hereof).
Maximum Second Priority Principal Amount means the sum of (a) $235,060,362.55, minus (b) the aggregate amount of all prepayments, repayments, repurchases and redemptions of the principal of the Second Priority Obligations (in each case, excluding any prepayment or repayment of such Second Priority Obligations in connection with a Replacement Second Priority Agreement.
Obligations means (a) the First Priority Obligations and (b) the Second Priority Obligations.
Other Obligations means, in relation to any Loan Party, any trading and other liabilities (not being Obligations) it may have to another Loan Party.
Person means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
Post-Petition Interest means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.
Purchase has the meaning set forth in Section 4.7(b).
Purchase Notice has the meaning set forth in Section 4.7(a).
Purchase Price has the meaning set forth in Section 4.7(c).
Purchasing Parties has the meaning set forth in Section 4.7(b).
Real Property means any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.
Recovery has the meaning set forth in Section 6.5.
Replacement First Priority Agreement has the meaning set forth in the definition of “First Priority Agreement.”
Replacement Second Priority Agreement has the meaning set forth in the definition of “Second Priority Agreement.”
Second Priority Agreement means the collective reference to (a) the Existing Second Priority Agreement, (b) any Additional Second Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing Second Priority Agreement, any Additional Second Priority Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a Second Priority Agreement hereunder (a Replacement Second Priority Agreement). Any reference herein to the Second Priority Agreement shall be deemed a reference to any Second Priority Agreement then extant (to the extent that such Second Priority Agreement is in accordance with the terms of this Agreement).
Second Priority Collateral means all assets, whether now owned or hereafter acquired by Borrower or any Loan Party, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.
Second Priority Creditors means each “Secured Party” as defined in any Second Priority Security Document or any Second Priority Agreement, the Second Priority Representative or any Persons that are designated under the Second Priority Agreement as the “Second Priority Creditors” for purposes of this Agreement.
Second Priority Documents means each Second Priority Agreement, each Second Priority Security Document and each Second Priority Guarantee.
Second Priority Guarantee means any guarantee by any Loan Party of any or all of the Second Priority Obligations.
Second Priority Lien means any Lien created by the Second Priority Security Documents.
Second Priority Obligations means (a) with respect to the Existing Second Priority Agreement, all “Obligations” of each Loan Party as defined in the Existing Second Priority Agreement and (b) with respect to each other Second Priority Agreement, (i) all principal of and interest (including any Post-Petition Interest) and premium (if any) on all loans made or other indebtedness issued or incurred pursuant to such Second Priority Agreement, (ii) all reimbursement obligations (if any) and interest thereon (including any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to such Second Priority Agreement and (iii) all guarantee obligations, fees, expenses and other amounts payable by any Loan Party from time to time on account of Second Priority Obligations pursuant to the applicable Second Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, is set aside or is required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties hereunder, be deemed to be reinstated and outstanding as if such payment had not occurred.

Second Priority Obligations Payment Date means the first date on which a Discharge of Second Priority Obligations has occurred.
Second Priority Obligations Termination Date means the date on which a Discharge of Second Priority Obligations has occurred with respect to all Second Priority Obligations (other than any Excess Second Priority Obligations).
Second Priority Representative has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement Second Priority Agreement that is the only outstanding Second Priority Agreement, the Second Priority Representative shall be the Person identified as such in such Replacement Second Priority Agreement.
Second Priority Secured Parties means the Second Priority Representative, the Second Priority Creditors and all other holders of Second Priority Obligations.
Second Priority Security Documents means any and all agreements and instruments granting or purporting to grant a lien or security interest to secure the Second Priority Obligations, and any other documents that are designated under the Second Priority Agreement as “Second Priority Security Documents” for purposes of this Agreement.
Second Priority Subordinated Obligations means (a) with respect to the Existing Second Priority Agreement, all “Obligations” of each Loan Party as defined in the Existing Second Priority Agreement under and in respect of the Initial A Loans (as defined in the Existing Second Priority Agreement) and all interest and fees attributable to such Initial A Loans and (b) any indebtedness or other financial accommodation that has been incurred to extend, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the obligations referred to in clause (a); provided that the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the indebtedness so extended, renewed, refunded, replaced or refinanced except by an amount equal to unpaid accrued interest and premium and penalties thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred in connection with such extension, renewal, refunding, replacement or refinancing. To the extent any payment with respect to any Second Priority Subordinated Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, is set aside or is required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties hereunder, be deemed to be reinstated and outstanding as if such payment had not occurred.
Second Priority Subordinated Permitted Payments means (a) regularly scheduled payments of interest in cash on the Second Priority Subordinated Obligations when due in accordance with the terms of the Second Priority Documents as amended, supplemented, restated or otherwise modified in accordance with the terms of this Agreement, (b) payment of closing fees and original issue discount due and payable pursuant to the Second Priority

Documents (as in effect on the date hereof) and (c) payment of the Second Priority Subordinated Obligations as a result of a refinancing of such Second Priority Subordinated Obligations to the extent that such Second Priority Subordinated Obligations continue to be subject to this Agreement in all respects.
Secured Parties means the First Priority Secured Parties and the Second Priority Secured Parties.
Standstill Period has the meaning set forth in Section 4.2.
Subsidiary of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (a) of which a majority of the shares of securities or other equity interests having ordinary voting power for the election of directors, managers or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or (b) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes.
Surviving Obligations has the meaning set forth in Section 4.7(b).
Unasserted Contingent Obligations means, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Obligation and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.
Uniform Commercial Code means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the First Priority Representative’s or the Second Priority Representative’s security interest in the collateral is governed by the Uniform Commercial Code as in effect in any other U.S. jurisdiction, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect, at such time in such other jurisdiction for the purposes of the provisions hereof relating to such perfection or priority.
1.2    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors or permitted assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections shall be construed to refer to Sections of this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

2.	SUBORDINATION
2.1    Payment Subordination.
(a)    Borrower and the Second Priority Secured Parties agree that the Second Priority Subordinated Obligations are expressly “subordinate and junior in right of payment” (as that phrase is defined in paragraph (b) of this subsection) to all First Priority Obligations.
(b)    “Subordinate and junior in right of payment” means that:

(i)
The First Priority Obligations Termination Date shall have occurred before any payment or distribution is made with respect to the Second Priority Subordinated Obligations (other than any Second Priority Permitted Payments that are due and payable other than during a Standstill Period);

(ii)
Until the occurrence of the First Priority Obligations Termination Date, any payment or distribution of assets of Borrower or any other Loan Party of any kind or character, whether in cash, property or securities, to which the Second Priority Secured Parties would be entitled with respect to the Second Priority Subordinated Obligations except for the provisions hereof, shall be paid or delivered by Borrower, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the First Priority Representative, for the account of the First Priority Secured Parties, and only after the occurrence of such First Priority Obligations Termination Date shall any payment or distribution be made to the Second Priority Secured Parties on account of the Second Priority Subordinated Obligations, and the Second Priority Representative hereby unconditionally authorizes, empowers and directs all trustees, receivers, custodians, conservators, or any other Persons having authority over the property of Borrower to effect delivery of all such payments and distributions to the First Priority Representative; provided that, notwithstanding the foregoing, prior to the occurrence of the First Priority Obligations Termination Date, the Second Priority Secured Parties shall be entitled to receive and retain Second Priority Permitted Payments that are due and payable other than during a Standstill Period;

(iii)	No part of the Second Priority Subordinated Obligations shall have any claim to the assets of Borrower on a parity with or prior to the claim of the First Priority Obligations; and

(iv)	Unless and until the First Priority Obligations Termination Date, without the express prior written consent of the First Priority Representative,

(A)
the Second Priority Secured Parties will not take, demand, sue for or receive from Borrower, and Borrower will not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or collateral or other security for the whole or any part of the Second Priority Subordinated Obligations; and

(B)
the Second Priority Secured Parties will not accelerate for any reason the scheduled maturities of any Second Priority Subordinated Obligations; provided, however, that upon the occurrence of an Insolvency Proceeding with respect to Borrower or any of its Material Subsidiaries (as defined in the Existing First Priority Agreement) the Second Priority Secured Parties may accelerate the Second Priority Subordinated Obligations.

3.	LIEN PRIORITIES
3.1    Subordination of Liens.

(i)
Any and all Liens now existing or hereafter created or arising in favor of the Second Priority Secured Parties securing the Second Priority Obligations, regardless of how acquired, are expressly junior in priority, operation and effect to any and all Liens on the Common Collateral now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations (other than the Excess First Priority Obligations),

(ii)	Any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the Excess First Priority

Obligations, are expressly junior in priority, operation and effect to any and all Liens on the Common Collateral now existing or hereafter created or arising in favor of the Second Priority Secured Parties securing the Second Priority Obligations (other than the Excess Second Priority Obligations), and

(iii)
Any and all Liens now existing or hereafter created or arising in favor of the Second Priority Secured Parties securing the Excess Second Priority Obligations, are expressly junior in priority, operation and effect to any and all Liens on the Common Collateral now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the Excess First Priority Obligations, in each case, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, and notwithstanding (A) anything to the contrary contained in any agreement or filing to which any Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other Liens, or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (B) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever, (C) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed, and (D) the fact that any such Liens in favor of any Second Priority Secured Party securing any of the Second Priority Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the First Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.
(b)    Neither any First Priority Secured Party nor any Second Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to the other. Notwithstanding any failure by any First Priority Secured Party or Second Priority Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Priority Secured Parties or the Second Priority Secured Parties, the priority and rights as between the First Priority Secured Parties and the Second Priority Secured Parties with respect to the Common Collateral shall be as set forth herein.

3.2    Nature of First Priority Obligations. Each of the Second Priority Secured Parties acknowledges that a portion of the First Priority Obligations may represent debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 3.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Priority Obligations or the Second Priority Obligations, or any portion thereof.
3.3    Agreements Regarding Actions to Perfect Liens. The Second Priority Representative agrees that all charges, mortgages, deeds of trust, deeds and similar instruments (collectively, mortgages) now or hereafter filed against Real Property that constitutes Common Collateral in favor of or for the benefit of the Second Priority Representative shall contain the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any charge, mortgage, deed of trust or similar instrument now or hereafter granted to the First Priority Representative, and its successors and assigns, in such property, in accordance with the provisions of the Subordination and Intercreditor Agreement dated as of August 9, 2017 among Bank of America, N.A., as administrative agent for the First Priority Secured Parties (as defined therein), Lightship Capital LLC, as administrative agent for the Second Priority Secured Parties (as defined therein), Babcock & Wilcox Enterprises, Inc., as borrower and each of the other Loan Parties (as defined therein) party thereto.”
(a)    The First Priority Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in Sections 8-106 and 9-314 of the Uniform Commercial Code) over Common Collateral pursuant to the First Priority Security Documents, such possession or control is also for the benefit of and on behalf of, and the First Priority Representative or such third party holds such possession or control as bailee and agent for, the Second Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral (such bailment and agency for perfection being intended, among other things, to satisfy the requirements of Sections 8-106, 9-104, 9-105, 9-106, 9-107 and 9-313(c) of the Uniform Commercial Code). Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Secured Parties with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents; provided that, promptly following the occurrence of the First Priority Obligations Payment Date, the First Priority Representative shall (i) deliver to the Second Priority Representative, at the Borrower’s sole cost and expense (or, upon default by the Borrower in payment or reimbursement thereof (but without derogation of the Borrower’s liability in respect thereof), at the Second Priority Secured Parties’ sole cost and expense (subject to Section 4 (or any equivalent provision in any Second Priority Agreement) of the Second Priority Agreement)), the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Priority Documents or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.
3.4    No New Liens. So long as the First Priority Obligations Payment Date has not occurred, the parties hereto agree that (a) there shall be no Lien, and no Loan Party shall have any right to create any Lien, on any assets of any Loan Party securing any Second Priority Obligation if such assets are not subject to, and do not become subject to, a Lien securing the First Priority Obligations and (b) if the Second Priority Representative shall acquire or hold any Lien on any assets of any Loan Party securing any Second Priority Obligation which assets are not also subject to the Lien of the First Priority Representative under the First Priority Documents, then the Second Priority Representative, upon demand by the First Priority Representative, will notwithstanding anything to the contrary in any other Second Priority Document either (i) release such Lien or (ii) assign it to the First Priority Representative as security for the First Priority Obligations (in which case the Second Priority Representative may retain a junior Lien on such assets subject to the terms hereof). To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties, each of the Second Priority Secured Parties agrees that any amounts received by or distributed to it pursuant to or as a result of Liens granted in contravention of this Section 3.4 shall be subject to Section 5.1.

4.	ENFORCEMENT RIGHTS
4.1    Exclusive Enforcement. At all times (a) until the First Priority Obligations Termination Date has occurred and (b) after the Second Priority Obligations Termination Date until the First Priority Obligations Payment Date has occurred (each, an Exclusive Enforcement Period), whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action permitted under the First Priority Documents in such order and manner as they may determine in their sole discretion with respect to the First Priority Obligations and the Common Collateral, without any consultation with or consent of the Second Priority Secured Parties, but subject to the provisos set forth in Sections 4.2 and 6.1.
4.2    Standstill and Waivers During each Exclusive Enforcement Period, no Second Priority Secured Party may take any Enforcement Action in respect of the Common

Collateral under, and to the extent provided for in, the Second Priority Documents or applicable law until after the passage of a period of 180 days (such period during any Exclusive Enforcement Period, the Standstill Period) from the date of delivery of a notice in writing by the Second Priority Representative to the First Priority Representative of its intention to take such Enforcement Action, which notice may only be delivered following the occurrence of and during the continuation of an “Event of Default” under and as defined in the Second Priority Agreement; provided, that notwithstanding the foregoing, in no event shall any Second Priority Secured Party exercise or continue to exercise any Enforcement Action in respect of the Common Collateral if, notwithstanding the expiration of the Standstill Period, (i) any First Priority Secured Party shall have commenced and be diligently pursuing in good faith an Enforcement Action with respect to all or any material portion of the Common Collateral (prompt notice of such exercise to be given to the Second Priority Representative) or (ii) an Insolvency Proceeding in respect any Loan Party shall have been commenced; provided, however, that, subject to section 5.2, Second Priority Secured Parties shall be permitted to exercise rights and take actions as permitted in Sections 4.7 and 6 hereof.
(a)    In addition to the foregoing, during the Standstill Period, each of the Second Priority Secured Parties agrees that:

(i)
it will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including the filing or commencement of, or the joining in the filing or commencement of, an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any First Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party;

(ii)
it has no right to (A) direct either the First Priority Representative or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or (B) consent or object to the exercise by the First Priority Representative or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (B), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(iii)
it will not institute any suit or other proceeding, including an Insolvency Proceeding, or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, injunction or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Common Collateral in accordance with the First Priority Documents and this Agreement; and

(iv)	it will not seek, and hereby waives any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral.
4.3    Reserved.
4.4    Cooperation. The Second Priority Representative agrees that it shall, at the sole cost and expense of the First Priority Secured Parties, take such actions as the First Priority Representative shall reasonably request in writing in connection with the exercise by the First Priority Secured Parties of their rights set forth herein.
4.5    No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 4.6, if any First Priority Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party. In addition, and without limiting the first sentence of this Section or the provisions of Section 4.6, any Loan Party may enforce any provision of this Agreement with the prior written consent of the First Priority Representative.
4.6    Actions Upon Breach. If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Common Collateral, then unless the First Priority Representative shall object in writing, such Loan Party, as applicable, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party, as applicable.
(a)    Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including any attempt to realize upon or enforce any remedy with respect to the Common Collateral in a manner contrary to this Agreement), or fail to take any action expressly required by this Agreement to be taken by such Second Priority Secured Party, any First Priority Secured Party (in its own name or in the name of the relevant Loan Party, as applicable), the relevant Loan Party, as applicable, may obtain relief against such Second

Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each Second Priority Secured Party that (i) the First Priority Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party hereby waives (to the extent it may lawfully do so) any defense such Second Priority Secured Parties may have that the Loan Parties and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.
4.7    Option to Purchase. The First Priority Representative agrees that the Second Priority Secured Parties shall, at all times, have the option, but in no event the obligation, by no less than five Business Days’ irrevocable written notice (the Purchase Notice), to purchase all (but not less than all) of the First Priority Obligations from the First Priority Secured Parties in the manner provided in the balance of this Section 4.7. If the Second Priority Representative so delivers the Purchase Notice, the First Priority Representative shall terminate any existing Enforcement Actions and shall not take any further Enforcement Actions; provided, that the Purchase (as defined below) shall have been consummated on the date specified in the Purchase Notice in accordance with this Section 4.7.
(a)    On the date specified by the Second Priority Representative in the Purchase Notice (which shall be a Business Day not less than five Business Days, nor more than ten Business Days, after receipt by the First Priority Representative of the Purchase Notice), the First Priority Secured Parties shall, subject to any required approval of any court or other governmental authority then in effect, sell to the Second Priority Secured Parties desiring to purchase all of the First Priority Obligations (in such capacity, the Purchasing Party), and the Purchasing Party shall purchase (the Purchase) from the First Priority Secured Parties, the First Priority Obligations; provided, that the First Priority Obligations purchased shall not include any rights of First Priority Secured Parties with respect to indemnification and other obligations of the Loan Parties under the First Priority Documents that are expressly stated to survive the termination of the First Priority Documents (the Surviving Obligations).
(b)    Without limiting the obligations of the Loan Parties under the First Priority Documents to the First Priority Secured Parties with respect to the Surviving Obligations (which shall not be transferred in connection with the Purchase), on the date of the Purchase, the Purchasing Party shall (i) pay to the First Priority Secured Parties as the purchase price (the Purchase Price) therefor the full amount of all First Priority Obligations then outstanding and unpaid (including principal, accrued and unpaid interest at the contract rate, fees, breakage costs, attorneys’ fees and expenses), (ii) furnish cash collateral (the Cash Collateral) to the First Priority Secured Parties in such amounts as the relevant First Priority Secured Parties determine is reasonably necessary to secure the First Priority Obligations owing to such First Priority Secured Parties in connection with any outstanding letters of credit (not to exceed 105% of the aggregate undrawn face amount of such letters of credit) and First Priority Obligations owing in connection with Secured Cash Management Agreements (as defined in the Existing First Priority Agreement as in effect on the date hereof), in each case in this clause (ii), pursuant to the First Priority Agreement (as in effect on the date hereof), (iii) agree to reimburse the First Priority Secured Parties for any loss, cost, damage or expense (including attorneys’ fees and expenses) in connection with any fees, costs or expenses related to any checks or other payments provisionally credited to the First Priority Obligations or as to which the First Priority Secured Parties have not yet received final payment and (iv) agree, after written request from the First Priority Representative, to reimburse the First Priority Secured Parties in respect of indemnification obligations of the Loan Parties under the First Priority Documents as to matters or circumstances known to the Purchasing Party at the time of the Purchase which could reasonably be expected to result in any loss, cost, damage or expense to any of the First Priority Secured Parties, provided that in no event shall the Purchasing Party have any liability for such amounts in excess of proceeds of Common Collateral actually received by the Purchasing Party.
(c)    The Purchase Price and Cash Collateral shall be remitted by wire transfer in immediately available funds to such account of the First Priority Representative as it shall designate to the Purchasing Party. The First Priority Representative shall, promptly following its receipt thereof, distribute the amounts received by it in respect of the Purchase Price to the First Priority Secured Parties in accordance with the First Priority Agreement. Interest shall be calculated to but excluding the day on which the Purchase occurs if the amounts so paid by the Purchasing Parties to the account designated by the First Priority Representative are received in such account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such day if the amounts so paid by the Purchasing Parties to the account designated by the First Priority Representative are received in such account later than 12:00 noon, New York City time.
(d)    After the closing of the Purchase, the Purchasing Party may request that the First Priority Representative immediately resign as administrative agent and, if applicable, collateral agent under the First Priority Loan Documents, and the First Priority Representative will immediately resign if so requested. Upon such resignation, a new administrative agent and, if applicable, a new collateral agent may be elected or appointed in accordance with the First Priority Loan Documents.
(e)    The Purchase shall be made without representation or warranty of any kind by the First Priority Secured Parties as to the First Priority Obligations, the Common Collateral or otherwise and without recourse to the First Priority Secured Parties, except that each First Priority Secured Party shall represent and warrant: (i) the amount of the First Priority Obligations being purchased from such First Priority Secured Party, (ii) that such First Priority Secured Party owns, beneficially and of record, the First Priority Obligations being purchased from it, free and clear of any Liens, and (iii) that such First Priority Secured Party has the right to assign the First Priority Obligations being purchased from it and the assignment is duly authorized.
4.8    Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement (but subject to Section 4.2(b)), each Second Priority Secured Party may exercise rights and remedies available to unsecured creditors against the Loan Parties in accordance with the terms of the Second Priority Documents and applicable law, in each case not inconsistent with the terms of this Agreement and to the extent such rights and remedies have not been limited in respect of Second Priority Secured Parties’ rights as a secured creditor; provided that in the event that any Second Priority Secured Party becomes a judgment Lien creditor in respect of the Common Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Priority Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as other Liens securing the Second Priority Obligations are subject to the terms of this Agreement.

5.	APPLICATION OF PROCEEDS OF COMMON COLLATERAL; DISPOSITIONS AND RELEASES; INSPECTION AND INSURANCE

5.1    Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including any interest earned thereon) resulting from any Enforcement Action relating to the Common Collateral, whether such proceeds resulted from an Enforcement Action, an Insolvency Proceeding or otherwise, and any and all amounts received in violation of the subordination provisions set forth in Section 2.1 hereof, shall be distributed as follows: first to the First Priority Representative for application to the First Priority Obligations (other than any Excess First Priority Obligations) in accordance with the terms of the First Priority Documents, until the First Priority Obligations Termination Date has occurred, second, to the Second Priority Representative for application to the Second Priority Obligations (other than any Excess Second Priority Obligations) in accordance with the terms of the Second Priority Documents until the Second Priority Obligations Termination Date has occurred, third, to the First Priority Representative for application to the Excess First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred, and fourth, to the Second Priority Representative for application in accordance with the terms of the Second Priority Documents. Any Common Collateral, including any such Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party, or, as the case may be, any First Priority Secured Party, in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Representative, for the benefit of the First Priority Secured Parties, or, as the case may be, the Second Priority Representative, for the benefit of the Second Priority Secured Parties, in each case, in the same form as received, with any necessary endorsements, and (i) each of the Second Priority Secured Parties hereby authorizes the First Priority Representative to make any such endorsements as agent for such Second Priority Secured Party and (ii) each of the First Priority Secured Parties hereby authorizes the Second Priority Representative to make any such endorsements as agent for such First Priority Secured Party (in each case, which authorization, being coupled with an interest, is irrevocable). For purposes of this Agreement, each of the Second Priority Secured Parties agrees that in an Insolvency Proceeding of the Borrower or any Loan Party, any debt or equity securities issued or to be issued by the reorganized or liquidating Borrower or any reorganized or liquidating Loan Party that is allocated to the Second Priority Representative on account of the Second Priority Obligations in a plan of reorganization or liquidation shall be deemed to be proceeds of Common Collateral that are subject to the turnover provisions of this Section 5.1.
5.2    Releases of Second Priority Lien. Upon any release, sale or disposition of Common Collateral permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Common Collateral (and in the case of any such release, sale or disposition of all or substantially all of the equity interests of any Loan Party (other than the Borrower) that has guaranteed any First Priority Obligations, the guaranty of such Loan Party (other than the Borrower) (and, if all or substantially all of the equity interests of any of its Subsidiaries constituting Common Collateral are, directly or indirectly, released, sold or disposed of, such Subsidiaries) in respect of the First Priority Obligations (excluding any sale or other disposition that is not permitted by the Second Priority Agreement as in effect on the date hereof unless such sale or disposition is consummated (i) in connection with an Enforcement Action, (ii) pursuant to Section 363 of the Bankruptcy Code (or any comparable provision of any other applicable Debtor Relief Law) after the institution of any Insolvency Proceeding or (iii) by any Loan Party, with the consent of the First Priority Representative, after the occurrence and during the continuance of any Event of Default under, and as defined in, the First Priority Agreement as in effect on the date hereof), (A) the Second Priority Lien on such Common Collateral (excluding any proceeds of such Common Collateral), (and in the case of any such release, sale or disposition of all or substantially all of the equity interests of any Loan Party (other than the Borrower) that has guaranteed any Second Priority Obligations, the guaranty of such Loan Party (other than the Borrower) (and, if all or substantially all of the equity interests of any of its Subsidiaries constituting Common Collateral are, directly or indirectly, released, sold or disposed of, such Subsidiaries) in respect of the Second Priority Obligations, shall be automatically and unconditionally released with no further consent or action of any Person, and (B) the Second Priority Secured Parties shall be deemed to have consented under the Second Priority Documents to such release, sale or disposition of such Common Collateral, (and in the case of any such release, sale or disposition of all or substantially all of the equity interests of any Loan Party (other than the Borrower) that has guaranteed any Second Priority Obligations, the guaranty of such Loan Party (other than the Borrower) (and, if all or substantially all of the equity interests of any of its Subsidiaries constituting Common Collateral are, directly or indirectly, released, sold or disposed of, such Subsidiaries) in respect of the Second Priority Obligations, and to have waived the provisions of the Second Priority Documents to the extent necessary to permit such release, sale or disposition (and in the case of any release, sale or disposition of all or substantially all of the equity interests of any Loan Party (other than the Borrower) that has guaranteed any Second Priority Obligations, the guaranty of such Loan Party (other than the Borrower) (and, if all or substantially all of the equity interests of any of its Subsidiaries are, directly or indirectly, released, sold or disposed of, such Subsidiaries) in respect of the Second Priority Obligations; provided that the proceeds of such Common Collateral are applied in accordance with Section 5.1.
(a)    The Second Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Priority Representative shall reasonably request in writing to evidence any release of the Second Priority Lien or any release of the applicable Loan Party guarantor of its guaranty of the Second Priority Obligations, in each case as provided in paragraph (a) of this Section 5.2. The Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this Section 5.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 5.2, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
(b)    In the case of any release, sale or disposition of Common Collateral permitted pursuant to the terms of the First Priority Documents that results in (i) the release of the First Priority Lien on any Common Collateral and/or the release of any guaranty of the First Priority Obligations and (ii) pursuant to Section 5.2(a), the release of any Second Priority Lien on such Common Collateral and/or the release of any guaranty of the Second Priority Obligations, the First Priority Representative shall take reasonable care to obtain a fair market price in the prevailing market conditions (though the First Priority Representative shall have no obligation to postpone any such disposal in order to achieve a higher price).
5.3    Inspection Rights and Insurance. Any First Priority Secured Party and its representatives may at any time inspect, repossess, remove and otherwise deal with the Common Collateral to the extent permitted in accordance with the terms of the First Priority Documents, and the First Priority Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.
(a)    Proceeds of Common Collateral include insurance proceeds in respect of such Common Collateral and therefore the lien priorities provided in Section 3.1 shall govern the ultimate disposition of casualty insurance proceeds. The First Priority Representative and Second Priority Representative are to be named as additional insureds and loss payees with respect to all insurance policies relating to Common Collateral to the extent required in the First Priority Documents and the Second Priority Documents, as applicable. At all times during an Exclusive Enforcement Period, the First Priority Representative shall have the sole and exclusive right, as against the Second Priority Representative, to adjust or settle any insurance claims in the event of any covered loss, theft or destruction of Common Collateral to the extent provided for, and in accordance with, the First Priority Agreements. To the extent provided in the applicable First Priority Documents or Second Priority Documents, as the case may be, all proceeds of such insurance shall be remitted to the First Priority Representative or the Second Priority Representative, as the case may be, and each of the Second Priority Representative and First Priority Representative shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 5.1.
5.4    Releases of Other Obligations. Upon any sale of any Common Collateral in connection with an Enforcement Action or after the institution of any Insolvency Proceeding (a Distressed Disposal), the First Priority Representative is irrevocably authorized (i) if the asset which is disposed of consists of all or substantially all of the shares in the capital of a Loan Party, to release (x) that Loan Party and, if all or substantially all of the shares in the capital of any of its Subsidiaries is disposed of, such Subsidiary, from all or any part of the Other Obligations and (y) any other claims of another Loan Party or a non-Loan Party affiliate over that Loan Party’s assets and/or over the assets of that Subsidiary, on behalf of the relevant First Priority Creditors, Second Priority Representative and Loan Parties, (ii) if the asset which is disposed of consists of all or substantially all of the shares in the capital of any Loan Party and the First Priority Representative decides to dispose of all or any part of the Loan Party Liabilities owed by that Loan Party or, if all or substantially all of the shares in the capital of any of its Subsidiaries is disposed of, such Subsidiary, to execute and deliver or enter into any agreement to dispose of all or part of those Loan Party Liabilities on behalf of, in each case, the relevant First Priority Creditors, Second Priority Representative and the Loan Parties or (iii) if the asset which is disposed of consists of all or substantially all of the shares in the capital of a Loan Party (the Disposed Loan Party) and the First Priority Representative decides to transfer to another Loan Party (the Receiving Loan Party) all or any part of the Disposed Loan Party’s obligations or, if all or substantially all of the shares in the capital of any of its Subsidiaries is disposed of, any obligation of such Subsidiary of the Disposed Loan Party in respect of the Loan Party Liabilities, to execute and deliver or enter into any agreement to: (A) agree to the transfer of all or part of the obligations in respect of those Loan Party Liabilities on behalf of the relevant Loan Parties to which those obligations are owed and on behalf of the Loan Parties which owe those obligations and (B) to accept the transfer of all or part of the obligations in respect of those Loan Party Liabilities on behalf of the Receiving Loan Party or Receiving Loan Parties to which the obligations in respect of those Loan Party Liabilities to be transferred.
(a)    The Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this Section 5.4, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 5.4, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

6.	INSOLVENCY PROCEEDINGS
6.1    Filing of Motions. During an Exclusive Enforcement Period, each of the Second Priority Secured Parties agrees that it shall not, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case that (a) violates, or is prohibited by, this Section 6 (or, in the absence of an Insolvency Proceeding, that otherwise would violate or be prohibited by this Agreement), (b) asserts any right, benefit or privilege that arises in favor of any Second Priority Secured Party, in whole or in part, as a result of its interest in the Common Collateral (unless the assertion of such right is expressly permitted by this Agreement) or (c) challenges the validity, priority, enforceability or voidability of any Liens or claims held by the First Priority Representative or any other First Priority Secured Party, or the extent to which the First Priority Obligations constitute secured claims or the value thereof under Section 506(a) of the Bankruptcy Code or otherwise; provided that any Second Priority Secured Party may (i) file a proof of claim in an Insolvency Proceeding, (ii) vote on any plan of reorganization (except with respect to the Second Priority Subordinated Obligations), (iii) file any necessary responsive or defensive pleadings in opposition to any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of any claims of the Second Priority Representative, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Second Priority Secured Parties imposed hereby, (iv) bid for and purchase First Priority Collateral or Second Priority Collateral at any private or judicial foreclosure sale thereof, including by credit bidding all or a portion of the Second Priority Obligations; provided that any such credit bid submitted on account of Second Priority Obligations provides for the payment in full in cash in immediately available funds of the First Priority Obligations (other than any Excess First Priority Obligations) and (v) subject to Section 2.1(b)(iv)(B), accelerate the Second Priority Obligations. The First Priority Representative agrees on behalf of itself and the other First Priority Secured Parties that no First Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case that challenges the validity, priority, enforceability or voidability of any Liens or claims held by any Second Priority Secured Party, or the extent to which the Second Priority Obligations constitute secured claims or the value thereof under Section 506(a) of the Bankruptcy Code or otherwise.
6.2    Financing Matters. If any Loan Party becomes subject to any Insolvency Proceeding at any time during an Exclusive Enforcement Period, and if the First Priority Representative or the other First Priority Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, DIP Financing), then each of the Second Priority Secured Parties agrees that it (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 6.4 below, (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens (i) to such DIP Financing on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the First Priority Secured Parties and (iii) to any “carve-out” agreed to by the First Priority Representative or the other First Priority Secured Parties, and (d) agrees that notice received two calendar days prior to the entry of an interim order approving such usage of cash collateral or approving such financing shall be adequate notice and that notice received 15 calendar days prior to a hearing to approve DIP Financing or use of cash collateral on a final basis shall be adequate; provided that (A) the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount the pre-petition First Priority Obligations does not exceed the Maximum First Priority Principal Amount, (B) the DIP Financing does not compel any Loan Party to seek confirmation of a specific plan of reorganization, (C)

the DIP Financing does not expressly require the liquidation of collateral prior to a default under the DIP Financing, and (D) the interest rate, fees and other terms of the DIP Financing are commercially reasonable.
6.3    Relief From the Automatic Stay. Each of the Second Priority Secured Parties agrees that prior to the First Priority Obligations Termination Date, none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Representative unless the First Priority Representative or any of the First Priority Secured Parties have concurrently sought relief from the automatic stay or from any other stay in any Insolvency Proceeding and such Second Priority Secured Party is not seeking relief from the automatic stay or from any other stay in any Insolvency Proceeding in order to take any Enforcement Action in any manner in violation of or otherwise inconsistent with the provisions of this Agreement.
6.4    Adequate Protection. Each of the Second Priority Secured Parties agrees that, prior to the First Priority Obligations Termination Date, it shall not object, contest, or support any other Person objecting to or contesting, (a) any request by the First Priority Representative or the other First Priority Secured Parties for adequate protection of its interest in the Common Collateral or any adequate protection provided to the First Priority Representative or the other First Priority Secured Parties, (b) any objection by the First Priority Representative or any other First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection in the Common Collateral or (c) the payment of interest, fees, expenses or other amounts to the First Priority Representative or any other First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Each of the Second Priority Secured Parties further agrees that, prior to the First Priority Obligations Termination Date, it shall not assert or enforce any claim under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the First Priority Liens for costs or expenses of preserving or disposing of any Common Collateral. Notwithstanding anything to the contrary set forth in this Section, but subject to all other provisions of this Agreement (including Section 6.3), in any Insolvency Proceeding, if the First Priority Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral (with replacement Liens on such additional collateral) and/or superpriority claims in connection with any DIP Financing or use of cash collateral with respect to the Common Collateral, and the Second Priority Secured Parties do not object to the adequate protection being provided to the First Priority Secured Parties, then in connection with any such DIP Financing or use of cash collateral each of the Second Priority Secured Parties may, as adequate protection of its interests in the Common Collateral, seek or accept (and the First Priority Representative and the First Priority Secured Parties shall not object to) adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the First Priority Obligations and such DIP Financing on the same basis as the other Second Priority Liens on the Common Collateral are so subordinated to the First Priority Obligations under this Agreement and/or (y) superpriority claims junior in all respects to the superpriority claims granted to the First Priority Secured Parties; provided, however, that the inability of the Second Priority Secured Parties to receive any such junior replacement Lien or junior superpriority claims shall not affect the agreements and waivers set forth in this Section 6.4; provided, further, that the Second Priority Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, in any stipulation and/or order granting such adequate protection, that, such junior superpriority claims in excess of $3,000,000 may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims.
6.5    Avoidance Issues. If any First Priority Secured Party or any Second Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party any amount (a Recovery), whether received as proceeds of security, enforcement of any right of set-off or otherwise, because such amount was avoided or ordered to be paid or disgorged for any reason, including because it was found to be a fraudulent or preferential transfer, then the First Priority Obligations or Second Priority Obligations, as applicable, shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Termination Date, First Priority Obligations Payment Date, Second Priority Obligations Termination Date or the Second Priority Obligations Payment Date, as applicable, shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each of the Second Priority Secured Parties agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
6.6    Asset Dispositions in an Insolvency Proceeding. In an Insolvency Proceeding, the Second Priority Secured Parties shall not oppose any sale or disposition of any assets of any Loan Party that is supported by the First Priority Representative (or the requisite First Priority Secured Parties under the First Priority Agreement), and the Second Priority Secured Parties will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise), to any sale or disposition supported by the First Priority Secured Parties and to have released their Liens on such assets; provided that (a) the Liens of the Second Priority Secured Parties attach to the net proceeds of such sale or disposition with the same priority as the Liens held by the Second Priority Secured Parties on such assets and the Liens remain subject to the terms of this Agreement and (b) the net proceeds of such sale or disposition are applied in accordance with Section 5.1.
6.7    Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Security Documents and the Second Priority Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the First Priority Obligations and the Second Priority Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Second Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the Second Priority Secured Parties hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against Parent and the Loan Parties in respect of the Common Collateral, with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Second Priority Secured Parties. Each of the Second Priority Secured Parties hereby acknowledges and agrees to turn over to the First Priority Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.
6.8    Appointment of First Priority Representative as Agent. In connection with an Insolvency Proceeding for the Borrower or any Loan Party, solely with respect to the Second Priority Subordinated Obligations, each of the Second Priority Secured Parties hereby appoints First Priority Representative as its agent and attorney-in-fact with full irrevocable power of attorney in the place and stead of each of the Second Priority Secured Parties and in the name of each of the Second Priority Secured Parties or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this Section 6.8 to (i) file proofs of claims and any necessary amendments thereto with respect to the Second Priority Subordinated Obligations, (ii) enter into any settlement, compromise or other modification with respect to the Second Priority Subordinated Obligations with the Borrower or any other Loan Party, and (iii) vote on behalf of each of the Second Priority Secured Parties with respect to any claim on account of the Second Priority Subordinated Obligations under any plan of reorganization for the Borrower or any other Loan Party, whether such plan is sponsored by the Borrower, another Loan Party or a third party in interest. Nothing contained in this Section 6.8 shall affect the rights of the Second Priority Secured Parties with respect to the Second Priority Obligations (other than the Second Priority Subordinated Obligations).
6.9    No Waivers of Rights of First Priority Secured Parties. Nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party not expressly permitted hereunder, including the seeking by any Second Priority Secured Party of adequate protection (except as provided in Section 6.4).
6.10    [Reserved].

6.11    Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

7.	SECURITY DOCUMENTS; AMENDMENTS TO FIRST PRIORITY DOCUMENTS; AMENDMENTS TO SECOND PRIORITY DOCUMENTS
7.1    Security Documents.
(a)    Each Loan Party and the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Second Priority Documents in violation of this Agreement.
(b)    Each Loan Party and the First Priority Representative, on behalf of itself and the First Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents in violation of this Agreement.
(c)    In the event the First Priority Representative enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Common Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Security Document without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Second Priority Agreements), (i) no such amendment, waiver or consent shall have the effect of releasing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted or required by Section 5.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents without the consent of the Second Priority Representative, (iii) no such amendment, waiver or consent with respect to any provision applicable to the rights, interests or obligations of the Second Priority Secured Parties under the Second Priority Documents shall be made without the prior written consent of the Second Priority Representative and (iv) notice of such amendment, waiver or consent shall be given to the Second Priority Representative no later than 20 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

7.2    Amendments to First Priority Documents. The First Priority Secured Parties may at any time and from time to time and without consent of or notice to the Second Priority Secured Parties, without incurring any liability to the Second Priority Secured Parties and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, modify, supplement, substitute, renew, replace or refinance any or all of the First Priority Documents; provided that without the prior written consent of the Second Priority Representative, the First Priority Secured Parties shall not amend, restate, modify, supplement, substitute, renew, replace of refinance any or all of the First Priority Documents to:
(a)    increase the all-in interest rate (including original issue discount and upfront fees (in each case, based on a four-year average life to maturity), increases to any “Applicable Rate”, applicable margin or similar component or by modifying the calculation of interest, including interest rate floors, but excluding fluctuations in the underlying rate indices and the imposition of a default rate of up to 2.0% per annum) on the First Priority Obligations by an amount greater than 2.0% per annum on a weighted average basis above the all-in interest rate on the First Priority Obligations as in effect on the date hereof,
(b)    cause the aggregate principal amount of First Priority Obligations (including the undrawn portion of any commitment (if any) and the aggregate face amount of any letters of credit or similar financial accommodation issued and outstanding) to exceed the Maximum First Priority Principal Amount, or
(c)    contravene the provisions of this Agreement.
7.3    Amendments to Second Priority Documents. The Second Priority Secured Parties may at any time and from time to time and without consent of or notice to the First Priority Secured Parties, without incurring any liability to the First Priority Secured Parties and without impairing or releasing any rights or obligations hereunder or otherwise, amend, restate, modify, supplement, substitute, renew, replace or refinance any or all of the Second Priority Documents; provided that without the prior written consent of the First Priority Representative, the Second Priority Secured Parties shall not amend, restate, modify, supplement, substitute, renew, replace or refinance any or all of the Second Priority Documents to:

(a)
increase the all-in interest rate (including original issue discount and upfront fees (in each case, based on a four-year average life to maturity), increases to any “Applicable Rate”, applicable margin or similar component or by modifying the calculation of interest, including interest rate floors, but excluding fluctuations in the underlying rate indices and the imposition of a default rate of up to 2.0% per annum) on the Second Priority Obligations by an amount greater than 2.0% per annum on a weighted average basis above the all-in interest rate on the Second Priority Obligations as in effect on the date hereof,

(b)	cause the aggregate principal amount of Second Priority Obligations (including the undrawn portion of any commitment (if any)) to exceed the Maximum Second Priority Principal Amount,

(c)	shorten the scheduled final maturity or weighted average life to maturity of the Second Priority Obligations,

(d)
modify or add any express limitation to the making of any payment or optional or mandatory prepayment under the First Priority Documents that would otherwise be permitted under the Second Priority Documents as in effect on the date hereof,

(e)	change or add any mandatory prepayment of the Second Priority Obligations in any manner adverse to the First Priority Secured Parties,

(f)
change or add any affirmative covenant, negative covenant, financial covenant or event of default in any Second Priority Document as in effect on the date hereof in a manner adverse to the Loan Parties or the First Priority Secured Parties taken as a whole with all such changes; provided that no prior written consent of the First Priority Representative shall be required to amend, restate, modify, supplement, substitute or replace any affirmative covenant, negative covenant, financial covenant or event of default in any Second Priority Documents to maintain a 20% cushion with the corresponding affirmative covenant, negative covenant, financial covenant or event of default, as the case may be, in any First Priority Document.

(g)	contravene the provisions of this Agreement.

8.	RELIANCE; WAIVERS; ETC.
8.1    Reliance. All extensions of credit under the First Priority Documents made after the date hereof are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Representative, on behalf of the Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Second Priority Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Representative, on behalf of itself and the other First Priority Secured Parties, expressly waives all notices of the acceptance of and reliance on this Agreement by the Second Priority Secured Parties.
8.2    No Warranties or Liability. The Second Priority Representative and the First Priority Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

8.3    No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.
8.4    Confidential Information.
(a)    The Second Priority Representative acknowledges and understands that the First Priority Representative may possess material nonpublic information regarding the Borrower and Loan Parties that may not be known to the Second Priority Representative and that may impact the creditworthiness of the Borrower and Loan Parties, including, without limitation, information received from the Borrower and Loan Parties on a confidential basis (the “Information”). The Second Priority Representative understands, based on its experience, the disadvantage to which it may be subject due to its decision not to avail itself of the Information. Notwithstanding the resulting disparity of information between the First Priority Representative and the Second Priority Representative, the Second Priority Representative has deemed it appropriate to enter into this Agreement. The Second Priority Representative hereby agrees that the First Priority Representative, in its capacity as the First Priority Representative and as a First Priority Secured Party, shall have no liability to any of the Second Priority Secured Parties whatsoever due to or in connection with the First Priority Representative’s use or non-disclosure of the Information or otherwise as a result of entry into this Agreement and hereby irrevocably waives any claim that it might have based on the failure of the First Priority Representative to disclose the Information.
(b)    The First Priority Representative acknowledges and understands that the Second Priority Representative may possess material nonpublic information regarding the Borrower and Loan Parties that may not be known to the First Priority Representative and that may impact the creditworthiness of the Borrower and Loan Parties, including, without limitation, the Information. The First Priority Representative understands, based on its experience, the disadvantage to which it may be subject due to its decision not to avail itself of the Information. Notwithstanding the resulting disparity of information between the Second Priority Representative and the First Priority Representative, the First Priority Representative has deemed it appropriate to enter into this Agreement. The First Priority Representative hereby agrees that the Second Priority Representative, in its capacity as the Second Priority Representative and as a Second Priority Secured Party, shall have no liability to any of the First Priority Secured Parties whatsoever due to or in connection with the Second Priority Representative’s use or non-disclosure of the Information or otherwise as a result of entry into this Agreement and hereby irrevocably waives any claim that it might have based on the failure of the Second Priority Representative to disclose the Information.

9.	OBLIGATIONS UNCONDITIONAL
9.1    First Priority Obligations Unconditional. All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Second Priority

Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:
(a)    any lack of validity or enforceability of any First Priority Document;
(b)    any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document, in each case, permitted hereunder;
(c)    prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof, in each case, permitted hereunder; or
(d)    any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the First Priority Obligations, or any Second Priority Secured Party, or any Loan Party, to the extent applicable, in respect of this Agreement (other than the occurrence of the First Priority Obligations Payment Date).
9.1    Second Priority Obligations Unconditional. All rights and interests of the Second Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:
(a)    any lack of validity or enforceability of any Second Priority Document;
(b)    any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document, in each case, permitted hereunder;
(c)    any exchange, release, voiding, avoidance or non perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof, in each case, permitted hereunder; or
any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Second Priority Obligations or any First Priority Secured Party, or any Loan Party, to the extent applicable, in respect of this Agreement.

10.	MISCELLANEOUS

10.1    Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the parties hereto acknowledge that the terms of this Agreement are not intended to and shall not, as between (i) the Loan Parties and (ii) the Secured Parties, negate, impair, waive or cancel any rights granted to, or create any liability or obligation of, any Loan Party in the First Priority Documents and the Second Priority Documents or impose any additional obligations on the Loan Parties (other than as expressly set forth herein).
10.2    Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligation Payment Date shall have occurred subject to the reinstatement as expressly set forth herein. This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, the Borrowers or any other Loan Party on the faith hereof.
10.3    Amendments; Waivers. No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by (i) the First Priority Representative (in accordance with the First Priority Agreement) and the Second Priority Representative (in accordance with the Second Priority Agreement) with respect to any amendment or modification, and (ii) the Loan Parties, solely with respect to (x) any amendments or modifications of Sections 6.2, 10.1, 10.2, 10.3, 10.5, 10.6, 10.7, 10.12, or 10.13, or (y) any amendments or modifications that materially and adversely reduces the rights of the Loan Parties or that directly and adversely increases the obligations on the Loan Parties. In addition, each waiver, if any, with respect to any aspect of this Agreement shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.
(a)    It is understood that this Agreement may be amended from time to time at the request of the Borrower, at the Borrower’s sole expense, without the consent of the First Priority Representative, Second Priority Representative, or any other First Priority Secured Party or any other Second Priority Secured Party to add other parties holding additional Indebtedness or obligations that constitute First Priority Obligations including in connection with a refinancing or replacement, in whole or in part, of the First Priority Obligations (Additional First Priority Debt) or Second Priority Obligations (Additional Second Priority Debt) (or any agent or trustee thereof) in each case to the extent such Indebtedness or obligation is permitted to be incurred by (i) the First Priority Agreement and Second Priority Agreement then extant and (ii) this Agreement.
(b)    If at any time in connection with or after the discharge of all First Priority Obligations, Borrower enters into any replacement First Priority Agreement secured by all or a portion of the First Priority Collateral on a first-priority basis, then such prior discharge of First Priority Obligations shall automatically be deemed not to have occurred for the purposes of this Agreement, and the obligations under such replacement First Priority Agreement shall automatically be treated as First Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of the First Priority Collateral (or such portion thereof) set forth therein. The termination of the Existing First Priority Agreement in connection with any such replacement shall not be deemed to be the First Priority Obligations Payment Date.
10.4    Information Concerning Financial Condition of the Borrower and the Loan Parties. Neither the Second Priority Representative nor the First Priority Representative hereby assumes responsibility for keeping each other informed of the financial condition of any of the Loan Parties and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. The Second Priority Representative and the First Priority Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Priority Representative or the First Priority Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide or update any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information. Neither the First Priority Representative nor the Second Priority Representative shall have any responsibility to monitor or verify the financial condition of any of the Loan Parties.
10.5    Governing Law. This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.
10.6    Submission to Jurisdiction. The First Priority Representative, on behalf of itself and the other First Priority Secured Parties, and the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the Loan Parties hereby agree that each First Priority Secured Party, each Second Priority Secured Party and each Loan Party shall irrevocably and unconditionally submit, for itself and its property, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof (except that, (x) in the case of any mortgage or other security document, proceedings may also be brought by the Administrative Agent or collateral agent in the state in which the respective mortgaged property or collateral is located or any other relevant jurisdiction and (y) in the case of any bankruptcy, insolvency or similar proceedings with respect to Parent or any Loan Party, actions or proceedings related to this Agreement and the other Loan Documents may be brought in such court holding such bankruptcy, insolvency or similar proceedings), in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment with respect to this Agreement, and the First Priority Representative, on behalf of itself and the other First Priority Secured Parties, and the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the Loan Parties hereby irrevocably and unconditionally agree that all of their respective claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. The First Priority Representative, on behalf of itself and the other First Priority Secured Parties, and the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the Loan Parties hereby further agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any First Priority Secured Party or any Second Priority Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.
(a)    Each of the First Priority Representative, on behalf of itself and the other First Priority Secured Parties, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the Loan Parties hereby irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in the first sentence of paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.
(b)    (c)    Each of the First Priority Representative, on behalf of itself and the other First Priority Secured Parties, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the Loan Parties hereby irrevocably consent to service of process in the manner provided for notices in Section 10.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
10.7    Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or three Business Days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
10.8    Successors and Assigns.
(a)    This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and permitted assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.

(b)    It shall be a condition to any assignment by any Second Priority Secured Party of all or part of the interests under the Second Priority Agreement that each such assignee acknowledge and agree in a writing in form and substance acceptable to the First Priority Representative to be bound the provisions and obligations incumbent upon the Second Priority Secured Parties under this Agreement.
(c)    It shall be a condition to any assignment by any First Priority Secured Party of all or part of the interests under the First Priority Agreement that each such assignee acknowledge and agree in a writing in form and substance acceptable to the Second Priority Representative to be bound the provisions and obligations incumbent upon the First Priority Secured Parties under this Agreement.
10.9    Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
10.10    Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to either party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties hereto as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations or reciprocal obligations of the parties hereto or the practical realization of the benefits that would otherwise be conferred upon the parties hereto. The parties hereto will endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.
10.11    Counterparts; Integration; Effectiveness. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrower, the First Priority Representative and the Second Priority Representative. This Agreement shall become effective when it shall have been executed by each party hereto.
10.12    Waiver of Jury Trial. EACH OF THE FIRST PRIORITY REPRESENTATIVE, ON BEHALF OF ITSELF AND THE OTHER FIRST PRIORITY SECURED PARTIES, THE SECOND PRIORITY REPRESENTATIVE, ON BEHALF OF ITSELF AND THE OTHER SECOND PRIORITY SECURED

PARTIES, PARENT, THE LOAN PARTIES, AND EACH OTHER PARTY HERETO, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.
10.13    Additional Loan Parties. Each Person that becomes a Loan Party after the date hereof shall become a party to this Agreement upon execution and delivery by such Person of an Assumption Agreement in the form of Annex 1 to this Agreement.
10.14    No Liability for Action or Inaction. Notwithstanding anything to the contrary herein, (i) the First Priority Representative shall not be liable for any action or inaction by any other First Priority Secured Party in connection with such First Priority Secured Party’s failure to comply with its obligations under this Agreement and (ii) the Second Priority Representative shall not be liable for any action or inaction by any other Second Priority Secured Party in connection with such Second Priority Secured Party’s failure to comply with its obligations under this Agreement.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A.,
as First Priority Representative for and on behalf of the First Priority Secured Parties
By:________________________________
Name:
Title:
Address for Notices:
Attention:
Facsimile No.:

LIGHTSHIP CAPITAL, LLC,
as Second Priority Representative for and on behalf of the Second Priority Secured Parties
By:________________________________
Name:
Title:
Address for Notices:
Attention:
Facsimile No.:

BABCOCK & WILCOX ENTERPRISES, INC.,
As Borrower
By:________________________________
Name:
Title:
Address for Notices:
Attention:
Facsimile No.:

[OTHER LOAN PARTIES]
By:________________________________
Name:
Title:
Address for Notices:
Attention:

ANNEX 1 TO
SUBORDINATION AND INTERCREDITOR AGREEMENT
ASSUMPTION AGREEMENT, dated as of [________________], 20[_], made by [Name of Loan Party] (the “New Loan Party”), with respect to the Subordination and Intercreditor Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in the Subordination and Intercreditor Agreement.
W I T N E S S E T H:
WHEREAS Bank of America, N.A., Lightship Capital LLC, Borrower and the Loan Parties signatory thereto have entered into the Subordination and Intercreditor Agreement, dated as of [____], 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”); and
WHEREAS, the New Loan Party desires to become a party to the Agreement in accordance with Section 10.13 of the Agreement;
NOW, THEREFORE, IT IS AGREED:
1.Agreement. By executing and delivering this Assumption Agreement, the New Loan Party hereby becomes a party to the Agreement as a Loan Party thereunder and, without limiting the foregoing, hereby expressly assumes all obligations and liabilities of a Loan Party thereunder.
2.Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have caused this Assumption Agreement to be duly executed and delivered as of the date first written above.

[NEW LOAN PARTY]
By:________________________________
Name:
Title:
Address for Notices:
Attention:
Facsimile No.: